UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

WW INTERNATIONAL, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WW INTERNATIONAL, INC.

675 Avenue of the Americas, 6th Floor

New York, New York 10010

Corporate Website: corporate.ww.com

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 10, 2022

The 2022 Annual Meeting of Shareholders of WW International, Inc. (the “Company”) will be held on Tuesday, May 10, 2022 at 10:00 a.m. Eastern Time (the “2022 Annual Meeting”). The 2022 Annual Meeting will be a virtual meeting of shareholders. You will not be able to physically attend the 2022 Annual Meeting. You will be able to attend the 2022 Annual Meeting via live audio webcast by visiting www.meetnow.global/M7HCYZV, as well as vote your shares electronically and submit your questions electronically during the meeting. To attend and participate in the virtual 2022 Annual Meeting, including voting your shares at and submitting your questions during such meeting, you must have your 15-Digit Control Number assigned by Computershare Trust Company, N.A., the Company’s transfer agent. Instructions for how to obtain such 15-Digit Control Number are provided in the attached Proxy Statement.

The 2022 Annual Meeting will be held to consider and act upon each of the following matters:

1.	The election of the four nominees named in the attached Proxy Statement as members of the Board of Directors to serve for a three-year term as Class III directors;

2.	The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2022;

3.	The advisory vote to approve named executive officer compensation; and

4.	Such other business as may properly come before the meeting and any and all adjournments or postponements thereof.

These items of business are more fully described in the attached Proxy Statement. Only shareholders of record at the close of business on March 18, 2022, the record date, are entitled to notice of, and to vote at, the 2022 Annual Meeting and at any and all adjournments or postponements of the 2022 Annual Meeting. Due to a scheduling conflict, Ms. Oprah Winfrey, a director of the Company, will not be in attendance at the 2022 Annual Meeting.

By Order of the Board of Directors

Michael F. Colosi

General Counsel and Secretary

New York, New York

April 5, 2022

WHETHER OR NOT YOU EXPECT TO ATTEND THE 2022 ANNUAL MEETING OF SHAREHOLDERS VIA WEBCAST, PLEASE VOTE BY USING THE INTERNET OR TELEPHONE BY FOLLOWING THE INSTRUCTIONS IN THE ATTACHED PROXY STATEMENT AND ON THE ENCLOSED PROXY CARD OR COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

WW INTERNATIONAL, INC.

675 Avenue of the Americas, 6th Floor

New York, New York 10010

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 10, 2022

The Board of Directors of WW International, Inc. is soliciting proxies for the company’s 2022 Annual Meeting of Shareholders to be held virtually via live audio webcast at www.meetnow.global/M7HCYZV on Tuesday, May 10, 2022, at 10:00 a.m. Eastern Time, and at any and all adjournments or postponements thereof. This Proxy Statement and the accompanying proxy card contain information about the items shareholders will vote on at the 2022 Annual Meeting of Shareholders, and at any and all adjournments or postponements thereof. It is anticipated that this Proxy Statement and the accompanying proxy card will first be mailed to shareholders on or about April 5, 2022.

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BASIS OF PRESENTATION

WW International, Inc., formerly known as Weight Watchers International, Inc., is a Virginia corporation with its principal executive offices in New York, New York. In this Proxy Statement unless the context indicates otherwise: “we”, “us”, “our”, “WW” and the “Company” refer to WW International, Inc. and all of its operations consolidated for purposes of its financial statements; “Artal” refers to Artal Group S.A. together with its parents and its subsidiaries; and “Artal Luxembourg” refers to Artal Luxembourg S.A. Our “Digital” business refers to providing subscriptions to our digital product offerings, including Digital 360 and Personal Coaching + Digital. Our “Workshops + Digital” (formerly known as “Studio + Digital”) business refers to providing unlimited access to our workshops combined with our digital subscription product offerings to commitment plan subscribers. It also includes the provision of access to workshops for members who do not subscribe to commitment plans, including our “pay-as-you-go” members. Our fiscal year ends on the Saturday closest to December 31st and consists of either 52- or 53-week periods. In this Proxy Statement:

•	“fiscal 2017” refers to our fiscal year ended December 30, 2017;

•	“fiscal 2018” refers to our fiscal year ended December 29, 2018;

•	“fiscal 2019” refers to our fiscal year ended December 28, 2019;

•	“fiscal 2020” refers to our fiscal year ended January 2, 2021 (included a 53rd week);

•	“fiscal 2021” refers to our fiscal year ended January 1, 2022;

•	“fiscal 2022” refers to our fiscal year ended December 31, 2022;

•	“fiscal 2023” refers to our fiscal year ended December 30, 2023; and

•	“fiscal 2024” refers to our fiscal year ended December 28, 2024.

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INFORMATION ABOUT THE 2022 ANNUAL MEETING OF SHAREHOLDERS AND VOTING

The Board of Directors of WW International, Inc. is soliciting proxies for the Company’s 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”) to be held virtually via live audio webcast at www.meetnow.global/M7HCYZV on Tuesday, May 10, 2022, at 10:00 a.m. Eastern Time, and at any and all adjournments or postponements thereof. This Proxy Statement and the accompanying proxy card contain information about the items shareholders will vote on at the 2022 Annual Meeting, and at any and all adjournments or postponements thereof. It is anticipated that this Proxy Statement and the accompanying proxy card will first be mailed to shareholders on or about April 5, 2022.

Due to a scheduling conflict, Ms. Oprah Winfrey, a director of the Company, will not be in attendance at the 2022 Annual Meeting.

Who is entitled to vote?

As of the close of business on March 18, 2022 (such date and time, the “Record Date”), there were 70,082,742 shares of common stock, no par value per share, of the Company (the “Common Stock”) outstanding. If you are a shareholder of record or a beneficial owner of Common Stock on the Record Date, you are entitled to receive notice of and to vote at the 2022 Annual Meeting and at any and all adjournments or postponements of the 2022 Annual Meeting. You are entitled to one vote for each share of Common Stock you hold as a shareholder of record or as beneficial owner for each matter presented for vote at the 2022 Annual Meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by or on behalf of the Company. As the shareholder of record, you have the right to grant your proxy to the persons named in the enclosed proxy card or to vote electronically during the 2022 Annual Meeting. The Company has enclosed a proxy card for you to use.

If your shares are held in a bank, brokerage or trustee account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded by a bank, broker, trustee or other nominee to you together with a voting instruction form.

Why is the 2022 Annual Meeting being held via live audio webcast?

The 2022 Annual Meeting will be conducted in an online, virtual format. We are pleased to continue to use the virtual meeting format to facilitate shareholder attendance, voting and questions by leveraging technology to communicate more effectively and efficiently with our shareholders. This format allows shareholders to participate fully from any location without the cost of travel and will provide the same rights and advantages of a physical meeting. Shareholders will be able to ask questions electronically during the meeting, providing our shareholders with the opportunity for meaningful engagement with the Company.

How do I participate in the virtual meeting?

In order to participate in the 2022 Annual Meeting, you must be a shareholder of record or a beneficial owner of Common Stock on the Record Date. If you are a beneficial owner and hold your shares through an intermediary, such as a bank, brokerage or trustee account or by another nominee, and want to participate in the 2022 Annual Meeting, you must register in advance following the instructions below under “If I am a beneficial owner of shares held in street name, how do I access my 15-Digit Control Number assigned by Computershare and how do I vote?”. Participants may access the 2022 Annual Meeting by visiting www.meetnow.global/M7HCYZV. To participate in the meeting, you must have your 15-Digit Control Number assigned by Computershare. See below for additional information on how to access such control number. You also will be able to vote your shares electronically when attending the 2022 Annual Meeting via webcast subject to any instructions that you received from your bank, broker, trustee or other nominee. You will be able to submit questions during the meeting by clicking on the “Q&A” text bubble located on the top of the meeting center webpage. Should you require assistance accessing the meeting center webpage or during the meeting, call 1-888-724-2416 (U.S.) or 781-575-2748 (International). For additional information on how to participate in the 2022 Annual Meeting, review the information included on your proxy card or the instructions that you received from your bank, broker, trustee or other nominee. You may also obtain information regarding how to access and participate in the 2022 Annual Meeting by contacting our investor relations representative at (212) 601-7569.

The 2022 Annual Meeting will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the meeting center webpage prior to the start time in order to leave ample time for the check in. Please follow the instructions as outlined in this Proxy Statement, which also contains information about the items shareholders will vote on at the 2022 Annual Meeting.

Will I be able to participate in the virtual meeting on the same basis I would be able to participate in a live annual meeting?

The virtual meeting format for the 2022 Annual Meeting will enable full and equal participation by all our shareholders from any place in the world. We designed the format of the virtual meeting to ensure that our shareholders who attend our 2022 Annual Meeting via webcast will be afforded the same rights and opportunities to participate as they would at an in-person meeting. To ensure such an experience, we will (i) provide shareholders with the ability to submit appropriate questions real-time via the meeting center webpage, limiting questions to three per shareholder unless time otherwise permits and (ii) answer as many questions submitted in accordance with the meeting rules of procedure as possible in the time allotted for the meeting without discrimination.

If I am a shareholder of record, how do I access my 15-Digit Control Number assigned by Computershare and how do I vote?

As a shareholder of record (i.e., you hold your shares through our transfer agent, Computershare), you may vote the shares held in your name.

If you do not wish to participate in the 2022 Annual Meeting via webcast, you may vote as follows:

1. Over the Internet: go to www.investorvote.com/WW;

2. By telephone: call 1-800-652-VOTE (8683) (toll-free within the United States, U.S. territories and Canada); or

3. By mail: complete, sign and date and promptly mail the enclosed proxy card in the enclosed envelope (postage-prepaid for mailing in the United States).

If you wish to vote electronically while attending the 2022 Annual Meeting via webcast, you may vote while the polls remain open, at www.meetnow.global/M7HCYZV. You will need the 15-Digit Control Number assigned by Computershare that is included on your proxy card in order to be able to attend and vote electronically during the 2022 Annual Meeting.

Even if you plan to attend the 2022 Annual Meeting via webcast, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the 2022 Annual Meeting.

If I am a beneficial owner of shares held in street name, how do I access my 15-Digit Control Number assigned by Computershare and how do I vote?

As a beneficial owner of shares, you have the right to direct your bank, broker, trustee or other nominee how to vote your shares.

If you do not wish to participate in the 2022 Annual Meeting via webcast, you may vote by providing voting instructions to your bank, broker, trustee or other nominee. Subject to and in accordance with the instructions provided by your bank, broker, trustee or other nominee, you may vote in one of the following manners: over the Internet, by telephone or by mail.

Beneficial owners of shares may also vote electronically while attending the 2022 Annual Meeting via webcast, while the polls remain open, at www.meetnow.global/M7HCYZV. Since a beneficial owner is not the shareholder of record, you may not attend and vote your shares at the 2022 Annual Meeting unless you (i) obtain a “legal proxy” from the bank, broker, trustee or other nominee that holds your shares giving you the right to vote the shares at the 2022 Annual Meeting and (ii) register with Computershare by submitting such legal proxy to Computershare as directed below and receiving a 15-Digit Control Number assigned by Computershare. Such legal proxy must reflect your holdings of Common Stock along with your name and email address. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time, on May 4, 2022. You will receive a confirmation of your registration by email after Computershare receives your registration materials.

Requests for registration should be directed to Computershare as follows:

1. By email: Forward the email from your bank, broker, trustee or other nominee containing your legal proxy, or attach an image of your legal proxy, to legalproxy@computershare.com; or

2. By mail: Mail your legal proxy to Computershare, WW International, Inc. Legal Proxy, P.O. Box 43001, Providence, Rhode Island 02940-3001.

Your bank, broker, trustee or other nominee will also send you separate instructions describing additional procedures, if any, for voting your shares electronically during the 2022 Annual Meeting.

Even if you plan to attend the 2022 Annual Meeting via webcast, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the 2022 Annual Meeting.

Why is there information regarding the Internet availability of proxy materials?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we provide access to our proxy materials over the Internet.

How can I get access to the proxy materials over the Internet?

You can view our proxy materials for the 2022 Annual Meeting on the Internet on our corporate website at corporate.ww.com/MNA.

What happens if I do not give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors, or if you sign and return the enclosed proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the 2022 Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. We encourage you to provide voting instructions to the organization that holds your shares. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform our Inspector of Election that it does not have the authority to vote on such matter with respect to your shares. This is generally referred to as a “broker non-vote”. Proposal 2 (Ratification of the Selection of Independent Registered Public Accounting Firm) is considered a routine matter, while Proposal 1 (Election of Class III Directors) and Proposal 3 (Advisory Vote to Approve Named Executive Officer Compensation) are considered non-routine matters.

How can I revoke my proxy or change my vote?

You may revoke your proxy or change your voting instructions before the proposals are voted on at the 2022 Annual Meeting as follows:

Shareholders of Record. If you are a shareholder of record, by (a) voting on the Internet or by telephone (only your latest Internet or telephone proxy submitted will be counted), (b) timely delivering a written revocation or a valid, later-dated proxy to the Corporate Secretary of the Company at the address of the Company’s corporate headquarters, or (c) virtually attending the 2022 Annual Meeting and voting electronically prior to the polls being closed (virtual attendance at the 2022 Annual Meeting will not itself revoke a proxy).

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name, by submitting new voting instructions by contacting your bank, broker, trustee or other nominee, or as otherwise provided in the instructions provided to you by your bank, broker, trustee or other nominee.

How many shares must be present or represented to constitute a quorum for the 2022 Annual Meeting?

The presence, in person or represented by proxy, of a majority of the outstanding shares of the Common Stock entitled to vote at the 2022 Annual Meeting constitutes a quorum. A quorum is necessary in order to conduct business at the 2022 Annual Meeting. Abstentions, withheld votes in the election of directors and broker shares that include broker non-votes that are present and entitled to vote are counted for purposes of determining a quorum. If a quorum is not present, the Company expects that the 2022 Annual Meeting will be rescheduled for a later date.

What is the voting requirement to approve each of the proposals?

Proposal 1—Election of Class III Directors. Directors are elected by a plurality of the votes cast at the 2022 Annual Meeting. Neither an abstention, a withhold vote nor a broker non-vote will affect the outcome of the election of directors.

Proposal 2—Ratification of the Selection of Independent Registered Public Accounting Firm. The selection of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as our independent registered public accounting firm for fiscal 2022 will be ratified if the votes cast at the 2022 Annual Meeting “for” ratification exceed the number of votes cast “against” ratification. Abstentions will have no effect on this proposal. As described above, this proposal is considered a routine matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal.

Proposal 3—Advisory Vote to Approve Named Executive Officer Compensation. The advisory approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules requires that the votes cast at the 2022 Annual Meeting “for” this proposal exceed the number of votes cast “against” this proposal. Neither an abstention nor a broker non-vote will affect the outcome of the vote on this proposal.

Other Matters. Any other matters that may properly come before the 2022 Annual Meeting will generally require that the votes cast “for” must exceed the votes cast “against”. If any other matter not discussed in this Proxy Statement properly comes before the 2022 Annual Meeting upon which a vote may be taken, shares represented by all proxies received by the Company will be voted on that matter in accordance with the discretion of the persons named as proxies.

Proposals 2 and 3 are advisory votes and not binding on the Company.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote your shares “FOR” the election of each of the Class III director nominees to the Board of Directors (Proposal 1); “FOR” the ratification of the selection of PricewaterhouseCoopers as our independent registered public accounting firm for fiscal 2022 (Proposal 2); and “FOR” the advisory approval of the compensation of our named executive officers (Proposal 3).

How are votes counted?

Representatives of the Company’s transfer agent, Computershare, will tabulate the vote and act as Inspector of Election. The vote will be certified by the Company’s Inspector of Election. Except as necessary to meet legal requirements, proxies and ballots that identify the vote of individual shareholders will be kept confidential in cases where shareholders write comments on their proxy cards or in a contested proxy solicitation. During the proxy solicitation period, the Company will receive vote tallies from time to time from the Inspector of Election, but such tallies will provide aggregate figures rather than names of shareholders.

Who will bear the cost of soliciting votes for the 2022 Annual Meeting?

The Company will bear the entire cost of this proxy solicitation, including the preparation, printing and mailing of this Proxy Statement, the proxy card and any additional soliciting materials sent by the Company to shareholders. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred by them in forwarding proxy-soliciting materials to such beneficial owners. In addition to solicitations by mail, certain of the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies on the Company’s behalf by telephone, email, facsimile or personal interviews.

How can interested parties communicate with the Board of Directors?

Any interested person who wants to communicate with the Board of Directors or any individual director can write to them at WW International, Inc., Attention: Corporate Secretary, 675 Avenue of the Americas, 6th Floor, New York, New York 10010. In any such communication, such person may also designate a particular audience, including the Chairman of the Board of Directors, a committee of the Board of Directors, such as the Audit Committee, the non-management directors as a group, or the director designated to preside over the meetings of the non-management directors. Depending on the subject matter, our Corporate Secretary or his designee will: (i) forward the communication to the director or directors to whom it is addressed; (ii) attempt to handle the inquiry directly, for example when the request is for information about the Company or is a stock-related matter; or (iii) not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. At each Board of Directors meeting, a member of management will present a summary of communications, if any, received since the last meeting that were not forwarded to the director or directors to whom they were addressed, other than communications that were primarily commercial in nature or related to improper or irrelevant topics, and shall make those communications available to the Board of Directors upon request.

Our Board of Directors encourages interested persons who want to communicate directly with our independent directors as a group to do so by writing to the independent directors in care of our Corporate

Secretary. Interested persons can send communications by mail to: WW International, Inc., Attention: Corporate Secretary, 675 Avenue of the Americas, 6th Floor, New York, New York 10010. Such correspondence received addressed to our independent directors will be reviewed by our Corporate Secretary or his designee, who will regularly forward to our independent directors all correspondence that, in the opinion of our Corporate Secretary, deals with the functions of the Board of Directors or committees thereof or that our Corporate Secretary otherwise determines requires their attention. Our independent directors may at any time request copies of any such correspondence.

When do we anticipate mailing the proxy materials to shareholders?

It is anticipated that this Proxy Statement and the accompanying proxy card will first be mailed to shareholders on or about April 5, 2022.

Important Notice Regarding the Availability of Proxy Materials

for the 2022 Annual Meeting of Shareholders to be held on May 10, 2022

This Proxy Statement and the Annual Report to Shareholders are available at corporate.ww.com/MNA.

PROPOSAL 1

ELECTION OF CLASS III DIRECTORS

Our Board of Directors is currently divided into three classes, with members of each class holding office for staggered three-year terms (in all cases subject to the election and qualification of their successors or until the earlier of their resignation, removal, retirement, disqualification or death). The following individuals are our current directors and serve for the terms indicated:

Class III Directors (term expiring in 2022)

Steven M. Altschuler, M.D.

Julie Bornstein

Thilo Semmelbauer

Sima Sistani

Class I Directors (term expiring in 2023)

Raymond Debbane

Jennifer Dulski

Jonas M. Fajgenbaum

Class II Directors (term expiring in 2024)

Denis F. Kelly

Julie Rice

Christopher J. Sobecki

Oprah Winfrey

The Board of Directors, upon the recommendation of its Nominating and Corporate Governance Committee (the “NCG Committee”), has nominated for election at the 2022 Annual Meeting as Class III directors, to serve until the 2025 annual meeting of shareholders and until their successors have been duly elected and qualified or their earlier resignation, removal, retirement, disqualification or death, the following slate of four nominees: Steven M. Altschuler, Julie Bornstein, Thilo Semmelbauer and Sima Sistani. Each of the Class III director nominees is currently serving as a director of the Company, and Dr. Altschuler, Ms. Bornstein and Mr. Semmelbauer were previously elected as directors by the Company’s shareholders. Ms. Sistani was elected as a Class III director of the Company by the Board of Directors effective March 21, 2022.

Unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy card to that effect, the persons named as proxies in the enclosed proxy card will, upon receipt of a properly executed proxy card, vote to elect each of the nominees for the term described above. The Board of Directors knows of no reason why these nominees should be unable or unwilling to serve, but if that should be the case, proxies will be voted for the election of such substitutes as the Board of Directors may designate.

Background Information on Nominees

Background information about each of the director nominees can be found under “Information about our Executive Officers and Directors”.

The Board of Directors recommends that you vote “FOR” the election of each of the Class III director nominees.

PROPOSAL 2

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors (the “Audit Committee”) has selected PricewaterhouseCoopers to serve as the Company’s independent registered public accounting firm for fiscal 2022. A representative of PricewaterhouseCoopers is expected to be present at the 2022 Annual Meeting, will have the opportunity to make a statement if she desires to do so and is expected to be available to respond to appropriate questions.

Ratification by the shareholders of the selection of the independent registered public accounting firm is not required, but the Board of Directors believes that it is desirable to submit this matter to the shareholders. If the selection of PricewaterhouseCoopers is not ratified at the 2022 Annual Meeting, the Audit Committee will investigate the reason for the rejection and reconsider the appointment.

The Board of Directors recommends that you vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2022.

PROPOSAL 3

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

At the Company’s 2017 annual meeting of shareholders, our shareholders indicated their preference that we should seek future advisory votes every year on named executive officer compensation. Based on the recommendation of the Board of Directors in the Company’s 2017 proxy statement and the voting results with respect to the advisory vote on the frequency of future advisory votes on named executive officer compensation, the Company determined to hold an advisory vote on named executive officer compensation every year. Accordingly, as required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shareholders are being asked to vote on the following advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and any related narrative discussion, is hereby APPROVED”.

As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Company’s 2021 executive compensation program was designed to achieve the following key objectives:

•	Attract, motivate and retain exceptionally talented executives critical to the Company’s near- and long-term success.

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Align executive compensation with performance measures that ensure a strong connection between executive compensation and both (i) Company and individual performance on near- and long-term strategic and financial goals and (ii) creation of shareholder value.

The Compensation and Benefits Committee of the Board of Directors (the “Compensation Committee”) and the Board of Directors believe that the design of the 2021 executive compensation program, and hence the compensation awarded to named executive officers under the program, fulfilled these objectives. For example, the Company’s financial performance determined at least 75% of each eligible named executive officer’s annual, performance-based cash bonus, thereby aligning her or his annual bonus with the financial goals of the Company. The detail of the design and operation of the compensation program as it pertains to our named executive officers is discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement.

While the results of the vote are non-binding and advisory in nature, the Compensation Committee and the Board of Directors intend to review and consider the results of the vote.

The Board of Directors recommends that you vote “FOR” the advisory approval of the compensation of our named executive officers.

CORPORATE GOVERNANCE

BOARD OF DIRECTORS AND COMMITTEES

Board of Directors

Our Board of Directors is comprised of 11 members. The Board of Directors is divided into three classes, with each director serving a three-year term and one class being elected at each year’s annual meeting of shareholders. We expect directors to attend and participate in all meetings of the Board of Directors and of the committees of the Board of Directors on which they serve. We understand, however, that occasionally a director may be unable to attend a meeting.

The Board of Directors held 12 meetings in fiscal 2021. In fiscal 2021, each incumbent director attended at least 75% of the aggregate number of the meetings of the Board of Directors and of the committees thereof on which he or she served during the period for which he or she was a director or committee member, respectively. We expect directors to attend our annual meetings of shareholders in the absence of a scheduling conflict or other valid reason. Ten then-current directors attended the Company’s 2021 annual meeting of shareholders (the “2021 Annual Meeting”). In addition to attending and participating in meetings of the Board of Directors, the committees thereof and annual meetings of shareholders, the directors communicate with our executive management team to remain informed about the Company’s business and for such other purposes as may be helpful to the Board of Directors in fulfilling its responsibilities.

Set forth below in the section entitled “Information about our Executive Officers and Directors” are the names and certain information with respect to each of our current directors.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines that include guidelines for determining director independence and qualifications for directors. The Company’s corporate governance materials, including the Corporate Governance Guidelines and charters of the committees of the Board of Directors, are available on our corporate website at corporate.ww.com/govdocs. The NCG Committee periodically reviews corporate governance developments and recommends to the Board of Directors any amendments that may be appropriate to our Corporate Governance Guidelines and committee charters as warranted.

Committees of the Board of Directors

The standing committees of the Board of Directors consist of the Audit Committee, the Compensation Committee and the NCG Committee. The Board of Directors has determined that a majority of our directors are independent under the applicable listing standards of The Nasdaq Stock Market LLC (“Nasdaq”) and our Corporate Governance Guidelines. For additional details regarding this independence determination, see “—Director Independence”.

Audit Committee

We have an Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, the rules and regulations of the SEC, and the listing standards of Nasdaq. The current members of the Audit Committee are Dr. Altschuler and Messrs. Kelly and Semmelbauer. Mr. Semmelbauer joined the Audit Committee on January 2, 2022. The Chairman of the Audit Committee is Mr. Kelly. The Audit Committee held 11 meetings during fiscal 2021.

The principal responsibilities and duties of the Audit Committee include:

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overseeing that our management has maintained the reliability and integrity of our accounting policies and financial reporting processes, including internal control over financial reporting and disclosure practices and financial statement audits;

•	overseeing that our management has established and maintained processes designed to ensure that an adequate system of internal controls is functioning;

•	overseeing that our management has established and maintained processes designed to ensure our compliance with all applicable laws, regulations and corporate policy;

•	assisting the Board of Directors in its oversight of the quality and integrity of our financial statements;

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in consultation with our independent registered public accounting firm and management, reviewing and discussing our earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information and measures) and reviewing and discussing our annual and quarterly financial statements;

•

overseeing the performance of our independent registered public accounting firm and retaining or terminating the independent registered public accounting firm and approving all audit and significant non-audit engagement fees and terms with such registered public accounting firm;

•	reviewing, at least annually, the qualifications, performance and independence of our independent registered public accounting firm;

•	in consultation with our independent registered public accounting firm, management and the internal auditors, reviewing the integrity of our financial reporting processes, both internal and external;

•	reviewing and discussing with our independent registered public accounting firm a draft of the auditor’s report;

•	reviewing periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures (if any), on our financial statements;

•

establishing and maintaining procedures for (i) the receipt, retention and treatment of complaints received by us from any source regarding accounting, internal accounting controls or auditing matters, and (ii) the submission of concerns from our employees on a confidential, anonymous basis regarding questionable accounting or auditing matters;

•

overseeing the procedures designed to implement the Company’s Amended and Restated Code of Business Conduct and Ethics (the “Code of Business Conduct and Ethics”) to ensure that they are operating effectively; and

•	preparing a periodic performance evaluation of the Audit Committee.

The Audit Committee has the power to investigate any matter of interest or concern that it deems appropriate and to retain counsel for such purpose.

The Board of Directors has determined that Mr. Kelly is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act. All members of the Audit Committee must be independent directors based on our Corporate Governance Guidelines and under the listing standards of Nasdaq. Members of the Audit Committee must also satisfy a separate SEC independence requirement pursuant to Rule 10A-3 under the Exchange Act, which provides that they may not (i) accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation and (ii) be an affiliate of the Company or any of its subsidiaries. The Board of Directors has determined that each of the Audit Committee members, Dr. Altschuler and Messrs. Kelly and Semmelbauer, has no material relationship with us and satisfies the independence requirements under our Corporate Governance Guidelines, the listing standards of Nasdaq, and Rule 10A-3 under the Exchange Act. The Audit Committee operates under a written charter, which is available on our corporate website at corporate.ww.com/govdocs.

Compensation Committee

The current members of the Compensation Committee are Dr. Altschuler, Messrs. Debbane and Sobecki and Ms. Dulski. Each member of the Compensation Committee has been determined to be independent under the applicable listing standards of Nasdaq and our Corporate Governance Guidelines. The Chairman of the Compensation Committee is Mr. Debbane. The Compensation Committee held 7 meetings during fiscal 2021.

The principal responsibilities and duties of the Compensation Committee include:

•	establishing and reviewing the overall compensation philosophy of the Company;

•

reviewing and approving, or recommending to the Board of Directors, corporate goals and objectives relevant to the Chief Executive Officer’s and other executive officers’ compensation, including annual performance objectives;

•

evaluating the performance of the Chief Executive Officer and other executive officers in light of approved goals and objectives and, based on such evaluation, either reviewing and approving, or recommending to the Board of Directors, the annual salary, bonus, equity-based incentive compensation and other benefits, direct and indirect, of the Chief Executive Officer and other executive officers;

•	approving or recommending to the Board of Directors any employment relationship or transaction involving an executive officer and any related compensation;

•	considering policies and procedures pertaining to expense accounts of senior executives;

•	discussing the results of the shareholder advisory vote on “say-on-pay,” if any, with regard to the named executive officers;

•	reviewing and recommending to the Board of Directors compensation of directors;

•

considering, on at least an annual basis, whether risks arising from the Company’s compensation policies and practices for all employees, including non-executive officers, are reasonably likely to have a material adverse effect on the Company;

•

reviewing, and making recommendations to the Board of Directors with respect to, the Company’s incentive compensation plans and equity-based plans, and overseeing the activities of the individuals responsible for administering those plans;

•	reviewing, monitoring and making recommendations to the Board of Directors with respect to, or approving, employee pension, profit sharing and benefit plans;

•	overseeing the preparation of a “Compensation Discussion and Analysis” for inclusion in the Company’s annual proxy statement or annual report on Form 10-K, in accordance with the rules of the SEC; and

•	preparing recommendations and periodic reports to the Board of Directors concerning these matters, as applicable.

The day-to-day administration of savings plans, profit sharing plans, stock plans, health, welfare and paid time-off plans and policies applicable to salaried employees in general are handled by the Company’s human resources, finance and legal department employees. The responsibility for certain fundamental changes outside the day-to-day requirements necessary to maintain these plans and policies belongs to the Compensation Committee. The Compensation Committee operates under a written charter, which is available on our corporate website at corporate.ww.com/govdocs.

For additional information on the Compensation Committee’s activities, its use of outside advisors and its consideration and determination of executive compensation, as well as the role of our Chief Executive Officer in recommending the amount or form of compensation paid to the other named executive officers, see “Compensation Discussion and Analysis”.

Nominating and Corporate Governance Committee

The current members of the NCG Committee are Ms. Rice and Messrs. Semmelbauer and Sobecki. Each member of the NCG Committee has been determined to be independent under the applicable listing standards of Nasdaq and our Corporate Governance Guidelines. The Chairman of the NCG Committee is Mr. Semmelbauer. The NCG Committee held 5 meetings during fiscal 2021.

The principal responsibilities and duties of the NCG Committee include:

•	establishing criteria for the selection of new directors to serve on the Board of Directors;

•

identifying individuals qualified to become directors, consistent with the criteria approved by the Board of Directors, and selecting, or recommending that the Board of Directors select, the director nominees for the next annual meeting of shareholders or to fill vacancies or newly created directorships that may occur between such meetings;

•	considering questions of independence and possible conflicts of interests of members of the Board of Directors and executive officers;

•	evaluating candidates for nomination to the Board of Directors and conducting all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates;

•	overseeing a set of corporate governance principles applicable to the Company and developing and recommending to the Board of Directors any changes thereto;

•	overseeing the evaluation of the Board of Directors;

•

recommending members of the Board of Directors to serve on committees of the Board of Directors, as well as serve as the chairpersons thereof, and evaluating the operations and performance of such committees; and

•	overseeing the Company’s environmental, social and corporate governance (“ESG”) plans, practices and reporting, and keeping abreast of related developments, as appropriate.

The NCG Committee operates under a written charter, which is available on our corporate website at corporate.ww.com/govdocs.

Board Structure

It has been the policy of the Company for many years to separate the positions of Chief Executive Officer and Chairman of the Board of Directors. While we recognize that different board leadership structures may be appropriate for companies in different situations, we believe that our current policy of separation of these two positions is most appropriate for the Company at this time. To meet their responsibilities of overseeing management and setting strategic direction, as well as fostering the long-term value of the Company, among their other responsibilities, directors are required to spend time and energy in successfully navigating a wide variety of issues and guiding the policies and practices of the companies they oversee. To that end, we believe that having a separate non-executive Chairman of the Board of Directors who is solely responsible for leading the Board of Directors allows the focus of our Chief Executive Officer’s time and energy to be running the day-to-day operations of the Company.

Oversight of Risk Management

We are exposed to a number of risks, including financial risks, credit risks, operational risks, technological risks, privacy and security risks, and risks relating to regulatory and legal compliance. Our executive management team is responsible for identifying and evaluating these risks and developing plans to manage them effectively. Risk management is a Company-wide initiative that involves each of our operating segments. We take a multi-disciplinary approach to risk and our risk management function includes senior executives with backgrounds in finance, operations, human resources, technology, internal audit, and legal and regulatory compliance. For example, our Chief Financial Officer advises our executive management team on both financial and credit risks faced by the Company and our General Counsel advises our executive management team on the Company’s legal and regulatory compliance. Our Chief Executive Officer is advised of and oversees these risk management efforts by the Company’s executive management team. The Board of Directors actively oversees the Company’s risk management. For example, the Board of Directors and Audit Committee routinely meet with our Chief Digital Officer and Chief Information Security Officer as well as outside experts from time to time to assess cybersecurity risks and to evaluate the status of the Company’s cybersecurity efforts, which include a broad range of tools and training initiatives that work together to protect the data and systems used in our businesses. The Board’s committees each play a significant role in the oversight of the Company’s risk management. For example, the Audit Committee oversees our risk management efforts related to the Company’s audit function while the Compensation Committee oversees our risk management efforts related to employment and compensation matters. The NCG Committee oversees risks related to corporate governance, including ESG issues, Board of Directors and committee composition and director independence. Members of our executive management team meet with the Board of Directors, Audit Committee, Compensation Committee and NCG Committee regularly to discuss, as well as provide reports relating to, the risks facing the Company.

Compensation Committee Interlocks and Insider Participation

Each of Dr. Altschuler, Messrs. Debbane and Sobecki and Ms. Dulski served as a member of the Compensation Committee during fiscal 2021. There were no Compensation Committee interlocks or insider (employee) participation during fiscal 2021. See “Transactions with Related Persons and Certain Control Persons—Transactions with Related Persons—Registration Rights Agreement” for a description of the relationships that Messrs. Debbane and Sobecki have with the Company.

Identifying and Evaluating Nominees for Directors

Pursuant to our Corporate Governance Guidelines and the NCG Committee Charter, the NCG Committee is responsible for nominating, or recommending to the Board of Directors, nominees for election as directors. The NCG Committee will consider candidates for nomination as a director recommended by the Company’s shareholders, directors, officers and employees and third-party search firms and other sources it deems appropriate. Considerations in evaluating candidates include the candidate’s minimum individual qualifications, including integrity, accountability, experience and an ability to work collegially with the other members of the Board of Directors. In addition, the NCG Committee and the Board of Directors will take into account all other factors they consider appropriate, including a candidate’s skills and experience, legal and regulatory requirements and the needs of the Board of Directors. While neither the NCG Committee nor the Board of Directors has adopted a formal policy regarding diversity, they evaluate each candidate in the context of the Board of Directors’ membership as a whole and seek to maintain a mix of members that represents a diversity of background and experience in order to promote the representation of diverse views on the Board of Directors. For additional details regarding the diversity of our Board of Directors, see “Information about our Executive Officers and Directors—Director Qualifications and Diversity”. All candidates are reviewed in the same manner, regardless of the source of the recommendation. The NCG Committee will consider individuals recommended by shareholders for nomination as a director in accordance with the procedures described below. The NCG Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential candidates.

Procedures for Submitting Director Recommendations and Nominations

The Company’s Amended and Restated Bylaws (the “Bylaws”) provide that shareholders may nominate persons for election as directors at the Company’s shareholder meetings by giving timely written notice to the Corporate Secretary of the Company containing required information. The Bylaws require that, to be timely and proper, notice of a nomination by a shareholder must be personally delivered to, or mailed to and received at, the Company’s principal executive offices as follows: (a) for elections to be held at an annual meeting of shareholders, (i) at least 120 days and no more than 150 days before the first anniversary of the date of the proxy statement in conjunction with the annual meeting of shareholders for the prior year or (ii) if the date of the annual meeting is more than 30 days earlier or later than the anniversary date of the prior year’s annual meeting, not less than 60 days prior to such annual meeting; and (b) for elections that are going to take place at a special meeting of shareholders, no later than the close of business on the seventh day after the day on which notice of the date of the special meeting is first given to shareholders.

In notifying the Corporate Secretary, the shareholder making the submission must provide the following information: (i) the name and the address of the shareholder, as they appear on the Company’s stock transfer books, and the name, age and business address (and, if known, residential address) of the candidate to be considered; (ii) a representation by the shareholder that the shareholder is a shareholder of record and intends to appear in person or by proxy at the meeting to nominate the candidate; (iii) the class or series and number of shares of the Company’s stock that are beneficially owned by the shareholder and by the candidate; (iv) a description of all arrangements or understandings between the shareholder and the candidate and any other person (naming such person(s)) pursuant to which such nomination is to be made by such shareholder; (v) an executed written consent of the candidate to be named in the proxy statement as a nominee and to serve as a director of the Company if so elected; (vi) the principal occupation or employment of the candidate; and (vii) any other information relating to the candidate required to be disclosed in accordance with the Bylaws and the Exchange Act. For the Company’s 2023 annual meeting of shareholders (the “2023 Annual Meeting”), the foregoing information must be submitted to WW International, Inc., Attention: Corporate Secretary, 675 Avenue of the Americas, 6th Floor, New York, New York 10010.

The NCG Committee will also consider director candidates recommended by shareholders. All recommendations for nomination received by the Corporate Secretary that are made in accordance with the requirements in our Bylaws relating to director nominations, as described above, will be considered.

Director Independence

For a director to be considered independent, the Board of Directors must determine that the director does not have any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has established guidelines to assist it in determining director independence, which conform to the independence requirements in the Nasdaq listing standards. In addition to applying these guidelines, which are set forth in Article II of our Corporate Governance Guidelines, the Board of Directors will consider all relevant facts and circumstances in making an independence determination.

The Board of Directors and the NCG Committee reviews the independence of the Company’s directors on a regular basis, and at least annually. Following this review, the Board of Directors has affirmatively determined that the following directors, who currently serve on the Board, are independent under the applicable listing standards of Nasdaq and our Corporate Governance Guidelines: Dr. Altschuler, Mses. Bornstein, Dulski and Rice and Messrs. Debbane, Fajgenbaum, Kelly, Semmelbauer and Sobecki. The Board of Directors previously determined that former director Tracey D. Brown was independent under the applicable listing standards of Nasdaq and our Corporate Governance Guidelines. In making the independence determinations, the Board of Directors and the NCG Committee considered all relevant facts and circumstances.

Code of Business Conduct and Ethics

We have adopted the Code of Business Conduct and Ethics for our officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, and our employees and directors. Our Code of Business Conduct and Ethics is available on our corporate website at corporate.ww.com/govdocs.

In addition to any disclosures required under the Exchange Act, the date and nature of any substantive amendment of our Code of Business Conduct and Ethics or waiver thereof applicable to any of our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, and that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K of the Exchange Act, will be disclosed within four business days of the date of such amendment or waiver on our corporate website at corporate.ww.com/govdocs and corporate.ww.com/corporate-actions, respectively. In the case of a waiver, the name of the person to whom the waiver was granted will also be disclosed on our corporate website within four business days of the date of such waiver.

Executive Sessions of Non-Management and Independent Directors

Non-management directors meet in executive sessions of the Board of Directors in which management directors and other members of management do not participate. These sessions are periodically scheduled for non-management directors at meetings of the Board of Directors. The Chairman of the Board of Directors, Mr. Debbane, presides over the meetings of the non-management directors. In addition, the directors who the Board of Directors affirmatively determined are independent under applicable Nasdaq listing standards and our Corporate Governance Guidelines hold executive sessions at least twice a year. Mr. Kelly presided over these sessions in fiscal 2021.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS AND DIRECTORS

Set forth below are the names, ages, and current positions with us as of April 5, 2022 of our executive officers and directors. Directors are elected at the annual meeting of shareholders. Executive officers are appointed by, and hold office at, the discretion of the Board of Directors.

Name	Age	Position
Sima Sistani	42	Chief Executive Officer, Director
Amy O’Keefe	51	Chief Financial Officer
Nicholas P. Hotchkin	56	Chief Operating Officer
Michael F. Colosi	56	General Counsel and Secretary
Michael Lysaght	48	Chief Digital Officer
Raymond Debbane(1)	67	Chairman of the Board of Directors
Steven M. Altschuler, M.D.(1)(2)	68	Director
Julie Bornstein	52	Director
Jennifer Dulski(1)	50	Director
Jonas M. Fajgenbaum	49	Director
Denis F. Kelly(2)	72	Director
Julie Rice(3)	51	Director
Thilo Semmelbauer(2)(3)	56	Director
Christopher J. Sobecki(1)(3)	63	Director
Oprah Winfrey	68	Director

(1)	Member of Compensation Committee.

(2)	Member of Audit Committee.

(3)	Member of NCG Committee.

Sima Sistani. Ms. Sistani has served as a director and our Chief Executive Officer since March 2022. Until February 2022, she worked at Epic Games, Inc., a video game and software developer and publisher, where she served as Chief Executive Officer of Houseparty, a face-to-face synchronous social network, and also was the senior executive leading social gameplay and feature development for Epic’s gaming products, including Fortnite. Prior to Epic’s acquisition of Houseparty in June 2019, Ms. Sistani was the Chief Executive Officer at Houseparty and served on its Board of Directors, having been one of its original co-founders prior to its February 2016 launch. She previously led mobile growth operations at Yahoo! Inc., a technology company, from November 2011 to May 2015, and from the time Yahoo! acquired Tumblr she served as Tumblr’s first Head of Media. Prior to that time, Ms. Sistani held positions at Goldman Sachs and Creative Artists Agency. Ms. Sistani received a B.A. from Duke University and an M.B.A. from the Kellogg School of Management at Northwestern University.

Amy O’Keefe. Ms. O’Keefe has served as our Chief Financial Officer since October 2020. Prior to joining us, Ms. O’Keefe served as Chief Financial Officer of Drive DeVilbiss Healthcare Limited, a global manufacturer and distributor of medical products, from March 2017 to June 2020. She previously served as Chief Financial Officer of Savant Systems, LLC, a global designer and developer of home automation and control systems, from April 2015 to December 2016, and Chief Financial Officer of D&M Holdings Inc., a global designer and manufacturer of audio products, from January 2011 to July 2014. Prior to that time, Ms. O’Keefe held several corporate finance positions with The Black & Decker Corporation, including as Divisional Chief Financial Officer for certain divisions, and was a certified public accountant for Ernst & Young LLP. Ms. O’Keefe received a B.B.A. in Accounting from Loyola College.

Nicholas P. Hotchkin. Mr. Hotchkin has served as our Chief Operating Officer since October 2020. In addition to serving as our Chief Financial Officer from August 2012 to September 2020, he served as our Operating Officer, North America from March 2019 to September 2020 and our President, Emerging Markets

from March 2018 to September 2020. He also served as a member of our former Interim Office of the Chief Executive Officer from September 2016 to July 2017. Prior to joining us, Mr. Hotchkin had spent several years at Staples, Inc., a global leader in the office supply industry. Most recently, Mr. Hotchkin served as Senior Vice President of Finance for the U.S. Retail division of Staples based in Massachusetts, a position he held from May 2010 to August 2012. Before assuming that position, he had been Senior Vice President of Finance and Treasurer of Staples, a position he held from November 2006 to April 2010. Prior to joining Staples, Mr. Hotchkin held several corporate finance positions with Delphi Corporation and General Motors Corporation including assignments in the United States, Asia and Europe. Mr. Hotchkin received a B.A. in Economics from Harvard College and an M.B.A. from the Harvard Business School.

Michael F. Colosi. Mr. Colosi has served as our General Counsel and Secretary since May 2014. Prior to joining us, Mr. Colosi most recently served as Senior Vice President, General Counsel and Corporate Secretary of Kenneth Cole Productions, Inc. (KCP), a multi-brand retail, wholesale and licensing company, from March 2007 to February 2014. His service as General Counsel and Secretary of KCP commenced in July 2000 and July 2004, respectively. He also served as Corporate Vice President of KCP from July 2000 to February 2007. Prior to joining KCP, Mr. Colosi was Associate General Counsel and Assistant Secretary for The Warnaco Group, Inc., an international apparel company, from 1996 to 2000. Mr. Colosi received a B.A. in Economics and English from Cornell University and a J.D. from The University of Michigan Law School.

Michael Lysaght. Mr. Lysaght has served as our Chief Digital Officer since August 2019. He previously served as our Chief Technology Officer from September 2016 to July 2019, our Senior Vice President of Digital Product Engineering from September 2014 to September 2016 and as Interim Chief Technology Officer from April 2016 to September 2016. Prior to joining us, Mr. Lysaght worked at SecondMarket, Inc. (now Nasdaq Private Market), a platform providing liquidity solutions for private companies, from March 2009 to September 2014, where he most recently held the role of Vice President of Engineering/Head of Technology. He previously was an Independent Consultant working for a variety of startups, telecommunication companies and financial institutions. Mr. Lysaght has a B. Sc. in Computer Science from University College Cork, Ireland.

Raymond Debbane. Mr. Debbane has been the Chairman of our Board of Directors since our acquisition by Artal Luxembourg in September 1999. Mr. Debbane is a co-founder and the Chief Executive Officer of The Invus Group, LLC. Prior to forming The Invus Group, LLC in 1985, Mr. Debbane was a manager and consultant for The Boston Consulting Group in Paris, France. He holds an M.B.A. from Stanford Graduate School of Business, an M.S. in Food Science and Technology from the University of California, Davis and a B.S. in Agricultural Sciences and Agricultural Engineering from American University of Beirut. Mr. Debbane is the Chairman of the Board of Directors of Lexicon Pharmaceuticals, Inc. He is also the Chief Executive Officer and a director of Artal Group S.A., and the Chairman of the Board of Directors of a number of private companies of which Artal or Invus, L.P. are shareholders. Mr. Debbane was previously a director of Blue Buffalo Pet Products, Inc.

Steven M. Altschuler, M.D. Dr. Altschuler has been a director since September 2012. Since May 2018, Dr. Altschuler has served as a Managing Director, Healthcare Ventures, of Ziff Capital Partners, a private investment firm. He previously served as a consultant to the University of Miami Health Care System from September 2017 through December 2017, the Chief Executive Officer of University of Miami Health Care System and Executive Vice President for Healthcare at the University of Miami from January 2016 to September 2017, and the Chief Executive Officer of The Children’s Hospital of Philadelphia (CHOP) from April 2000 until June 2015. Prior to assuming the role of Chief Executive Officer, Dr. Altschuler held several positions at CHOP and the Perelman School of Medicine at the University of Pennsylvania, including Physician-in-Chief/Chair of Pediatrics and chief of the Division of Gastroenterology, Hepatology and Nutrition. Dr. Altschuler received a B.A. in mathematics and an M.D. from Case Western Reserve University. Dr. Altschuler is Chairman of the Board of Directors of 89bio, Inc. and a director of Orchard Therapeutics plc. He previously served as Chair of the Board of Directors of Spark Therapeutics, Inc. and a director of Adtalem Global Education Inc.

Julie Bornstein. Ms. Bornstein has been a director since February 2019. Since February 2018, Ms. Bornstein has served as Chief Executive Officer of The Yes Platform, Inc., an AI-powered online shopping platform she co-founded. From March 2015 to September 2017, Ms. Bornstein served as Chief Operating Officer at Stitch Fix, Inc., an online styling services company. Prior to that, Ms. Bornstein served as Chief Digital Officer at Sephora, a cosmetic retail company and subsidiary of LVMH Moët Hennessy Louis Vuitton SE, from August 2007 to March 2015. Ms. Bornstein received a B.A. in Government from Harvard College and an M.B.A. from Harvard Business School. Ms. Bornstein is a director of Redfin Corporation and Sweetgreen, Inc.

Jennifer Dulski. Ms. Dulski has been a director since February 2020. In April 2020, Ms. Dulski founded and began serving as Chief Executive Officer of Rising Team, a SaaS company that provides tools for leadership and team development. She previously served as Head of Groups & Community for Facebook, Inc., a social networking service, from September 2017 to May 2019 and as President & Chief Operating Officer of Change.org, a social change platform, from January 2013 to June 2017. Until January 2013, Ms. Dulski served as Global Head of Product Management, Shopping & Product Ads at Google Inc., which she joined in 2011 when it acquired The Dealmap, a company she co-founded and for which she served as Chief Executive Officer from 2007 until its acquisition. Prior to that, Ms. Dulski served in multiple roles at Yahoo! Inc. from 1999 until 2007. Ms. Dulski received a B.A. in Psychology and an M.B.A. from Cornell University. She was previously a director of TEGNA Inc. and Social Capital Hedosophia Holdings Corp. V.

Jonas M. Fajgenbaum. Mr. Fajgenbaum has been a director since our acquisition by Artal Luxembourg in September 1999. Mr. Fajgenbaum is a Managing Director of The Invus Group, LLC, which he joined in 1996. Prior to joining The Invus Group, LLC, Mr. Fajgenbaum was a consultant for McKinsey & Company in New York from 1994 to 1996. He graduated with a B.S. in Economics with a concentration in Finance from The Wharton School of the University of Pennsylvania and a B.A. in Economics from the University of Pennsylvania. Mr. Fajgenbaum is a director of a number of private companies of which Artal or Invus, L.P. are shareholders.

Denis F. Kelly. Mr. Kelly has been a director since May 2015. Mr. Kelly is affiliated with, and has served as a Managing Partner of, Scura Partners Securities LLC, a private investment banking firm which he co-founded, since 2001. In addition, Mr. Kelly is a Hearing Officer for National Arbitration and Mediation (NAM), one of the leading dispute resolution institutions in the United States. From 1993 to 2001, he was a Managing Director of Prudential Securities Incorporated. Previously, he served as the President and Chief Executive Officer of Denbrook Capital Corporation, a merchant banking firm, from 1991 to 1993. From 1980 to 1991, Mr. Kelly held various positions at Merrill Lynch, including Managing Director of Mergers and Acquisitions and Managing Director of Merchant Banking. Mr. Kelly began his investment banking career at Lehman Brothers in 1974. Mr. Kelly received a B.A. from Amherst College and an M.B.A. from the Wharton School of Business of the University of Pennsylvania. He was previously a director of MSC Industrial Direct Co., Inc.

Julie Rice. Ms. Rice has been a director since August 2018. Since February 2021, she has served as the Co-Founder and Co-Chief Executive Officer of Peoplehood LLC, a connection and wellness company, and since June 2016, she has served as the Co-Founder of LifeShop LLC, an advising and investing company. From November 2017 to March 2019, Ms. Rice served as a Partner at WeWork, a shared workspace company. After co-founding SoulCycle Inc., a fitness company, in 2006, Ms. Rice served as Co-Chief Executive Officer from 2006 to 2015, Chief Talent and Creative Officer from 2015 to 2016 and a member of the board of directors from 2010 to 2018. Previously, Ms. Rice was a Talent Manager at Handprint Entertainment from 1997 to 2004. Ms. Rice received a B.A. in English and Theater from the State University of New York at Binghamton.

Thilo Semmelbauer. Mr. Semmelbauer has been a director since September 2016. He served as a member of our former Interim Office of the Chief Executive Officer from September 2016 to July 2017. Since May 2019, Mr. Semmelbauer has served as Managing Director of Insight Partners, a global private equity and venture capital firm, where he previously served as a Senior Advisor from 2017 to 2019 and a Venture Partner from 2015 to 2017. From 2010 to 2015, he served as President and Chief Operating Officer of Shutterstock, Inc., a global marketplace for licensing images, videos, and music to businesses worldwide. From 2009 to 2010, he served as Executive Vice President, Consumer Business, of TheLadders.com, a career management company. Mr. Semmelbauer was also Weight Watchers International, Inc.’s Global Chief Operating Officer from 2006 to 2008 and Chief Operating Officer for North America from 2004 to 2006, after serving as President and Chief Operating Officer of WeightWatchers.com from 2000 to 2004 where he was part of the founding team. He holds an A.B. in Electrical Engineering and Computer Science from Dartmouth College and a dual M.S. in Management and Electrical Engineering from the Massachusetts Institute of Technology.

Christopher J. Sobecki. Mr. Sobecki has been a director since our acquisition by Artal Luxembourg in September 1999. He served as a member of our former Interim Office of the Chief Executive Officer from September 2016 to July 2017. Mr. Sobecki is a Managing Director of The Invus Group, LLC, which he joined in 1989. He received an M.B.A. from the Harvard Business School. He also obtained a B.S. in Industrial Engineering from Purdue University. Mr. Sobecki is a director of Lexicon Pharmaceuticals, Inc. and a number of private companies of which Artal or Invus, L.P. are shareholders.

Oprah Winfrey. Ms. Winfrey has been a director since October 2015. Since January 2009, Ms. Winfrey has served as the Chairman of her cable network, OWN: Oprah Winfrey Network, taking on the role of Chief Executive Officer in July 2011. Previously, she founded Harpo, Inc. in 1986, under which she has launched numerous media and entertainment businesses, including O, The Oprah Magazine and Harpo Films, in addition to producing the award-winning talk show ‘The Oprah Winfrey Show’ for 25 years. Ms. Winfrey is a global media leader, philanthropist, producer and actress. She also has been serving as a member of the Smithsonian’s advisory council since 2004.

Director Qualifications and Diversity

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board of Directors and NCG Committee focused primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth immediately above. In particular, the Board of Directors and NCG Committee considered:

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Mr. Debbane’s experience as a management consultant and private equity investor and his extensive knowledge and understanding of international corporate strategy, brand management, complex financial matters, and numerous and varied global industries.

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Dr. Altschuler’s experience as a senior executive and physician for a leading healthcare organization and his extensive knowledge and understanding of the healthcare industry, general management and business operations, complex regulatory matters, and financial management and accounting.

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Ms. Bornstein’s experience as a senior executive specializing in digital products and marketing technology for leading online services companies and her extensive knowledge and understanding of consumer loyalty programs, e-commerce and financial management and accounting.

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Ms. Dulski’s experience as an executive in several industry-leading digital and technology companies as well as successful startups and her extensive knowledge and understanding of how to drive innovation across digital brands and platforms and scale organizations to achieve growth.

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Mr. Fajgenbaum’s experience as a management consultant and private equity investor and his extensive knowledge and understanding of consumer marketing and brand management, business development and licensing, international business and general management, and corporate strategy.

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Mr. Kelly’s experience in investment banking and strategic transactions and his extensive knowledge and understanding of corporate finance and accounting, business development and international corporate strategy.

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Ms. Rice’s experience as an entrepreneur building communities and talent networks and developing new retail experiences and her extensive knowledge and understanding of brand communities, the wellness and fitness industries and consumer environments.

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Ms. Sistani’s experience in building and transforming digital communities and her expertise in product strategy, digital marketing and business development, as well as her position as Chief Executive Officer of the Company having responsibility for the day-to-day oversight of the Company’s business operations.

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Mr. Semmelbauer’s experience with Internet and technology companies for over 30 years, including as part of the founding team of WeightWatchers.com, and his extensive knowledge and understanding of digital product development, e-commerce, technology and general management processes and operations.

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Mr. Sobecki’s experience as a private equity investor and his extensive knowledge and understanding of global corporate strategy, corporate finance and accounting, capital market investment and operations, and general management processes and operations.

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Ms. Winfrey’s experience as a global media leader, entrepreneur, motivational speaker and senior executive in varied media companies and her extensive knowledge and understanding of global brand management, marketing strategy, organizing at the local and global level, and general management processes and operations.

In addition, with regard to each of Messrs. Debbane, Fajgenbaum and Sobecki, the Board of Directors and NCG Committee also considered their respective positions with The Invus Group, LLC, the exclusive investment advisor to Artal.

The Board of Directors seeks to maintain a mix of members that represents a diversity of background and experience in order to promote the representation of diverse views on the Board of Directors. In accordance with Nasdaq rules, the following Board Diversity Matrix sets forth the required self-identified diversity statistics for our directors.

Board Diversity Matrix (As of April 5, 2022)

Total Number of Directors	11

	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity

Directors	5	6	—	—

Part II: Demographic Background

African American or Black	1	—	—	—

Alaskan Native or Native American	—	—	—	—

Asian	—	—	—	—

Hispanic or Latinx	—	1	—	—

Native Hawaiian or Pacific Islander	—	—	—	—

White	4	5	—	—

Two or More Races or Ethnicities	—	—	—	—

LGBTQ+	—

Did Not Disclose Demographic Background	—

We also recognize that one of our directors identifies as Persian and another identifies Lebanon as his country of origin.

Arrangements and Understandings

As previously disclosed, the Winfrey Purchase Agreement (as defined hereafter) that the Company entered into with Ms. Winfrey on October 18, 2015 initially provided Ms. Winfrey with the right to be nominated as a director of the Company for so long as she and certain permitted transferees own at least 3% of the Company’s issued and outstanding Common Stock. On December 15, 2019, the Company entered into an amendment to the Winfrey Purchase Agreement with Ms. Winfrey, which provides Ms. Winfrey with the right to be nominated as a director of the Company through and until January 1, 2023. On that same date, the Company entered into the previously disclosed Strategic Collaboration Amendment (as defined hereafter) with Ms. Winfrey, pursuant to which, among other things, the initial term of five years was extended until April 17, 2023 (with no additional successive renewal terms) after which a second term will commence and continue through the earlier of the date of the Company’s 2025 annual meeting of shareholders or May 31, 2025. Throughout such second term, except as otherwise prohibited by applicable law, the Company will cause Ms. Winfrey to be nominated as a director of the Company. These amendments became operative on May 6, 2020 when the Company’s shareholders approved the Winfrey Amendment Option Agreement (as defined below). Additionally, pursuant to the Corporate Agreement the Company entered into with Artal in November 2001, which was amended in July 2005, the Company agreed that so long as Artal beneficially owns 10% or more of its then outstanding voting stock, Artal has the right to nominate a number of directors approximately equal to that percentage multiplied by the number of directors on the Board of Directors. This right to nominate directors does not restrict Artal from nominating a greater number of directors. See “Transactions with Related Persons and Certain Control Persons—Transactions with Related Persons” for further information on these arrangements.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

Audit fees for fiscal 2021 and fiscal 2020 were for professional services rendered by PricewaterhouseCoopers in connection with its (i) integrated audits of our consolidated financial statements and internal control over financial reporting as of and for fiscal 2021 and fiscal 2020, including statutory audits of the financial statements of our subsidiaries, (ii) reviews of our unaudited consolidated interim financial statements as of and for each of the quarterly interim periods within fiscal 2021 and fiscal 2020 and (iii) reviews of documents filed with the SEC.

Audit-Related Fees

Audit-related fees were for assurance and related services rendered by PricewaterhouseCoopers that were reasonably related to the performance of the audit or the review of our financial statements and not included in audit fees. Such fees for fiscal 2021 and fiscal 2020 were related to the issuance of various special reports.

Tax Fees

Tax fees for fiscal 2021 and fiscal 2020 were for services rendered by PricewaterhouseCoopers primarily related to tax compliance, tax consulting and various special projects (including advice on tax examinations).

All Other Fees

All other fees for fiscal 2021 and fiscal 2020 were for services rendered by PricewaterhouseCoopers primarily related to assistance with statutory account filings and other miscellaneous professional services.

All audit-related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Pre-Approval Policy for Audit and Non-Audit Services provides for pre-approval of audit, audit-related, tax and other services specifically described in appendices to the policy. Such services are pre-approved up to a specified fee limit and for a term of 12 months from the date of pre-approval, unless the Audit Committee provides for a different period. All other permitted services, as well as proposed services exceeding the pre-approved fee limit, must be separately pre-approved by the Audit Committee. Requests for services that require the specific approval by the Audit Committee must be submitted to the Audit Committee by both our independent registered public accounting firm and our Chief Financial Officer and/or SVP Corporate Controller, and must include a joint statement as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The Audit Committee delegated specific pre-approval authority to its chairperson, provided that the estimated fee for any such proposed pre-approved service does not exceed $100,000 in the aggregate. Pursuant to this delegation, the chairperson must report any pre-approval decision to the Audit Committee at its next scheduled meeting.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered to us by PricewaterhouseCoopers for fiscal 2021 and fiscal 2020:

	Fiscal 2021	Fiscal 2020
Audit Fees	$3,199,602	$3,225,745
Audit-Related Fees	3,184	3,166
Tax Fees	285,754	320,985
All Other Fees	13,916	15,090

Total Fees	$3,502,456	$3,564,986

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee of the Board of Directors with respect to the Company’s audited financial statements for fiscal 2021.

The Audit Committee is governed by the Audit Committee Charter adopted by the Company’s Board of Directors. Our Board of Directors has determined that each current member of the Audit Committee, Denis F. Kelly, Steven M. Altschuler and Thilo Semmelbauer, is an “independent” director based on Rule 10A-3 of the Exchange Act, the listing standards of Nasdaq, and our Corporate Governance Guidelines, and that Mr. Kelly is an “audit committee financial expert” as defined by SEC rules.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee has met, reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements and the reporting process, including the system of internal controls. In this context, the Audit Committee has held discussions with management and PricewaterhouseCoopers, the Company’s independent registered public accounting firm for fiscal 2021, regarding the fair and complete presentation of the Company’s financial position and results of operations in accordance with accounting principles generally accepted in the United States of America and regulations of the SEC. The Audit Committee also has held discussions with management and PricewaterhouseCoopers regarding the effectiveness of the Company’s internal control over financial reporting in accordance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management has represented to the Audit Committee that the Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. PricewaterhouseCoopers is responsible for expressing an opinion on the conformity of the Company’s financial statements with accounting principles generally accepted in the United States of America. The Audit Committee has also discussed with PricewaterhouseCoopers the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

In addition, the Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers required by the applicable requirements of the Public Company Accounting Oversight Board, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that PricewaterhouseCoopers is independent from the Company and its management. The Audit Committee has pre-approved all fiscal 2021 audit and permissible non-audit services and the fees associated with those services. Further, the Audit Committee has discussed with PricewaterhouseCoopers the overall scope and plans for the audit.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors, and the Board of Directors approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2021.

The Audit Committee has selected PricewaterhouseCoopers as the Company’s independent registered public accounting firm for fiscal 2022, and the Board of Directors has approved submitting such selection to the shareholders for ratification.

This report is being provided by the following independent directors who constituted the Audit Committee as of February 28, 2022, the date of the approval of this report by the Audit Committee.

Respectfully submitted,

Audit Committee

Denis F. Kelly, Chair

Steven M. Altschuler

Thilo Semmelbauer

COMPENSATION COMMITTEE REPORT

The Compensation and Benefits Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with management. Based on the review and discussion, the Compensation Committee recommended to the Board of Directors that the section entitled “Compensation Discussion and Analysis” be incorporated by reference in the Company’s Annual Report on Form 10-K for fiscal 2021 and included in this Proxy Statement.

Respectfully submitted,

Compensation and Benefits Committee

Raymond Debbane, Chair

Steven M. Altschuler

Jennifer Dulski

Christopher J. Sobecki

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains our executive compensation program with respect to fiscal 2021 and the amounts in the compensation tables that follow.

Named Executive Officer	Title
Mindy Grossman(1)	Former President and Chief Executive Officer
Amy O’Keefe	Chief Financial Officer
Nicholas P. Hotchkin	Chief Operating Officer
Michael F. Colosi	General Counsel and Secretary
Michael Lysaght	Chief Digital Officer
Gail B. Tifford(2)	Former Chief Brand Officer

(1)	Ms. Grossman resigned as President and Chief Executive Officer of the Company effective March 18, 2022.
(2)	Ms. Tifford departed the Company on September 10, 2021.

Executive Summary

Fiscal 2021 Business Performance

Fiscal 2021 presented a challenging macroeconomic and consumer environment as COVID-19, including its variants, continued to negatively impact our business operations and the markets in which we do business. Additionally, as the pandemic evolves, we have seen significant shifts in consumer sentiment and behavior with respect to weight loss and wellness. These shifts in consumer sentiment and the challenging macroeconomic environment had a negative effect on our financial performance during the year. WW ended fiscal 2021 with 4.2 million subscribers, a decrease of 6% from the prior year. End of period Digital subscribers in fiscal 2021 declined 7% versus the prior year, while end of period Workshops + Digital subscribers increased 1% versus the prior year. While fiscal 2021 total revenue of $1.21 billion was down 12% versus the prior year, our Digital revenue increased 6% to $788 million versus the prior year. Our gross margin reflected the continued mix shift to our Digital business. Fiscal 2021 earnings per fully diluted share were $0.95, a decrease of $0.13 per fully diluted share compared to the prior year. In light of these results, we did not achieve the Company’s global full year 2021 financial performance goal set forth in the Company’s fiscal 2021 annual, performance-based cash bonus plan. As a result, no bonus payment was made with respect to the portion of the 2021 annual cash bonus payable in connection with the Company’s global full year fiscal 2021 financial performance. In addition, the Company did not satisfy the financial performance criteria relating to its fiscal 2021 performance year for the performance-based stock units (“PSUs”) awarded as part of the Company’s fiscal 2019 annual equity award. As a result, none of these PSUs will vest.

Throughout the year, the Company navigated the changing environment at the macroeconomic, local and consumer levels through rigorous cost management while maintaining prioritization of product development and focus on our digital and brand strategy. This included the following activities and achievements:

•	Launching our new, personalized, weight management and wellness program, known as PersonalPointsTM, to more than four million members across 12 countries and in seven languages;

•	Enhancing our e-commerce platforms and consumer product portfolio; and

•

Investing for the future in our healthcare and diabetes business; for the first time, as part of our new PersonalPoints program, WW members who indicate they have diabetes receive a food plan specifically tailored for their unique food needs.

Fiscal 2021 Pay for Performance

Our executive compensation program is designed to align the pay earned by our named executive officers (“NEOs”) with the performance delivered and the creation of shareholder value.

•

Annual cash bonuses for fiscal 2021 could be earned based on the Company’s financial performance and, in the case of some named executive officers, individual performance as well. The bonus amount attributable to the Company’s financial performance goals was allocated as follows: one-third based on operating income in the Company’s first quarter fiscal 2021, our most important quarter for member recruitment, and two-thirds based on full year fiscal 2021 operating income. Unlike prior bonus plans in recent years which used revenue as the first quarter performance metric, operating income was used for both first quarter and full year performance metrics to maximize the focus on the Company’s profitability and value creation for shareholders.

With respect to first quarter fiscal 2021 financial performance, the Company achieved the threshold level of achievement against the first quarter operating income goal but not the goal itself resulting in a bonus payout at 88.3% of target for this portion of the bonus. With respect to full year fiscal 2021 financial performance, the Company did not achieve the threshold level of achievement against the full year operating income goal resulting in no payment for this portion of the bonus. As a result, our CEO, CFO and COO, whose bonus opportunity is entirely contingent on financial performance, earned 29% of their targeted bonuses. Bonus payments for the other named executives officers ranged from 22% to 47% of target, inclusive of their individual performance portion of the bonus (other than in the case of Ms. Tifford who was not eligible given her departure to receive the individual performance portion of her bonus as discussed below).

•

The performance-vesting criteria for fiscal 2019 PSU awards was based on a full year fiscal 2021 adjusted operating income goal. The Compensation Committee determined in February 2022 that the threshold performance criteria with respect to fiscal 2021 operating income performance was not satisfied and, therefore, none of the 2019 PSUs will vest.

•

Given the continued uncertainty at the macroeconomic, local and consumer levels as a result of the dynamic COVID-19 environment, which created challenges for setting long-range goals, equity compensation in fiscal 2021 continued to be granted in the form of stock options and restricted stock units (“RSUs”).

•

The Compensation Committee considers stock options to be performance-based given the inherent need for stock price appreciation for them to yield value. All option grants from the last five years are currently below their respective exercise prices.

•

The Compensation Committee approved a return to biannual grants of RSUs. This change, which applied to all participants not just named executive officers, reduced the impact of point-in-time stock price volatility, and further increased the retention impact of awards with more frequent vesting intervals.

Executive Compensation at a Glance

To be successful, we need to attract, motivate and retain exceptional talent critical to our near- and long- term success, and align their compensation with measures that reflect strategic and financial performance and shareholder value creation. The table below summarizes the key features of our executive compensation program in operation in fiscal 2021. For additional details on these features, see “—Executive Compensation Framework and 2021 Compensation Decisions”.

Target Compensation Mix(1)
Component	CEO	Other NEOs	Description

Base Salary Attract and retain exceptional talent critical to our success

•  Reflects job responsibilities and performance

•  Determined based on subjective evaluation of factors, including position, level, scope of responsibility, prior experience and accomplishments, and contextual market data on salaries and inflation

Target Compensation Mix(1)
Component	CEO	Other NEOs	Description
Annual, Performance- Based Cash Bonus Drive and reward the achievement of our annual business objectives and, in certain cases, individual performance

•  Target value determined based on role, ranging from 60% to 150% of salary

•  Maximum payouts capped

•  Performance assessment based on quantifiable WW financial performance for CEO, CFO and COO, and a combination of financial and individual performance for other NEOs

			CEO, CFO, COO	• WW Q1 2021 operating income (33%) • WW 2021 full year operating income (67%)
			Other NEOs	• WW Q1 2021 operating income (25%) • WW 2021 full year operating income (50%) • Individual performance (25%)
Long-Term Incentives Align executive compensation with our long-term goals and creation of shareholder value

•  Variable equity compensation granted in the form of stock options and RSUs

•  Target value determined based on role, ranging from 125% to 400% of salary

•  RSUs granted in two installments (April and October) and vest one third on each anniversary of the applicable grant date

•  Stock options granted in one installment (April) and vest 100% on the third anniversary of the grant date

Benefits and Perquisites Enable financial and physical wellness, increase tenure and facilitate performance

•  Welfare and other indirect benefits generally align with programs offered to other salaried WW employees, including health care coverage, life and disability insurance protection, reimbursement for educational expenses, wellness allowance and access to group insurance coverage

• Retirement benefits including 401(k) (or local equivalent) aligned with offerings for other salaried employees and participation in a non-qualified executive profit-sharing plan

• Market competitive perquisites, including car or commuting allowance or expense reimbursement

(1)	Based on 2021 target compensation, which comprises annual base salary, target bonus and the accounting value of equity awards.

Summary of Fiscal 2021 Former CEO Compensation

The majority of our former Chief Executive Officer’s compensation was at-risk and based on the financial and stock price performance of WW. The table below summarizes target compensation for Ms. Grossman as approved by the Compensation Committee, along with her actual base salary and actual annual incentive compensation earned in respect of fiscal 2021 performance. For additional details on Ms. Grossman’s fiscal 2021 compensation, please refer to the specific sections in this discussion and analysis and the tables that follow. Highlights of Ms. Grossman’s fiscal 2021 compensation included:

•	An increase in base salary of $36,000 effective March 21, 2021;

•

A target annual incentive cash bonus of 150% of base salary, which was earned at 29% of target as a result of 83.8% achievement against the Q1 2021 operating income goal, which resulted in an 88.3% payout, and less than 80% achievement against the full year 2021 operating income goal, which resulted in a 0% payout; and

•

A target annual equity award of $4,944,000 delivered in stock options (33%) and RSUs (67%). For details on the portions of such equity award that were forfeited pursuant to Ms. Grossman’s separation agreement, see the Grants of Plan-Based Awards for Fiscal 2021 table.

Annual Base Salary	Actual Base Salary	Target Annual Incentive Cash Bonus	Actual Annual Incentive Cash Bonus	Target Equity Value(1)	Target Total Compensation(2)	Actual Total Compensation(3)
$1,236,000	$1,227,693	$1,854,000	$544,840	$4,944,000	$8,034,000	$6,716,533

(1)

Reflects the target equity value approved by the Compensation Committee; differs from the grant date fair value included in the Summary Compensation Table. Equity awarded in the form of stock options and RSUs.

(2)	Annual base salary plus target annual incentive cash bonus plus target equity value.
(3)	Actual base salary, actual annual incentive cash bonus plus target equity value.

Executive Leadership Changes

Fiscal 2021 also saw changes within our executive officer team. With respect to our named executive officers:

•	Mindy Grossman resigned as President and Chief Executive Officer of the Company effective March 18, 2022 and departed the Company as an executive officer on that same date.

•	Gail B. Tifford ceased serving as Chief Brand Officer effective September 10, 2021 and departed the Company on that same date.

In connection with these departures, the Compensation Committee approved separation agreements. See “Potential Payments upon Termination or a Change of Control—Payments Made Upon Termination—Departure of Named Executive Officers” for additional details on the applicable separation agreement.

More recently, Sima Sistani was appointed Chief Executive Officer of the Company effective March 21, 2022. See “—Certain Elements of 2022 Executive Compensation—Sima Sistani, Newly Appointed Chief Executive Officer” for additional details on her employment agreement and compensation.

The balance of this Compensation Discussion and Analysis has three sections with respect to fiscal 2021 executive compensation. In the first section, we discuss our approach to executive compensation, including our philosophy, objectives and general principles as they relate to the named executive officers. In the second section, we discuss specific practices as they relate to compensation governance, including the roles of different parties in the decision-making process, how compensation is set and goal-setting. In the third section, we provide details on the four elements of our executive compensation program and details regarding the decisions made for the named executive officers with respect to fiscal 2021. This Compensation Discussion and Analysis concludes with a section in which we discuss certain elements of the Company’s fiscal 2022 executive compensation program.

Executive Compensation Approach

Our Philosophy, Objectives and Principles

The Company’s executive compensation philosophy is to attract, motivate and retain exceptionally talented executives who are passionate about the Company’s mission to inspire people to adopt healthy habits for real life and to deliver wellness for all. Recognizing this, our executive compensation program is designed to achieve the following key objectives:

•

Attract, Motivate and Retain Exceptional Talent. Ensure that executive compensation serves to attract, motivate and retain exceptionally talented executives critical to our near- and long-term success.

•

Pay for Performance. Align executive compensation with performance measures that ensure a strong connection between executive compensation and both (i) Company and individual performance on near- and long-term strategic and financial goals and (ii) creation of shareholder value.

The following principles guide us in developing our executive compensation program and setting total compensation levels for executives:

•	Compensation levels should be closely tied to the performance and success of the Company as well as the executive’s contribution to the Company’s performance and success.

•	Compensation programs should offer an opportunity for greater compensation for exceptional and superior performance, balanced by the risk of lower compensation when performance is less successful.

•	While incentivizing strong Company performance and success, compensation programs should not encourage excessive risk taking.

•

The mix and level of compensation for an executive should reflect the importance of the executive to the Company, competition for that executive’s talent, and relative levels of compensation for other executives at the Company.

Compensation Governance and Best Practices

What We Do:	What We Don’t Do:

✓  Pay for performance

✓  Align performance objectives with our strategy

✓  Deliver majority of executive compensation in the form of at-risk and/or performance-based pay

✓  Engage with our shareholders on matters including executive compensation and governance

✓  Cap payout opportunities for incentive compensation

✓  Clawback incentive compensation

✓  Confer with an independent compensation consultant

× Discounting, reloading or repricing of stock options or stock appreciation rights × Hedging and pledging of WW stock × Compensation metrics, goals or plans that encourage excessive risk

Elements of Executive Compensation

The Company’s executive compensation program comprises four core components:

•	Base salary;

•	Annual incentive cash bonuses reflecting performance during the year;

•	Long-term equity-based compensation intended to align named executive officers’ interests with those of shareholders, reflecting multi-year financial, operational and/or stock price performance; and

•	Benefits and perquisites, including participation in retirement and deferred compensation plans.

These elements combine to promote the Company’s compensation philosophy and achieve the Company’s compensation objectives. Base salary, retirement and deferred compensation plans, change of control and other termination payments and benefits, and perquisites and other benefits provide a basic level of compensation that helps attract, motivate and retain exceptionally talented executives. Increases in base salary and annual, performance-based cash bonuses reward achievement of annual goals and progress towards multi-year goals important to the Company’s near- and long-term financial and strategic success. Equity-based incentive compensation aligns an executive’s compensation directly with the creation of shareholder value by rewarding performance and the achievement of both long- and short-term goals important to the Company’s strategic objectives and serves as a form of compensation to attract, motivate, and help retain the executive over time.

For senior executives, including the named executive officers, the Company believes that variable compensation such as equity-based and performance-based compensation should be a higher percentage of total compensation than for less senior executives. We feel that this type of compensation relates most directly to the achievement of business, strategic and financial objectives and goals and to building shareholder value, and the performance of senior executives has a strong and direct impact on achieving these objectives and goals and building shareholder value.

In making decisions with respect to any element of an executive’s compensation, the Company considers the total current compensation that may be awarded to the executive, including base salary, annual, performance- based cash bonus, and long-term equity incentive compensation. The Company’s goal is to award compensation that is reasonable in relation to the Company’s compensation philosophy and objectives when all elements of potential compensation are considered.

Compensation Governance

Roles and Responsibilities

Role of the Compensation Committee

The Compensation Committee has four independent non-employee directors as its members and is responsible for determining the compensation for each of the named executive officers. For a discussion of the principal responsibilities and duties of the Compensation Committee, see “Corporate Governance—Committees of the Board of Directors—Compensation Committee”. In particular, from time to time during the fiscal year, the Compensation Committee reviews the base salary, cash bonuses, equity-based incentive compensation and other material benefits, direct and indirect, of the named executive officers.

When determining the appropriate level and mix of compensation, the Compensation Committee gives consideration to factors including the named executive officer’s impact on the Company’s results, scope of responsibility, past accomplishments and prior experience, data on prevailing compensation levels and performance evaluations from the Chief Executive Officer on roles other than her own. For each named executive officer, the Compensation Committee determines each component of compensation based on its assessment of the executive’s achievement of his or her individual performance goals and objectives, as applicable, as well as the Company’s overall achievement of its goals and objectives.

Role of Management

The Chief Executive Officer does not participate in the Compensation Committee’s deliberations or decisions regarding her own compensation. At the Compensation Committee’s request, the Chief Executive Officer reviews the performance of the other named executive officers. The Compensation Committee gives considerable weight to these evaluations because of the Chief Executive Officer’s direct knowledge of each executive’s performance, responsibilities and contributions. Typically, no other senior executive, except the Company’s principal human resources executive, has any regular input into executive compensation decisions.

Role of the Independent Consultant

The Compensation Committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”) to serve as its independent compensation consultant. At the request of the Compensation Committee, FW Cook provides independent advice on proposals from management and insight into broader market practices and compensation trends for context, and has a consultant attend Compensation Committee meetings. FW Cook is engaged directly by the Compensation Committee, although its consultants may interact with management to enable the effective discharge of their duties.

The Compensation Committee reviewed the independence status of FW Cook, and determined that the work provided by FW Cook did not raise any conflicts of interest. The Compensation Committee has sole authority to hire compensation consultants, determine the nature and scope of and the compensation for their services, evaluate their performance, and terminate their services. Compensation consultants do not determine the amount or form of executive and director compensation; their role is limited to providing data and advice to the Compensation Committee for its consideration and attending Compensation Committee meetings as requested.

The Compensation Committee may consider these inputs, observations and advice from compensation consultants as one factor in making decisions with respect to compensation matters along with information and analyses it receives from management and its own judgment and experience.

Role of our Shareholders

The Compensation Committee considers the results of the advisory, non-binding “say-on-pay” votes in connection with the discharge of its responsibilities. At our 2021 Annual Meeting of Shareholders, a majority of votes were cast in favor of say-on-pay, demonstrating continued support for the compensation of our named executive officers. Following the Compensation Committee’s review and consideration of this shareholder support, the Compensation Committee determined to make no changes to its approach to executive compensation except as discussed further in this Compensation Discussion and Analysis.

In addition, the Company’s Vice President, Investor Relations and its General Counsel and Secretary engage in discussions with certain institutional investors. The topics discussed, include, among other things, our compensation philosophy, pay for performance and flexible work model (Work from Wherever), and the institutional investors’ overall views regarding prudent corporate governance, including Board of Directors and executive team composition, executive compensation and governance structure. The feedback collected is reported back to the Compensation Committee to inform discussions on executive compensation. We understand the importance of shareholder outreach and expect to continue the dialogue with our major shareholders in fiscal 2022.

Competitive Considerations

The Company is a global organization that operates and recruits across diverse markets and types of business lines. Given the mix of business in which the Company is engaged, the Company believes that strict benchmarking against a select group of companies does not provide a meaningful basis for establishing compensation. Therefore, the Company does not maintain a specific list of compensation peers or a target percentile in determining compensation for senior executives, including named executive officers. However, the Company and the Compensation Committee periodically review information regarding compensation trends and levels from a variety of sources in order to obtain a general understanding of current compensation practices. These sources vary depending on the position as well as geography, and typically cover broad public company indexes.

Compensation decisions are made in this context, with reference to the characteristics of each executive’s specific role, responsibilities, qualifications and experience. In particular, the determination of base salary, target annual bonus percentage, and target long-term equity incentive compensation value are based on the Compensation Committee’s subjective evaluation of a variety of factors, including the executive’s position, level and scope of responsibility, prior experience and past accomplishments, as well as the individual’s strengths, performance, development and expected future performance. More broadly the Compensation Committee considers compensation increases in the context of the Company’s overall financial performance, general economic factors, and internal pay equity.

Policy Regarding the Clawback of Incentive Compensation

In July 2021, the Board of Directors adopted an incentive compensation clawback policy (the “Clawback Policy”) applying to, among others, the Company’s current and former officers and members of the Executive Committee. The Clawback Policy permits the Compensation Committee to recoup or “clawback” all or portions of performance bonuses and long-term incentive awards in certain events, including the restatement of the Company’s reported financial results due to material non-compliance with financial reporting requirements or certain acts of misconduct by such employees.

Policy Regarding Executive Common Stock Ownership

The Company has no formal policy regarding Common Stock ownership or retention by the Company’s senior executives, including the named executive officers. However, the Company encourages senior executives to retain ownership of a portion of the equity-based incentive compensation that they have been awarded. The Company encourages this equity retention so that our senior executives’ interests are more closely aligned with the interests of our shareholders.

Policy Regarding Hedging

Pursuant to the Company’s Amended and Restated Securities Trading Policy, all Company employees (including officers) and directors may not engage in any hedging or monetization transactions with respect to Company securities, including, but not limited to, through the use of financial instruments that are designed to hedge or offset any decrease in the market value of equity securities granted as compensation or held directly or indirectly, such as exchange funds, prepaid variable forwards, equity swaps, puts, calls, collars, forwards and other derivative instruments. Short-term investment activity in Company securities, such as trading in or writing options, arbitrage trading or “day trading,” is also prohibited. In addition, employees and directors may not take “short” positions in Company securities.

Use of Employment Agreements

Ms. Grossman was employed by the Company pursuant to an employment agreement she entered into with the Company on April 21, 2017. On September 28, 2021, Ms. Grossman entered into a separation agreement with the Company in connection with her resignation as President and Chief Executive Officer and director of the Company which superseded her employment agreement. See “Potential Payments upon Termination or a Change of Control—Payments Made Upon Termination—Departure of Named Executive Officers—Mindy Grossman, Former President and Chief Executive Officer” for additional details on Ms. Grossman’s separation agreement. Apart from continuity agreements, which detail severance and termination payments, benefits and other provisions, none of the other named executive officers has an employment agreement with the Company.

More recently, on February 23, 2022, the Company entered into an employment agreement with Ms. Sistani in connection with her appointment as Chief Executive Officer effective March 21, 2022. For details on Ms. Sistani’s employment agreement, see “—Certain Elements of 2022 Executive Compensation—Sima Sistani, Newly Appointed Chief Executive Officer”.

Executive Compensation Framework and 2021 Compensation Decisions

Base Salary

The objective of base salary is to provide fixed compensation to an executive that reflects her or his job responsibilities and performance. Named executive officers’ base salary levels are reviewed and approved annually by the Compensation Committee. This typically takes place in the first fiscal quarter as part of the Company’s performance review process as well as upon a hiring, promotion or other change in job responsibilities, taking into account the factors described in the “—Compensation Governance—Competitive Considerations” section above.

In fiscal 2021, the Compensation Committee approved salary increases of 0% to 4% for the named executive officers as follows:

Named Executive Officer	2021 Base Salary and Actions (if any)
Mindy Grossman	$1,236,000 effective March 21, 2021, an increase of 3.0% from $1,200,000
Amy O’Keefe	$530,000, no actions taken
Nicholas P. Hotchkin	$700,000, no actions taken
Michael F. Colosi	$509,813 effective March 21, 2021, an increase of 3.0% from $494,964
Michael Lysaght	$506,384 effective March 21, 2021, an increase of 3.0% from $491,634
Gail B. Tifford(1)	$640,591 effective March 21, 2021, an increase of 4.0% from $615,953

(1)	Ms. Tifford departed the Company on September 10, 2021.

Cash Bonuses

Annual, Performance-Based Cash Bonus

The Company’s executive compensation program provides for a variable cash bonus that incentivizes and rewards executives based on the achievement of specific annual Company and individual performance objectives, as applicable. Each named executive officer’s annual target cash bonus, expressed as a percentage of base salary, is reviewed by the Compensation Committee periodically, based on the factors described in the “—Compensation Governance—Competitive Considerations” section above. With respect to fiscal 2021, the level of cash bonus that could have been earned ranged from 0% to 200% of target depending on performance. Named executive officers’ target bonus percentage were unchanged for fiscal 2021. Since Ms. Tifford departed the Company on September 10, 2021, prior to the Company paying the portions of the fiscal 2021 annual, performance-based cash bonuses attributable to full year fiscal 2021 operating income and individual performance in March 2022, she was not eligible to receive such portions of the fiscal 2021 annual, performance-based cash bonus. See “Potential Payments upon Termination or a Change of Control—Payments Made Upon Termination—Departure of Named Executive Officers—Gail Tifford, Former Chief Brand Officer” for details regarding the payments made to Ms. Tifford pursuant to her separation agreement.

Determination of Financial Performance Metrics and Goals

The Compensation Committee generally establishes the financial performance goals each year for the annual, performance-based cash bonus based on the Company’s internal annual operating plan. In fiscal 2021, the Compensation Committee continued to believe that measuring performance on a Q1 and full-year basis remained appropriate and that operating income remained one of the most appropriate measures of the

Company’s financial performance as it measured profitability and value creation for shareholders. The Compensation Committee determined to replace revenue, which had been used in recent years, as the performance metric for Q1 with operating income such that operating income was the financial performance metric for both Q1 and full year in fiscal 2021. This served to maximize the focus on aligning annual cash bonus payouts with the Company’s profitability and value creation for shareholders.

The Compensation Committee establishes the financial performance goals so that the minimum performance level is reasonably likely to be achieved, while the target financial performance goals are more challenging. In recent years, the Company has met, exceeded and not achieved the target financial performance goals.

All named executive officers hold enterprise-wide roles, and so financial performance was measured at the global Company level with respect to the fiscal 2021 annual, performance-based cash bonus.

Named Executive Officer	2021 Target Bonus Opportunity (% of Fiscal 2021 Base Salary)	Fiscal 2021 Performance Factors and Weightings
Mindy Grossman	150%	33% Q1 Operating Income 67% Full Year Operating Income
Amy O’Keefe	65%
Nicholas P. Hotchkin	100%
Michael F. Colosi	60%	25% Q1 Operating Income 50% Full Year Operating Income 25% Individual Performance
Michael Lysaght	60%
Gail B. Tifford(1)	60%

(1)

Ms. Tifford received that portion of her fiscal 2021 annual, performance-based cash bonus attributable to Q1 operating income performance which was paid in May 2021. However, since Ms. Tifford departed the Company on September 10, 2021, prior to the Company paying the remainder of the fiscal 2021 annual, performance-based cash bonuses in March 2022, she was not eligible to receive those portions of the fiscal 2021 annual, performance-based cash bonus attributable to full year fiscal 2021 operating income performance and individual performance.

For the fiscal 2021 annual, performance-based cash bonus plan, the Compensation Committee approved the following financial performance goal ratings and associated payout scale:

Fiscal 2021 Metric		Threshold	Target	Maximum	Actual
Percentage of Target Q1 Operating Income	Goal	31.25%	100%	175% and greater	83.8%
	Rating/Pay out(1)	50%	100%	200%	88.3%
Percentage of Target Full Year Operating Income	Goal	80%	97-100%(2)	110% and greater	< 80%
	Rating/Pay out(1)	33.33%	100%(2)	200%	0%

(1)

The financial performance goal rating for a percentage of the goal achieved for fiscal 2021 that fell between target percentages set forth above was calculated on a proportional, sliding scale between the target percentages. For example, if the Company had achieved 95% of its full year operating income goal, the associated payout would have been 92.16%.

(2)	When measuring the achievement against the full year operating income goal, the achievement of between 97% to 100% of target would have had an associated payout of 100%.

The Compensation Committee believes that the evaluation of the Company’s financial performance goals is best achieved if the actual fiscal year results are adjusted to exclude certain items while the target objectives remain fixed. For fiscal 2021, the Compensation Committee reserved the ability to adjust the actual results to exclude, if any, the effects of extraordinary, unusual or infrequently occurring events or changes in accounting principles and to exercise discretion with respect to matters of (i) in the case of the Q1 operating income goal, material matters of managerial or accounting judgment, and (ii) in the case of the full year operating income goal, matters of accounting judgment, allocation and relative financial performance between business units. The Q1 operating income goal was determined in December 2020 and the full year operating income goal was determined in March 2021 by the Compensation Committee. The Compensation Committee adjusted the reported Q1 operating income of the Company for fiscal 2021 of $2.8 million by $10.6 million to exclude the aggregate impact of the charges associated with the Company’s previously disclosed Q1 2021 restructuring plan and the bonus expense with respect to the acceleration of the payment of the portion of the 2021 annual cash bonus attributable to Q1 operating income. Such adjusted operating income of the Company for Q1 fiscal 2021 was $13.4 million. The Compensation Committee did not exercise its ability to adjust actual full year fiscal 2021 operating income.

The Company’s global Q1 fiscal 2021 operating income goal was equal to $16 million for the 2021 annual, performance-based cash bonus plan. The Company’s global full year fiscal 2021 operating income goal was $282 million for the 2021 annual, performance-based cash bonus plan. Following the Compensation Committee’s review of the Company’s fiscal 2021 financial performance, as adjusted in the case of the first quarter, against the target financial performance goals, the Compensation Committee determined that the Company achieved threshold performance against its global Q1 fiscal 2021 operating income goal and accordingly approved a payout of 88.3% of that portion of the bonus but did not achieve threshold performance against its full year fiscal 2021 operating income goal and accordingly approved a payout of 0% for that portion of the bonus.

Determination of Individual Performance Rating and Individual Performance Percentage Payout

All executives, including named executive officers other than the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, have individual performance goals for each fiscal year. Typically, individual performance goals are set by the executive’s manager and will reflect the Company’s business and strategic plan and objectives, and each executive’s individual responsibilities. The executive’s manager determines after the end of each fiscal year the executive’s individual performance rating and associated payout for the past year based on the executive’s performance against his or her individual performance goals.

An executive can receive an individual performance percentage payout of between 0% and 200% for the portion of his or her annual cash bonus determined by the executive’s individual performance. Achieving the target individual performance goal for all individual performance objectives would yield an individual performance percentage payout of between 80% and 110% as determined in the discretion of the executive’s manager. An executive is only eligible for an annual, performance-based cash bonus if he or she is awarded by his or her manager an individual performance percentage payout of 25% or more, regardless of whether the Company achieves the threshold financial performance goals for the year. For the named executive officers with an individual component in their performance-based cash bonus, the Chief Executive Officer initially determines the individual performance percentage payouts which are reviewed and approved by the Compensation Committee. Individual performance ratings for the applicable named executive officers ranged from 95% to 100% in respect of fiscal 2021.

Payout of Annual, Performance-Based Cash Bonus

In a typical year, as was the case in fiscal 2021, the Compensation Committee determines and approves the amount of the annual, performance-based cash bonus to be paid to each eligible named executive officer following the conclusion of the fiscal year with a payout generally occurring in March or April. To recognize the challenging economic and operational environment for our employees, the Compensation Committee approved an acceleration of the 2021 annual cash bonus payment in respect of Q1 fiscal 2021 operating income performance to May 2021. The payouts in respect of full year fiscal 2021 operating income performance and individual performance for the eligible named executive officers took place on the normal schedule.

The following table shows the 2021 annual, performance-based cash bonus percentage payout for each of the eligible named executive officers:

Named Executive Officer	Target Bonus Percentage (% of Fiscal 2021 Base Salary)	Weighted Financial Performance Payout (% of Target Bonus)	Overall Percentage Payout (% of Target Bonus)	Actual Performance- Based Cash Bonus(1)(2)
Mindy Grossman	150%	29%	29%	$544,840
Amy O’Keefe	65%	29%	29%	$101,239
Nicholas P. Hotchkin	100%	29%	29%	$205,711
Michael F. Colosi	60%	22%	47%	$143,959
Michael Lysaght	60%	22%	46%	$139,192
Gail B. Tifford(2)	60%	22%	22%	$84,798

(1)

For Mses. Grossman and O’Keefe and Mr. Hotchkin, bonus payouts were based entirely on the Company’s financial performance, while for Messrs. Colosi and Lysaght, payouts were based on a combination of the applicable financial performance percentage payouts and individual performance percentage payout, as applicable.

(2)

Ms. Tifford received that portion of her fiscal 2021 annual, performance-based cash bonus attributable to Q1 operating income performance which was paid in May 2021. However, since Ms. Tifford departed the Company on September 10, 2021, prior to the Company paying the remainder of the fiscal 2021 annual, performance-based cash bonuses in March 2022, she was not eligible to receive those portions of the fiscal 2021 annual, performance-based cash bonus attributable to full year fiscal 2021 operating income performance and individual performance.

Other Cash Bonuses

From time to time, in order to attract or retain executive talent, to reward performance outside of the executive’s individual responsibilities, to reward performance on a special project or to reward performance of extraordinary responsibilities assumed by the executive, the Compensation Committee may award other cash bonuses to executives. For example, in connection with the successful execution of the Company’s previously disclosed April 2021 debt refinancing, on March 15, 2022, the Compensation Committee approved the grant to Ms. O’Keefe of a discretionary, one-time cash bonus of $250,000 to be paid on or before April 15, 2022.

Long-Term Equity Incentive Compensation

The Compensation Committee may periodically award executives, including the named executive officers, stock options, RSUs, PSUs and/or other equity-based awards. The principal objective of the Company’s long- term equity incentive compensation program is to align compensation for executives over a multi-year period directly with the interests of shareholders of the Company. The Company believes that granting equity-based awards provides executives with a strong financial incentive to maximize shareholder returns over the longer term, and that these awards are an important tool with which to recruit, retain and motivate the key talent necessary to ensure the Company’s continued success. Furthermore, the Company granting a combination of different equity vehicles can achieve different objectives:

•

Stock options, which historically have generally only had time-vesting criteria (“Time-Vesting Options”), generally terminated within ten years from date of grant, and generally had exercise prices equal to the average of the closing price of our Common Stock on the grant date and the four previous trading days, reward executives only if the stock price increases in comparison to the exercise price. Thus, stock options directly incentivize creation of shareholder value after the grant date.

•

Stock units, which vary in value depending on the stock price of our Common Stock prior to vesting, are impacted by all stock price changes, so the value to executives is affected by both increases and decreases in stock price from the market price at the date of grant. In the case of PSU awards, there is additional alignment with the successful achievement of the Company’s long-term strategic goals.

Annual Awards

In fiscal years 2017 through 2019, the Compensation Committee approved annual equity grants to the named executive officers in a mix of RSUs and PSUs. This mix promoted the alignment of our long-term equity incentive compensation program with the Company’s long-term strategic goals while continuing to encourage retention.

In fiscal 2020 and fiscal 2021, the Compensation Committee pivoted the annual equity award mix to a combination of Time-Vesting Options and RSUs. This reflected management’s and the Compensation Committee’s concerns about the unknown impacts (and duration of such impacts) of COVID-19 on the business and consumer sentiment, and the challenges of setting sufficiently-informed long-term performance goals. This pivot from PSUs to stock options provided clarity with respect to performance goals to equity plan participants, including the named executive officers, at a time of uncertainty when retention of talent was critical and increasingly challenging, while it also continued to align participants’ interests with those of our shareholders. In particular, the reintroduction of stock options in the fiscal 2020 annual equity award was deemed a reasonable proxy for PSUs given stock options will only generate value to the extent our Common Stock price increases over the three years after the grant date. The alignment of pay with performance and the inherent performance-oriented nature of stock options is evidenced by many of the outstanding awards currently being below their respective exercise prices and as such holding no intrinsic value. Stock options motivate participants, including the named executive officers, to drive sustained increases in our Common Stock price over the coming years. For the fiscal 2021 annual equity awards, RSU awards were granted in two equal installments in April and October. This change in grant practice from the prior year, which applied to all participants not just named executive officers, was consistent with historical practice and reduced the impact of point-in-time stock price volatility and further increased the retention impact of awards with more frequent vesting intervals. Similar to the prior year, fiscal 2021 annual stock option awards were granted in one installment in April.

	2017	2018	2019	2020	2021	2022	2023	2024	Percentage of Target PSUs Vested
2017	66.7% RSUs which vested in equal 1/6th tranches over three years 33.3% PSUs which vested based on fiscal 2017, 2018 and 2019 operating income performance, as applicable								111%

	2018	66.7% RSUs which vested in equal 1/6th tranches over three years 33.3% PSUs which did not vest based on fiscal 2020 operating income and revenue performance							0%

		2019	66.7% RSUs which vest in equal 1/6th tranches over three years 33.3% PSUs which will not vest based on fiscal 2021 operating income performance						0% to vest

			2020	66.7% RSUs which vest in equal 1/6th tranches over three years 33.3% Stock Options which vest 100% on the third anniversary of the date of grant					N/A

				2021(1)	66.7% RSUs which vest in equal 1/3rd tranches over three years 33.3% Stock Options which vest 100% on the third anniversary of the date of grant				N/A

(1)

For additional details on the vesting schedule of the fiscal 2021 annual equity awards and, in the case of Ms. Grossman, the vesting acceleration of the first tranche of her April 15th RSU award, see the Grants of Plan-Based Awards for Fiscal 2021 table below and “Potential Payments Upon Termination or a Change of Control—Payments Made Upon Termination—Departure of Named Executive Officers—Mindy Grossman, Former President and Chief Executive Officer”.

The Compensation Committee approved the following annual equity awards in respect of fiscal 2021 for the named executive officers.

	2021 Target Annual Equity Award
Named Executive Officer	% Annual Base Salary	Target Value	2021 Grant Date Fair Value(1)
Mindy Grossman(2)	400%	$4,944,000	$3,130,976	(3)
Amy O’Keefe	130%	$689,000	$673,317
Nicholas P. Hotchkin	200%	$1,400,000	$1,368,154
Michael F. Colosi	125%	$637,267	$622,768
Michael Lysaght	125%	$632,980	$618,551
Gail B. Tifford(2)	125%	$800,739	$507,080	(4)

(1)

Amounts shown represent the aggregate grant date fair value of the applicable fiscal 2021 annual equity awards of RSUs and stock options as shown in the Grants of Plan-Based Awards for Fiscal 2021 table below.

(2)

The Compensation Committee approved an annual equity award for each of Mses. Grossman and Tifford, a portion of which consisted of an award of RSUs to be granted in two equal installments on April 15, 2021 and October 15, 2021 and would have vested one-third per year over three years on each anniversary of the grant date and the remaining portion of which consisted of Time-Vesting Options granted on April 15, 2021 and would have vested 100% on the third anniversary of the grant date.

(3)

The amount shown reflects the grant of the first installment of Ms. Grossman’s annual equity award consisting of RSUs on April 15, 2021 and the Time Vesting Options of her annual equity award granted on that same date. Pursuant to the terms of Ms. Grossman’s separation agreement, on September 28, 2021, all of the annual equity awards of RSUs (other than the first tranche which was scheduled to vest on April 15, 2022 and which vesting was accelerated to March 18, 2022) all equity awards (or any portion thereof) and Time Vesting Options were forfeited since they were not otherwise scheduled to vest in the ordinary course on or before April 15, 2022. Additionally, Ms. Grossman was never granted the second installment of her 2021 annual equity award which was to consist of RSUs and be granted on October 15, 2021 given no portion of such award was scheduled to vest in the ordinary course on or before April 15, 2022. See “Potential Payments upon Termination or a Change of Control—Payments Made Upon Termination—Departure of Named Executive Officers—Mindy Grossman, Former President and Chief Executive Officer” for additional details regarding Ms. Grossman’s separation agreement.

(4)

The amount shown reflects the grant of the first installment of Ms. Tifford’s annual equity award consisting of RSUs on April 15, 2021 and the Time Vesting Options of her annual award granted on that same date. Since Ms. Tifford departed the Company on September 10, 2021, she was not eligible to be granted the second installment of her annual equity award consisting of RSUs on October 15, 2021. Upon Ms. Tifford’s departure from the Company on September 10, 2021, the then-unvested RSUs and Time-Vesting Options granted on April 15, 2021 were forfeited.

Fiscal 2019 PSU Annual Equity Award Performance Measurement

On February 15, 2022, with respect to the PSUs granted as part of the fiscal 2019 annual equity award, the Compensation Committee determined that the performance criteria established in connection with the PSU award relating to the fiscal 2021 performance year (the “2021 Performance Year PSUs”) had not been satisfied based on the fiscal 2021 Adjusted Operating Income (as defined in the Company’s applicable term sheet for PSU awards) target amount of $372 million. As a result, none of the 2021 Performance Year PSUs will vest.

Hiring Awards

Historically, hiring awards consisted of Time-Vesting Options, RSUs or a combination of both. Hiring awards for newly-hired named executive officers, if made, are granted promptly following their hire with their first day of employment coinciding with the grant date of the award. Stock options granted with respect to hiring awards generally have exercise prices equal to the average of the closing price of our Common Stock on the grant date and the four previous trading days. Generally, these stock options and RSUs vest proportionately and become exercisable in annual increments over a three- to five-year period. In addition, from time to time, hiring awards for newly-hired senior executives are structured such that the stock options and/or RSUs awarded are granted in two equal installments with grant dates that align with the grant dates of the annual awards made in the fiscal year of hire. In such cases, when a newly-hired senior executive commences employment after May 15th, the grant date of the first installment has typically been the first day of employment or the 15th day of the calendar month following the first day of employment. These hiring awards that are aligned with annual awards generally vest proportionately and become exercisable in annual increments over a three- to five-year period and/or have three-year cliff vesting. The Compensation Committee may establish separate vesting and exercisability for each installment. Hiring awards constituting stock options generally terminate on the tenth anniversary of their grant date. For details of Ms. Sistani’s hiring awards granted in fiscal 2022, see “—Certain Elements of 2022 Executive Compensation—Sima Sistani, Newly Appointed Chief Executive Officer”.

Special Awards

From time to time, special equity awards may be made to certain named executive officers in connection with a promotion, change in or assumption of new job responsibilities, job performance or other special circumstance. Historically, such special awards consisted of stock options, RSUs, PSUs or a combination thereof. With respect to stock options and RSUs granted, vesting and exercise prices are established at the time the Compensation Committee grants special awards. These special awards of stock options and RSUs generally have time-based vesting criteria in the form of annual increments over three to five years and any such stock option awards terminate on the tenth anniversary of their grant date. With respect to special awards of PSUs, the vesting criteria is typically the same as those PSUs granted as an annual award in that same year.

In connection with Mr. Lysaght’s and Ms. Tifford’s performance, the Compensation Committee determined to award each of them a one-time equity award of RSUs in an aggregate dollar amount of one-times salary in fiscal 2021. The awards will vest, or in the case of Ms. Tifford, were to vest, proportionately over three years on each anniversary of the grant date. See the Outstanding Equity Awards at Fiscal 2021 Year-End table for additional details on these special awards and, in the case of Ms. Tifford, the forfeiture thereof.

Benefits and Perquisites

Retirement and Deferred Compensation Plans, Termination Payments and Other Arrangements

The objectives of the Company’s retirement and deferred compensation plans and other retirement arrangements are to help provide financial security into retirement, reward and motivate tenure, and retain talent in a competitive market. In addition, the objective of the Company’s termination payments to senior executives is to help attract talent in a competitive market and, in the event of payments upon a change of control, is to motivate certain executives to remain with the Company despite the uncertainty that may arise in the context of change of control situations.

Savings Plan

We sponsor a savings plan for salaried and certain hourly U.S. employees, including our named executive officers. The savings plan is a tax-qualified 401(k) retirement savings plan pursuant to which participants are able to contribute, on a pre-tax basis, up to the lesser of 50% of their eligible earnings and the limit prescribed by the Internal Revenue Service. All participant contributions to the savings plan are fully vested upon contribution. All matching contributions by the Company become vested on the date on which the participant’s aggregate service to the Company totals three years. Matching contributions also fully vest immediately upon the participant reaching the age of 65, becoming permanently disabled or dying, or being terminated by the Company without “cause”.

Executive Profit Sharing Plan

We had also established a non-qualified executive profit sharing plan for U.S. highly compensated employees, including the named executive officers, which we recently suspended. See “—Certain Elements of 2022 Executive Compensation—Executive Profit Sharing Plan” for additional details on such suspension. The executive profit sharing plan provided for a guaranteed monthly Company contribution for each participant based on the participant’s age and the participant’s eligible earnings. In addition, the executive profit sharing plan provided for supplemental Company contributions to be made at the discretion of the Company under certain circumstances, which the Company had not made in recent years. Pursuant to the terms of the executive profit sharing plan, the Company continues to credit each participant’s executive profit sharing account with interest at an annual rate equal to the sum of (a) 2% plus (b) the annualized prime rate, as published in The Wall Street Journal, compounded as of the end of each fiscal month, subject to a cap of 15%, as it has done in the past.

The following table summarizes the historical guaranteed monthly contribution amounts based on selected ages of a participant:

Age of Participant	Guaranteed Monthly Contribution of Participant’s Eligible Earnings
35-39	2.50%
40-44	3.50%
45-49	4.50%
50-54	5.50%
55-59	6.00%
60 and Over	6.50%

Contributions to a participant’s executive profit sharing account and interest thereon are fully vested upon the date on which the participant’s aggregate service to the Company totals three years. Contributions and interest also generally fully vest immediately upon the participant reaching the age of 65, becoming permanently disabled or dying, or being terminated by the Company without “cause”. Generally, the vested contributions to a participant’s executive profit sharing account and interest thereon are paid to the participant, or his or her beneficiary or legal representative, as the case may be, following the participant’s termination of employment with the Company other than termination by the Company for “cause” in which case all benefits are forfeited by the participant. The timing of any such distribution following termination is subject to the terms of the executive profit sharing plan. The executive profit sharing plan also provides for certain early payments from a participant’s executive profit sharing account in limited hardship situations subject to the terms of the plan.

Termination Payments upon a Change of Control

The Company has determined that it is in the best interests of its shareholders to reinforce and encourage the continued attention and dedication of our key executives to their duties, without personal distraction or conflict of interest in circumstances that could arise in connection with any change of control of the Company. Therefore, the Company has entered into continuity agreements with certain of our named executive officers and certain other senior executives which provide for certain severance payments and provision of benefits upon a termination in connection with a change in control or, in the case of those certain named executive officers and such other executives, upon a termination for long-term disability, retirement or death. For a more fulsome discussion of these benefits, see “Potential Payments upon Termination or a Change of Control—Payments Made Upon a Change of Control—Continuity Agreements”. The payments and benefits provided under Ms. Grossman’s separation agreement superseded any payments and benefits that would have been made pursuant to her previously executed continuity agreement. See “Potential Payments Upon Termination or a Change of Control—Payments Made Upon Termination—Departure of Named Executive Officers—Mindy Grossman, Former President and Chief Executive Officer” for details regarding Ms. Grossman’s separation agreement.

Other Retirement, Retention or Severance Arrangements

The Company has no formal policy regarding retirement or retention arrangements. From time to time, the Compensation Committee or the Board of Directors in its discretion, based upon the nature or circumstances surrounding the hiring, promotion, retention or departure of an individual, or upon review of the transition and skill needs of the Company, competitive conditions and/or the relationship of a senior executive’s compensation to the compensation of other senior executives of the Company, enters into retirement, retention and/or severance arrangements with certain senior executives, including certain named executive officers. For example, in connection with Ms. Tifford’s and Ms. Grossman’s departures, the Company entered into separation agreements with each of them that provided for certain payments and provision of certain benefits by the Company to Ms. Tifford and Ms. Grossman and included associated restrictive covenants. See “Potential Payments Upon Termination or a Change of Control—Payments Made Upon Termination—Departure of Named Executive Officers” for details regarding the terms and conditions of their respective separation agreements.

Additionally, the Company is subject to certain statutory and, in some cases, common law requirements of the countries in which it operates that may give rise to certain benefits for its senior executives upon retirement, termination or other events.

Other Benefits and Perquisites

The Company provides benefits to its full-time employees including health care coverage, life and disability insurance protection, reimbursement for educational expenses, a wellness-related allowance and access to favorably-priced group insurance coverage. The Company provides these benefits to help alleviate the financial costs and loss of income arising from illness, death or disability, to encourage ongoing education in job-related areas, to promote the wellness of its employees and to allow employees to take advantage of reduced insurance rates available for group policies. In addition to the benefits provided to full-time employees generally, the Company provides named executive officers with certain perquisites that the Company and the Compensation Committee believe are reasonable and consistent with the Company’s overall compensation program to better enable the Company to attract and retain employees for key positions. These perquisites may include, as applicable, cost of living, housing, car, commuting and/or transportation allowances and reimbursement of costs associated with relocation, dependents’ education, temporary living arrangements, home leave travel, commuting, internet and other home office arrangements and mobile devices (which are permitted to be used for personal matters) as well as tax gross-up payments with respect to such allowances and reimbursements and tax equalization in connection with certain assignments. The Compensation Committee periodically reviews the levels of benefits and perquisites provided to named executive officers.

Additional Information

Excess Parachute Payment Excise Taxes

Under the terms of a continuity agreement (i) if it is determined that certain payments and benefits provided under the agreement and under any other plan or arrangement with the Company and its affiliates in the aggregate would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code (the “280G excise tax”), or to any similar tax, and the aggregate value of the parachute payment exceeds a certain threshold amount calculated under the Internal Revenue Code by 5% or less, then (ii) the parachute payment will be reduced to the extent necessary so that the aggregate value of the parachute payment is equal to an amount that is less than such threshold amount; provided, however, that if the aggregate value of the parachute payment exceeds the threshold amount by more than 5%, then the executive will be entitled to receive an additional payment or payments in an amount such that, after payment by the executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any excise tax imposed upon this payment, the executive retains an amount equal to the excise tax imposed upon the parachute payment.

Internal Revenue Code Section 409A

If, under the continuity agreements or our stock plans, any payments or benefits that the Company would be required to provide under the continuity agreements or any of our stock plans cannot be provided in the manner contemplated in the continuity agreements or under the applicable plan without subjecting the executive to income tax under Section 409A of the Internal Revenue Code, the Company shall provide such intended payments or benefits to the executive in an alternative manner that conveys an equivalent economic benefit to the executive without materially increasing the aggregate cost to the Company.

The Section 162(m) of the Internal Revenue Code $1 Million Deduction Limit

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction to a public corporation for compensation over $1.0 million paid in any fiscal year to a company’s chief executive officer or other named executive officers (excluding the company’s principal financial officer, in the case of tax years preceding 2018). However, in the case of tax years preceding 2018, the statute exempted qualifying performance-based compensation from the deduction limit if certain requirements were met. Section 162(m) was amended in December 2017 by the Tax Cuts and Jobs Act to eliminate the exception for performance-based compensation (other than with respect to payments made pursuant to certain “grandfathered” arrangements entered into prior to November 2, 2017) and to expand the group of current and former executive officers who may be covered by the deduction limit under Section 162(m). For the Company’s fiscal years prior to 2018, its shareholder approved incentive plans were structured to provide that certain awards could be made in a manner to qualify for the performance-based compensation exemption and the Compensation Committee generally sought to structure performance-based compensation for our named executive officers in a manner that complied with the corresponding Section 162(m) exemption. The Compensation Committee expects in the future to authorize compensation in excess of $1.0 million to named executive officers that will not be deductible under Section 162(m) when it believes doing so is in the best interests of the Company and its shareholders.

Accounting Considerations

The Compensation Committee also considers the accounting and cash flow implications of various forms of executive compensation. In its financial statements, the Company records salaries and performance-based compensation incentives as expenses in the amount paid, or to be paid, to the named executive officers. Accounting rules also require the Company to record an expense in its financial statements for equity awards, even though equity awards are not paid as cash to employees. The accounting expense of equity awards to employees is calculated in accordance with the provisions of the Financial Accounting Standards Board (FASB) Accounting Standards Codification, Topic 718, Compensation—Stock Compensation. The Compensation Committee believes, however, that the many advantages of equity-based compensation, as discussed above, more than compensate for the non-cash accounting expense associated with them.

Annual Equity Grant Procedures

The Compensation Committee administers our stock plans. In fiscal 2021, pursuant to its equity grant procedures, the Compensation Committee based annual awards on an aggregate dollar value based on a percentage of an executive’s base salary which would then be converted into a number of RSUs and/or stock options as described below. Pursuant to its equity grant procedures, for awards that are a mix of stock options, RSUs and/or PSUs, the aggregate dollar value is typically divided between the forms of equity based on percentage amounts approved by the Compensation Committee.

Historically, annual awards generally would be granted (i) with respect to RSUs, in two equal installments and (ii) with respect to PSUs, in one installment. Historically, the first installment of an annual award consisting of RSUs and/or PSUs is generally granted on May 15th of each year (except in the case of a new employee who is granted the right to participate in the annual award program in his or her year of hire and whose employment start date is after the grant date, in which case the first installment is granted on the 15th day of the calendar month following such start date) and the second installment of an annual award consisting of RSUs is generally granted on November 15th of each year; provided, however, in the event such grant date falls on a weekend, the applicable grant is made on the trading day immediately preceding that date. To provide for these two grant dates for annual awards, and any hiring award or special award that contemplates two or more grant dates, the aggregate dollar amounts allocated to stock options, RSUs and/or PSUs, as applicable, is divided evenly by the applicable number of grant dates and the resulting dollar amounts are then converted into stock options, RSUs and/or PSUs per grant date as described below. In the case of the annual awards for the named executive officers in fiscal 2019, the Compensation Committee determined to grant annual awards, both RSUs and PSUs, in one installment on April 15, 2019 and to have the RSUs vest one-sixth on each of April 15th and October 15th of 2020, 2021 and 2022 to balance vesting dates throughout the year to improve employee retention. In the case of the annual awards for the named executive officers in fiscal 2020, the Compensation Committee determined to grant annual awards, both RSUs and Time-Vesting Options, in one installment on April 15, 2020 and to have the RSUs vest one-sixth on each of April 15th and October 15th of 2021, 2022 and 2023 to balance vesting dates throughout the year to improve employee retention and to have the Time-Vesting Options vest 100% on the third anniversary of the grant date to improve employee retention. In the case of the annual awards for the named executive officers in fiscal 2021, the Compensation Committee determined to grant annual awards, both RSUs and Time-Vesting Options, with RSUs granted in two equal installments on April 15, 2021 and October 15, 2021 and vesting one-third per year over three years on each anniversary of the applicable grant date to balance vesting dates throughout the year to improve employee retention, and to have the Time-Vesting Options granted in one installment on April 15, 2021 and vest 100% on the third anniversary of the grant date to improve employee retention.

Generally, when converting the aggregate dollar value for an annual award into a number of RSUs, PSUs or stock options, as applicable, the number of RSUs and PSUs granted has been determined based on the closing price of our Common Stock one week before the applicable grant date and the number of stock options granted has been determined based on the Black-Scholes value of an option with respect to our Common Stock one week before the applicable grant date.

Stock options granted as an annual award, including those granted in fiscal 2021, have historically been generally granted at an exercise price determined by calculating the average of the closing price of our Common Stock on the grant date and the four previous trading days. In certain circumstances, these calculations may result in an exercise price in excess of or less than the closing price of our Common Stock on the grant date.

All equity awards granted to named executive officers require the approval of the Compensation Committee or the Board of Directors.

Certain Elements of 2022 Executive Compensation

Sima Sistani, Newly Appointed Chief Executive Officer

On February 23, 2022, the Company entered into an employment agreement with Ms. Sistani (the “Sistani Employment Agreement”) in connection with her appointment as Chief Executive Officer effective March 21, 2022 (the “Sistani Commencement Date”). The material terms of the Sistani Employment Agreement are as follows: (i) a base salary of $1,236,000 per year; (ii) eligibility for an annual, performance-based cash bonus with a target bonus percentage of at least 150% of her base salary and a maximum payout of 300% of her base salary; (iii) reimbursement for temporary housing and travel expenses incurred by Ms. Sistani during the one-year period following the Sistani Commencement Date in the aggregate amount of up to $250,000; (iv) commencing in fiscal 2023, eligibility to participate in the Company’s annual equity incentive plan with a target annual equity award value of at least 400% of base salary, with the terms of such grants to be consistent with the terms of grants made to other executives, provided that Ms. Sistani’s equity grants may, but need not, provide for accelerated vesting upon a change in control of the Company; and (v) the payment or reimbursement of up to $25,000 of legal fees incurred in connection with the negotiation of the Sistani Employment Agreement and the continuity agreement entered into by Ms. Sistani with the Company discussed below. With respect to fiscal 2022, Ms. Sistani will receive an annual cash bonus of $1,854,000, prorated based on the number of days she is employed during fiscal 2022.

Pursuant to the terms of the Sistani Employment Agreement, Ms. Sistani received the following “initial grants” of equity awards on the Sistani Commencement Date: (i) 325,000 RSUs, (ii) 450,000 nonqualified stock options with an exercise price per share equal to $10.24, the closing price of our Common Stock on the Sistani Commencement Date, (iii) 500,000 nonqualified stock options with an exercise price per share equal to $30 and (iv) 500,000 nonqualified stock options with an exercise price per share equal to $50. These initial equity awards proportionately vest 25% per year over four years on each anniversary of the Sistani Commencement Date. The stock options discussed above are exercisable until March 21, 2029, the seventh anniversary of the date of grant.

In the event of a termination of Ms. Sistani’s employment by the Company without “cause” or by Ms. Sistani for “good reason”, subject to the execution of a release of claims and continued compliance with her restrictive covenants, Ms. Sistani shall be entitled to receive: (i) any accrued obligations, (ii) any unpaid annual bonus for a fiscal year completed prior to such qualifying termination, (iii) a pro-rata annual bonus, based on actual performance, pro-rated through her termination date for the year of such qualifying termination, payable when such bonuses are paid to other executives, (iv) continued payment of base salary for two years, (v) Company payment for the employer portion of her continued medical insurance coverage under the Company-sponsored health plans for two years following the termination (or such shorter period of time if she obtains alternative health coverage from another employer), and (vi) accelerated vesting of the greater of 50% of the unvested initial equity grants (as described above) or the amount that would vest on the next vesting date and any and all vested initial options shall remain exercisable for the full seven year term of such award agreements. In the event of a termination of Ms. Sistani’s employment due to death or “disability”, Ms. Sistani shall be entitled to receive (i) any accrued obligations, (ii) any unpaid annual bonus for a fiscal year completed prior to such qualifying termination, and (iii) a pro-rata portion of her target annual bonus, pro-rated through her termination date.

In addition, on February 23, 2022, the Company entered into a continuity agreement with Ms. Sistani, which entitles her to receive specified termination payments upon a change in control of the Company. The agreement will terminate when Ms. Sistani’s employment with the Company is terminated for any reason and contains terms and conditions consistent with those set forth in the previously disclosed continuity agreement entered into by the Company with Ms. Grossman. Ms. Sistani will not be entitled to a duplication of benefits under the Sistani Employment Agreement and her continuity agreement.

Executive Profit Sharing Plan

Following management’s review of the Company’s executive profit sharing plan, starting with respect to March 2022, the Company suspended its monthly contributions to participants’ profit sharing accounts under the Company’s executive profit sharing plan, including the following named executive officer participants: Mses. Grossman and O’Keefe and Messrs. Hotchkin, Colosi and Lysaght. The Company will continue to credit each participant’s executive profit sharing account with interest as described above in “—Executive Compensation Framework and 2021 Compensation Decisions—Benefits and Perquisites—Retirement and Deferred Compensation Plans, Termination Payments and Other Arrangements—Executive Profit Sharing Plan”.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of the named executive officers for fiscal 2021, fiscal 2020 and fiscal 2019, as applicable.

Name and Principal Position	Fiscal Year(1)	Salary(2)	Bonus		Stock Awards(3)		Option Awards(4)		Non-Equity Incentive Plan Compensation(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6)	All Other Compensation		Total
Mindy Grossman	2021	$1,227,693	—		$1,575,042	(7)	$1,555,934	(7)	$544,840	$38,044	$195,903	(8)	$5,137,456
Former President and Chief Executive Officer	2020	$832,384	—		$3,221,997		$1,567,928		$530,469	$30,451	$161,100		$6,344,329
	2019	$1,200,000	—		$4,181,482		—		$1,632,816	$26,167	$254,958		$7,295,423

Amy O’Keefe	2021	$530,000	$250,000	(9)	$456,484		$216,833		$101,239	$916	$46,149	(10)	$1,601,621
Chief Financial Officer	2020	$126,385	$200,000		$513,521		$256,862		$25,520	—	—		$1,122,288

Nicholas P. Hotchkin	2021	$700,000	—		$927,559		$440,595		$205,711	$30,790	$86,149	(11)	$2,390,804
Chief Operating Officer	2020	$646,196	—		$1,487,851		$389,955		$183,127	$27,251	$75,027		$2,809,406
	2019	$641,362	$126,321		$1,269,242		—		$500,946	$30,069	$91,666		$2,659,606

Michael F. Colosi	2021	$506,387	—		$422,217		$200,551		$143,959	$16,781	$62,043	(12)	$1,351,938
General Counsel and Secretary	2020	$467,287	—		$415,297		$202,102		$132,527	$14,701	$49,994		$1,281,908
	2019	$476,780	—		$508,019		—		$268,146	$15,991	$65,711		$1,334,647

Michael Lysaght	2021	$502,980	—		$903,061		$199,205		$139,192	$9,324	$38,594	(13)	$1,792,356
Chief Digital Officer

Gail B. Tifford(14)	2021	$450,120	—		$866,992		$251,994		$84,798	$6,475	$676,530	(15)	$2,336,909
Former Chief Brand Officer	2020	$579,958	—		$516,816		$251,501		$211,118	$5,077	$95,573		$1,660,043

(1)

Fiscal 2020 compensation reflects certain previously disclosed pay actions taken by the Company in connection with its cost-savings initiatives in response to the impact of COVID-19, including (i) temporary reductions in then-serving named executive officer salaries of 25% (in the case of Ms. Grossman, a decrease of salary to the minimum permissible to ensure benefits continuation) from May 31, 2020 to October 4, 2020 and (ii) the suspension of the Company’s matching contributions to its savings plan for salaried U.S. employees and monthly contributions to its U.S. executive profit sharing plan for the period June 2020 through December 2020. Fiscal 2020 consisted of a 53-week period.

(2)

Amounts shown reflect the named executive officer’s annual base salary earned during the fiscal year taking into account increases, if any, in base salary during the course of the year and are not reduced to reflect the named executive officer’s election, if any, to defer receipt of salary into our savings plan for salaried U.S. employees. Such increases in annual base salary, if any, for named executive officers in each fiscal year were determined following the beginning of that year. In fiscal 2021, there were increases in annual base salaries for the named executive officers except for Ms. O’Keefe and Mr. Hotchkin. For additional details on actions taken with respect to the base salaries of the applicable named executive officers in fiscal 2021, see “Compensation Discussion and Analysis—Executive Compensation Framework and 2021 Compensation Decisions—Base Salary”. Ms. O’Keefe’s salary earned in fiscal 2020 reflects that portion of her salary earned from October 1, 2020, the date she joined the Company as its Chief Financial Officer.

(3)

Stock awards consist solely of awards of RSUs granted in fiscal 2021. The award of an RSU is the right to receive one share of our Common Stock upon the vesting date of the RSU. Amounts shown represent the aggregate grant date fair value of the applicable RSUs granted during fiscal 2021, each as calculated in accordance with applicable accounting standards. The grant date fair value for RSUs is based solely on the closing price of our Common Stock on the date of the grant or, if the market was closed on the date of the grant, the last trading day that immediately preceded the date of the grant.

(4)

Amounts represent the aggregate grant date fair value of stock option awards granted in fiscal 2021 calculated in accordance with applicable accounting standards. The assumptions made in determining option values with respect to awards granted during fiscal 2021 are disclosed in Note 12 of the Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal 2021. The material terms of our stock options are discussed in “Compensation Discussion and Analysis—Executive Compensation Framework and 2021 Compensation Decisions—Long-Term Equity Incentive Compensation” above.

(5)

Amounts shown consist solely of the named executive officer’s annual, performance-based cash bonus. Since Ms. Tifford departed the Company on September 10, 2021, prior to the Company paying in March 2022 the portions of the fiscal 2021 annual, performance-based cash bonuses attributable to full year fiscal 2021 operating income performance and individual performance, she was not eligible to receive such portions of the fiscal 2021 annual, performance-based cash bonus. For additional details on the amounts shown for fiscal 2021, see “Compensation Discussion and Analysis—Executive Compensation Framework and 2021 Compensation Decisions—Cash Bonuses—Annual, Performance-Based Cash Bonus” above.

(6)

Amounts shown consist solely of the aggregate earnings on the executive profit sharing plan account balance for the named executive officer, which include above-market earnings. For information on the applicable interest rate, see “Compensation Discussion and Analysis—Executive Compensation Framework and 2021 Compensation Decisions—Benefits and Perquisites—Retirement and Deferred Compensation Plans, Termination Payments and Other Arrangements—Executive Profit Sharing Plan” above.

(7)

Pursuant to the terms of Ms. Grossman’s separation agreement, on September 28, 2021, all equity awards (or any portion thereof) held by Ms. Grossman as of such date and not otherwise scheduled to vest in the ordinary course on or before April 15, 2022 were forfeited. These equity award modifications under Ms. Grossman’s separation agreement resulted in no incremental fair value under applicable accounting standards. See “Potential Payments upon Termination or a Change of Control—Payments Made Upon Termination—Departure of Named Executive Officers—Mindy Grossman, Former President and Chief Executive Officer” for additional details regarding Ms. Grossman’s separation agreement.

(8)

Amount shown includes $149,695 in contributions by the Company to the executive profit sharing plan and $15,000 in payments of professional membership fees, as well as amounts with respect to home office expenses, reimbursement of professional gifts, and the payment of internet and mobile device charges for Ms. Grossman’s benefit. Amount shown also reflects an aggregate $25,000 payment pursuant to the terms of Ms. Grossman’s separation agreement consisting of legal and advisory fees incurred by Ms. Grossman in the negotiation of her separation agreement. See “Potential Payments upon Termination or a Change of Control—Payments Made Upon Termination—Departure of Named Executive Officers—Mindy Grossman, Former President and Chief Executive Officer” for additional details regarding Ms. Grossman’s separation agreement.

(9)	Amount shown consists of a discretionary, one-time cash bonus in connection with Ms. O’Keefe’s successful execution of the Company’s previously disclosed April 2021 debt refinancing.

(10)

Amount shown includes $36,122 in contributions by the Company to the executive profit sharing plan, as well as amounts with respect to a wellness allowance, the reimbursement of personal commuting expenses, the payment of internet and mobile device charges, and contributions by the Company to its savings plan for salaried U.S. employees for Ms. O’Keefe’s benefit.

(11)

Amount shown includes $65,330 in contributions by the Company to the executive profit sharing plan, as well as amounts with respect to a car allowance, the payment of mobile device charges, and contributions by the Company to its savings plan for salaried U.S. employees for Mr. Hotchkin’s benefit.

(12)

Amount shown includes $42,384 in contributions by the Company to the executive profit sharing plan, as well as amounts with respect to a car allowance, the payment of mobile device charges, and contributions by the Company to its savings plan for salaried U.S. employees for Mr. Colosi’s benefit.

(13)

Amount shown includes $31,574 in contributions by the Company to the executive profit sharing plan, as well as amounts with respect to a wellness allowance, the payment of mobile device charges, and contributions by the Company to its savings plan for salaried U.S. employees for Mr. Lysaght’s benefit.

(14)

Ms. Tifford served as our Chief Brand Officer from March 2018 until her date of departure, September 10, 2021. In connection with her departure from the Company, Ms. Tifford entered into a separation agreement with the Company pursuant to which she received certain compensation and benefits. See “Potential Payments upon Termination or a Change of Control—Payments Made Upon Termination—Departure of Named Executive Officers—Gail Tifford, Former Chief Brand Officer” for additional details regarding Ms. Tifford’s separation agreement.

(15)

Amount shown includes $40,354 in contributions by the Company to the executive profit sharing plan and a $37,500 commuting allowance, as well as amounts with respect to home office expenses, the payment of internet and mobile device charges, and contributions by the Company to its savings plan for salaried U.S. employees for Ms. Tifford’s benefit. Amount shown also reflects an aggregate of $591,857 of payments and benefits paid or provided, as the case may be, pursuant to Ms. Tifford’s separation agreement (consisting of a $400,000 lump sum cash payment, $184,786 of salary continuation, and continued employer contributions for health coverage under Company-sponsored health plans). See “Potential Payments upon Termination or a Change of Control—Payments Made Upon Termination—Departure of Named Executive Officers—Gail Tifford, Former Chief Brand Officer” for additional details regarding Ms. Tifford’s separation agreement.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2021

The following table sets forth information regarding non-equity incentive plan awards, RSU awards and stock option awards made to a named executive officer during fiscal 2021 under the Company’s Third Amended and Restated 2014 Stock Incentive Plan. In fiscal 2021, there were no equity incentive plan awards made to a named executive officer.

Name	Grant Date	Compensation Committee Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)						All Other Stock Awards: Number of Shares of Stock or Units (#)(2)		All Other Option Awards: Number of Securities Underlying Options (#)(3)		Exercise or Base Price of Option Awards ($/Sh)(4)	Closing Market Price on Grant Date ($)	Grant Date Fair Value of Stock and Option Awards ($)(5)
			Threshold ($)		Target ($)		Maximum ($)
Mindy Grossman(6)	4/15/2021	3/18/2021							54,651	(7)				$28.82	$1,575,042
	4/15/2021	3/18/2021									99,477	(8)	$29.43	$28.82	$1,555,934
			$308,691	(9)	$1,854,000		$3,708,000
Amy O’Keefe	10/15/2021	3/18/2021							12,901	(10)				$18.37	$236,991
	4/15/2021	3/18/2021							7,616	(10)				$28.82	$219,493
	4/15/2021	3/18/2021									13,863	(11)	$29.43	$28.82	$216,833
			$57,359	(9)	$344,500		$861,250
Nicholas P. Hotchkin	10/15/2021	3/18/2021							26,215	(10)				$18.37	$481,570
	4/15/2021	3/18/2021							15,475	(10)				$28.82	$445,990
	4/15/2021	3/18/2021									28,169	(11)	$29.43	$28.82	$440,595
			$116,550	(9)	$700,000		$1,750,000
Michael F. Colosi	10/15/2021	3/18/2021							11,933	(10)				$18.37	$219,209
	4/15/2021	3/18/2021							7,044	(10)				$28.82	$203,008
	4/15/2021	3/18/2021									12,822	(11)	$29.43	$28.82	$200,551
			$19,118	(12)	$305,888		$764,720
Michael Lysaght	10/15/2021	3/18/2021							11,852	(10)				$18.37	$217,721
	4/15/2021	3/18/2021							6,996	(10)				$28.82	$201,625
	4/15/2021	3/18/2021							16,784	(13)				$28.82	$483,715
	4/15/2021	3/18/2021									12,736	(11)	$29.43	$28.82	$199,205
			$18,989	(12)	$303,830		$759,576
Gail B. Tifford(14)	4/15/2021	3/18/2021							21,232	(15)				$28.82	$611,906
	4/15/2021	3/18/2021							8,851	(16)				$28.82	$255,086
	4/15/2021	3/18/2021									16,111	(17)	$29.43	$28.82	$251,994
			$24,022	(12)(18)	$384,355	(18)	$960,887	(18)

(1)

See “Compensation Discussion and Analysis—Executive Compensation Framework and 2021 Compensation Decisions—Cash Bonuses—Annual, Performance-Based Cash Bonus” above for a description of our annual, performance-based cash bonus.

(2)	Stock awards consist solely of awards of RSUs. The award of an RSU is the right to receive one share of our Common Stock upon the vesting date of the RSU.

(3)	Option awards consist of non-qualified Time-Vesting Options. Stock options allow the grantee to purchase a share of our Common Stock at an exercise price determined on the date of grant.

(4)

The exercise price was determined by taking the greater of the closing price of our Common Stock on the grant date and the average of the closing price of our Common Stock on the grant date and the four previous trading days on Nasdaq.

(5)

Amounts shown represent the grant date fair value of the applicable RSUs or stock options granted during fiscal 2021 calculated in accordance with applicable accounting standards. The grant date fair value for RSUs is based solely on the closing price of our Common Stock on the date of grant or, if the market was closed on the date of grant, the last trading day that immediately preceded the date of grant. The assumptions made in determining option values are disclosed in Note 12 of the Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal 2021. The material terms of our stock options are discussed in “Compensation Discussion and Analysis—Executive Compensation Framework and 2021 Compensation Decisions—Long-Term Equity Incentive Compensation” above.

(6)

Ms. Grossman resigned as President and Chief Executive Officer of the Company effective March 18, 2022. Pursuant to the terms of Ms. Grossman’s separation agreement, on September 28, 2021, all equity awards (or any portion thereof) held by Ms. Grossman as of such date and not otherwise scheduled to vest in the ordinary course on or before April 15, 2022 were forfeited. Additionally, Ms. Grossman was never granted the second installment of her 2021 annual award which was to consist of RSUs and be granted on October 15, 2021 given no portion of such award was scheduled to vest in the ordinary course on or before April 15, 2022. These equity award modifications under Ms. Grossman’s separation agreement resulted in no incremental fair value under applicable accounting standards. See “Potential Payments upon Termination or a Change of Control—Payments Made Upon Termination—Departure of Named Executive Officers—Mindy Grossman, Former President and Chief Executive Officer” for additional details regarding Ms. Grossman’s separation agreement.

(7)

The Compensation Committee approved an annual equity award for Ms. Grossman, a portion of which consisted of an award of RSUs to be granted in two equal installments on April 15, 2021 and October 15, 2021 and would have vested one-third per year over three years on each anniversary of the grant date. The amount shown reflects the grant of the first installment of Ms. Grossman’s annual award consisting of RSUs on April 15, 2021. Pursuant to the terms of Ms. Grossman’s separation agreement, 36,434 of the RSUs shown above were forfeited on September 28, 2021 and the vesting of the remaining 18,217 RSUs was accelerated to March 18, 2022, the effective date of Ms. Grossman’s resignation as President and Chief Executive Officer of the Company. As discussed above, Ms. Grossman was not granted the second installment of her annual award consisting of RSUs on October 15, 2021. See “Potential Payments upon Termination or a Change of Control—Payments Made Upon Termination—Departure of Named Executive Officers—Mindy Grossman, Former President and Chief Executive Officer” for additional details regarding Ms. Grossman’s separation agreement.

(8)

The Compensation Committee approved an annual equity award for Ms. Grossman, a portion of which consisted of an award of non-qualified Time-Vesting Options granted in one installment and which were to vest 100% on April 15, 2024. The amount shown reflects the grant of such options on April 15, 2021. Pursuant to the terms of Ms. Grossman’s separation agreement, all of the options shown were forfeited on September 28, 2021. See “Potential Payments upon Termination or a Change of Control—Payments Made Upon Termination—Departure of Named Executive Officers—Mindy Grossman, Former President and Chief Executive Officer” for additional details regarding Ms. Grossman’s separation agreement.

(9)

Because the named executive officer’s annual, performance-based cash bonus for fiscal 2021 was based solely on the Company’s overall financial performance, the amount shown in the “Threshold” column represents an assumption that the Company achieves a percentage of its global Q1 operating income goal that is 31.25% but did not achieve its full year operating income goal. For additional details on our annual, performance-based cash bonus for fiscal 2021, see “Compensation Discussion and Analysis—Executive Compensation Framework and 2021 Compensation Decisions—Cash Bonuses—Annual, Performance-Based Cash Bonus” above.

(10)

The named executive officer received an annual equity award, a portion of which consisted of an award of RSUs granted in two equal installments. The first installment was granted on April 15, 2021 and the second installment was granted on October 15, 2021. The RSUs vest one-third per year over three years on each anniversary of the applicable grant date.

(11)

The named executive officer received an annual equity award, a portion of which consisted of an award of non-qualified Time-Vesting Options granted in one installment. The stock options vest 100% on April 15, 2024.

(12)

Because the named executive officer’s annual, performance-based cash bonus for fiscal 2021 was comprised of a combination of (i) the financial performance percentage payouts that correlated to the financial performance goal ratings applicable to the executive and (ii) the individual performance percentage payout that correlated to the executive’s individual performance rating, the amount shown in the “Threshold” column represents an assumption that the Company fails to achieve any of its financial performance goals for fiscal 2021, and the named executive officer achieves an individual performance rating resulting in an individual performance percentage payout of 25%. For additional details on our annual, performance-based cash bonus for fiscal 2021, see “Compensation Discussion and Analysis—Executive Compensation Framework and 2021 Compensation Decisions—Cash Bonuses—Annual, Performance-Based Cash Bonus” above.

(13)

Mr. Lysaght received a special equity award of RSUs which vest one-third per year over three years on each anniversary of the grant date. See “Compensation Discussion and Analysis—Executive Compensation Framework and 2021 Compensation Decisions—Long-Term Equity Incentive Compensation—Special Awards” above.

(14)

Ms. Tifford departed the Company on September 10, 2021. As a result of her departure, all of Ms. Tifford’s then unvested Time-Vesting Options and RSUs reported in the above table were immediately forfeited on her departure date. See “Potential Payments upon Termination or a Change of Control—Payments Made Upon Termination—Departure of Named Executive Officers—Gail Tifford, Former Chief Brand Officer” for additional details regarding Ms. Tifford’s separation agreement.

(15)

Ms. Tifford received a special equity award of RSUs which were to vest one-third per year over three years on each anniversary of the grant date. As discussed above, in connection with Ms. Tifford’s departure from the Company on September 10, 2021, the RSUs reported in the above table were forfeited on such date. See “Compensation Discussion and Analysis—Executive Compensation Framework and 2021 Compensation Decisions—Long-Term Equity Incentive Compensation—Special Awards” above.

(16)

The Compensation Committee approved an annual equity award for Ms. Tifford, a portion of which consisted of an award of RSUs to be granted in two equal installments on April 15, 2021 and October 15, 2021 and would have vested one-third per year over three years on each anniversary of the grant date. The amount shown reflects the grant of the first installment of Ms. Tifford’s annual award consisting of RSUs on April 15, 2021. Since Ms. Tifford departed the Company on September 10, 2021, she was not eligible to be granted the second installment of her annual award consisting of RSUs on October 15, 2021. As discussed above, in connection with Ms. Tifford’s departure from the Company on September 10, 2021, the RSUs reported in the above table were forfeited on such date.

(17)

The Compensation Committee approved an annual equity award for Ms. Tifford, a portion of which consisted of an award of non-qualified Time-Vesting Options granted in one installment and which were to vest 100% on April 15, 2024. The amount shown reflects the grant of such options on April 15, 2021. As discussed above, in connection with Ms. Tifford’s departure from the Company on September 10, 2021, the options reported in the above table were forfeited on such date.

(18)

Since Ms. Tifford departed the Company on September 10, 2021, prior to the Company paying in March 2022 the portions of the fiscal 2021 annual, performance-based cash bonuses attributable to full year fiscal 2021 operating income performance and individual performance, she was not eligible to receive such portions of the fiscal 2021 annual, performance-based cash bonus. See “Potential Payments upon Termination or a Change of Control—Payments Made Upon Termination—Departure of Named Executive Officers—Gail Tifford, Former Chief Brand Officer” for additional details regarding Ms. Tifford’s separation agreement.

OUTSTANDING EQUITY AWARDS AT FISCAL 2021 YEAR-END

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of the end of fiscal 2021.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Shares or Units of Stock That Have Not Vested($)(1)
		Exercisable		Unexercisable
Mindy Grossman(2)	4/15/2021							18,217	(3)*	$293,840
	4/15/2020							28,353	(3)	$457,334
	4/15/2019							24,911	(3)	$401,814
	7/5/2017	500,000	(4)			$40.00	7/5/2024
	7/5/2017	300,000	(4)			$32.67	7/5/2024
	7/5/2017	500,000	(4)			$60.00	7/5/2024

Amy O’Keefe	10/15/2021							12,901	(5)*	$208,093
	4/15/2021							7,616	(5)*	$122,846
	4/15/2021			13,863	(6)*	$29.43	4/15/2031
	11/15/2020							13,178	(7)	$212,561
	11/15/2020			19,127	(8)	$25.98	4/15/2030

Nicholas P. Hotchkin	10/15/2021							26,215	(5)*	$422,848
	4/15/2021							15,475	(5)*	$249,612
	4/15/2021			28,169	(6)*	$29.43	4/15/2031
	4/15/2020							28,207	(7)	$454,979
	4/15/2020							24,164	(5)	$389,765
	4/15/2020			39,383	(6)	$19.97	4/15/2030
	6/14/2019							5,277	(5)	$85,118
	4/15/2019							11,240	(7)	$181,301

Michael F. Colosi	10/15/2021							11,933	(5)*	$192,479
	4/15/2021							7,044	(5)*	$113,620
	4/15/2021			12,822	(6)*	$29.43	4/15/2031
	4/15/2020							14,619	(7)	$235,804
	4/15/2020			20,411	(6)	$19.97	4/15/2030
	4/15/2019							6,054	(7)	$97,651
	6/22/2015	40,307	(9)			$5.25	6/22/2025

Michael Lysaght	10/15/2021							11,852	(5)*	$191,173
	4/15/2021							6,996	(5)*	$112,845
	4/15/2021							16,784	(5)*	$270,726
	4/15/2021			12,736	(6)*	$29.43	4/15/2031
	4/15/2020							14,521	(7)	$234,224
	4/15/2020			20,273	(6)	$19.97	4/15/2030
	6/14/2019							1,759	(5)	$28,373
	4/15/2019							5,051	(7)	$81,473
	6/22/2015	6,500	(9)(10)			$5.25	6/22/2025
	6/22/2015	2,667	(11)			$5.25	6/22/2025
Gail B. Tifford(12)	—	—		—		—	—	—		—

*	Shows grants made in fiscal 2021, which are also reported in the Summary Compensation Table and in the Grants of Plan-Based Awards for Fiscal 2021 table.

(1)	Amounts shown represent the closing price of our Common Stock on December 31, 2021, the last trading day on Nasdaq of fiscal 2021, of $16.13, multiplied by the number of reported shares.

(2)

Ms. Grossman resigned as President and Chief Executive Officer of the Company effective March 18, 2022. Pursuant to the terms of Ms. Grossman’s separation agreement, on September 28, 2021, all equity awards (or any portion thereof) held by Ms. Grossman as of such date and not otherwise scheduled to vest in the ordinary course on or before April 15, 2022 were forfeited. Additionally, pursuant to the terms of Ms. Grossman’s separation agreement, all vested stock options that were granted on July 5, 2017, the commencement date of her employment with the Company, will remain exercisable until July 5, 2024, the seventh anniversary of the grant date of such options, pursuant to the terms of such options. All such options that are unexercised on July 5, 2024 will be cancelled on such date. See “Potential Payments upon Termination or a Change of Control—Payments Made Upon Termination—Departure of Named Executive Officers—Mindy Grossman, Former President and Chief Executive Officer” for additional details regarding Ms. Grossman’s separation agreement.

(3)

RSUs were scheduled to vest 100% on April 15, 2022. However, pursuant to the terms of Ms. Grossman’s separation agreement, vesting of these RSUs was accelerated to March 18, 2022, the effective date of Ms. Grossman’s resignation as President and Chief Executive Officer of the Company. See “Potential Payments upon Termination or a Change of Control—Payments Made Upon Termination—Departure of Named Executive Officers—Mindy Grossman, Former President and Chief Executive Officer” for additional details regarding Ms. Grossman’s separation agreement.

(4)	Time-Vesting Options vested 25% per year over four years on each anniversary of the grant date.

(5)	RSUs vest one-third per year over three years on each anniversary of the grant date.

(6)	Time-Vesting Options vest 100% on the third anniversary of the grant date.

(7)	RSUs vest one-sixth on each of April 15th and October 15th for the following three years after grant.

(8)	Time-Vesting Options vest 100% on April 15, 2023.

(9)

Time-Vesting Options vested 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date. These options were granted as part of the previously disclosed one-time stock option exchange program to replace the previously issued special performance-based stock option awards having both time- and performance-vesting criteria (“T&P Options”). To participate in the option exchange, the named executive officer was required to tender all of his eligible T&P Options on a two for one basis for Time-Vesting Options.

(10)	13,000 Time-Vesting Options were awarded of which 6,500 were exercised in fiscal 2018.

(11)	Time-Vesting Options vested one-third per year over three years on each anniversary of the grant date. 8,000 Time-Vesting Options were awarded of which 5,333 were exercised in fiscal 2018.

(12)

Ms. Tifford departed the Company on September 10, 2021. As a result of her departure, all of Ms. Tifford’s then unvested Time-Vesting Options, RSUs and PSUs were immediately forfeited. In addition, Ms. Tifford did not have any vested outstanding stock options at the time of her departure.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2021

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Mindy Grossman	—	—	174,114	(2)	$4,850,748
Amy O’Keefe	—	—	6,588	(3)	$155,444
Nicholas P. Hotchkin	—	—	46,296	(4)	$1,245,998
Michael F. Colosi	—	—	15,435	(5)	$374,134
Michael Lysaght	—	—	15,785	(6)	$405,101
Gail B. Tifford	—	—	9,426	(7)	$281,412

(1)

Reflects the aggregate market value of the shares of our Common Stock acquired upon vesting based on the closing price of our Common Stock on the applicable vesting date, or, if the market was closed on the vesting date, the last trading day that immediately preceded the vesting date.

(2)

These shares represent the gross number of shares of our Common Stock that were issued to Ms. Grossman upon the vesting of her RSUs in fiscal 2021. An aggregate of 82,702 shares were withheld by the Company for income and employment taxes owed on the value of the issued shares based on the closing price of our Common Stock on the date of vesting or, if the market was closed on the vesting date, the last trading day that immediately preceded the vesting date. The aggregate number of net shares received after taxes by Ms. Grossman was 91,412.

(3)

These shares represent the gross number of shares of our Common Stock that were issued to Ms. O’Keefe upon the vesting of her RSUs in fiscal 2021. An aggregate of 3,135 shares were withheld by the Company for income and employment taxes owed on the value of the issued shares based on the closing price of our Common Stock on the date of vesting or, if the market was closed on the vesting date, the last trading day that immediately preceded the vesting date. The aggregate number of net shares received after taxes by Ms. O’Keefe was 3,453.

(4)

These shares represent the gross number of shares of our Common Stock that were issued to Mr. Hotchkin upon the vesting of his RSUs in fiscal 2021. An aggregate of 19,545 shares were withheld by the Company for income and employment taxes owed on the value of the issued shares based on the closing price of our Common Stock on the date of vesting or, if the market was closed on the vesting date, the last trading day that immediately preceded the vesting date. The aggregate number of net shares received after taxes by Mr. Hotchkin was 26,751.

(5)

These shares represent the gross number of shares of our Common Stock that were issued to Mr. Colosi upon the vesting of his RSUs in fiscal 2021. An aggregate of 7,092 shares were withheld by the Company for income and employment taxes owed on the value of the issued shares based on the closing price of our Common Stock on the date of vesting or, if the market was closed on the vesting date, the last trading day that immediately preceded the vesting date. The aggregate number of net shares received after taxes by Mr. Colosi was 8,343.

(6)

These shares represent the gross number of shares of our Common Stock that were issued to Mr. Lysaght upon the vesting of his RSUs in fiscal 2021. An aggregate of 5,686 shares were withheld by the Company for income and employment taxes owed on the value of the issued shares based on the closing price of our Common Stock on the date of vesting or, if the market was closed on the vesting date, the last trading day that immediately preceded the vesting date. The aggregate number of net shares received after taxes by Mr. Lysaght was 10,099.

(7)

These shares represent the gross number of shares of our Common Stock that were issued to Ms. Tifford upon the vesting of her RSUs in fiscal 2021. An aggregate of 3,204 shares were withheld by the Company for income and employment taxes owed on the value of the issued shares based on the closing price of our Common Stock on the date of vesting or, if the market was closed on the vesting date, the last trading day that immediately preceded the vesting date. The aggregate number of net shares received after taxes by Ms. Tifford was 6,222.

PENSION BENEFITS

The Company has no pension plans.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2021

The following table sets forth information with respect to our executive profit sharing plan, the only defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified. In fiscal 2021, other than Ms. Tifford who received a distribution from our executive profit sharing plan in connection with her departure from the Company, none of the named executive officers made any contributions to or withdrawals from, or received any distributions from, our executive profit sharing plan. The material terms of our executive profit sharing plan are discussed in the section entitled “Compensation Discussion and Analysis—Executive Compensation Framework and 2021 Compensation Decisions—Benefits and Perquisites—Retirement and Deferred Compensation Plans, Termination Payments and Other Arrangements—Executive Profit Sharing Plan” above.

Name	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Distributions ($)		Aggregate Balance at Last Fiscal Year-End ($)(3)
Mindy Grossman	$149,695	$38,044	—		$815,598	(4)
Amy O’Keefe	$36,122	$916	—		$37,038
Nicholas P. Hotchkin	$65,330	$30,790	—		$635,315
Michael F. Colosi	$42,384	$16,781	—		$349,897
Michael Lysaght	$31,574	$9,324	—		$198,398
Gail B. Tifford(5)	$40,354	$6,475	$154,565	(5)	$—

(1)

Shows monthly contributions by the Company with respect to fiscal 2021. All contributions by the Company are reported for the fiscal year earned, regardless of whether the contribution is actually credited to the named executive officer’s profit sharing account in that year or the following year. These amounts are also reported in the column “All Other Compensation” of the Summary Compensation Table.

(2)

The Company credits each participant’s profit sharing account with interest at an annual rate equal to the sum of (a) 2% plus (b) the annualized prime rate, as published in The Wall Street Journal, compounded as of the end of each fiscal month, subject, in fiscal 2021, to a cap of 15%. These amounts are also reported in the column “Change in Pension Value and Nonqualified Deferred Compensation Earnings” of the Summary Compensation Table.

(3)

Includes the following aggregate amounts for each of the following named executive officers reported as compensation to such named executive officers for previous years in the columns “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation” of the Summary Compensation Table: Ms. Grossman, $172,584 in fiscal 2020 and $240,774 in fiscal 2019; Ms. O’Keefe, $0 in fiscal 2020; Mr. Hotchkin, $78,586 in fiscal 2020 and $98,266 in fiscal 2019; Mr. Colosi, $41,800 in fiscal 2020 and $59,414 in fiscal 2019; and Ms. Tifford, $38,538 in fiscal 2020.

(4)

Ms. Grossman resigned as President and Chief Executive Officer of the Company effective March 18, 2022. On such date, the aggregate balance in Ms. Grossman’s profit sharing account was fully vested. In connection with her departure from the Company, the Company will distribute to Ms. Grossman the aggregate balance in her profit sharing account as of March 18, 2022 in accordance with the terms of the executive profit sharing plan and no later than the six month anniversary of such date (i.e., September 17, 2022).

(5)

Ms. Tifford departed the Company on September 10, 2021. On such date, the aggregate balance in Ms. Tifford’s profit sharing account was fully vested. In accordance with the terms of the executive profit sharing plan, the Company distributed to Ms. Tifford the aggregate balance of $154,565 in her profit sharing account in December 2021.

POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE OF CONTROL

Payments Made Upon Termination

Regardless of the manner in which a named executive officer’s employment terminates (except in a for “cause” termination), she or he is entitled to receive amounts earned during her or his term of employment. Such amounts include, as applicable:

•

vested shares granted under our stock plans and the right to exercise vested stock options (x) within one year in the case of termination due to death or long-term disability; and (y) within 90 days of termination for any reason other than for death or long-term disability; including, in each case, shares and options which vested upon such termination pursuant to the terms of the applicable equity grant or any agreement with the Company;

•	amounts contributed and vested under the executive profit sharing plan; and

•	amounts accrued and vested, as applicable, through the Company savings plan for U.S. salaried employees.

Generally, the Company makes no payments to executives terminated for “cause”. The Company has no formal policy for its named executive officers regarding severance payments or other post-termination benefits but is subject to the statutory and, in some cases, common law requirements of the countries in which it operates.

From time to time, the Compensation Committee or the Board of Directors in its discretion, based upon the nature and circumstances of an individual being hired or promoted, or upon review of competitive conditions and/or the relationship of a senior executive’s compensation to the compensation of other senior executives of the Company, has approved separate severance arrangements for certain named executive officers.

Ms. O’Keefe is entitled to receive 12 months of base salary at the time of termination via salary continuation and 12 months of continued health coverage under Company-sponsored health plans on the same basis available to her immediately prior to termination in the event of her termination by the Company for any reason other than as provided for in her continuity agreement or for “cause”, subject to the execution and non-revocation of a general release of claims in favor of the Company and its affiliates. Ms. O’Keefe’s severance benefits would have been equal to approximately $546,597(1) if she had been so terminated on December 31, 2021.

Mr. Hotchkin is entitled to receive a lump sum cash payment equal to 12 months of base salary at the time of termination and 12 months of continued health coverage under Company-sponsored health plans on the same basis available to him immediately prior to termination in the event of his termination by the Company for any reason other than as provided for in his continuity agreement or for “cause”, subject to the execution and non-revocation of a general release of claims in favor of the Company and its affiliates. Mr. Hotchkin’s severance benefits would have been equal to approximately $726,828(2) if he had been so terminated on December 31, 2021.

Mr. Colosi is entitled to receive a lump sum cash payment equal to 12 months of base salary at the time of termination and 12 months of continued health coverage under Company-sponsored health plans on the same basis available to him immediately prior to termination in the event of his termination by the Company for any reason other than as provided for in his continuity agreement or for “cause”, subject to the execution and

(1)	The sum of $530,000 of 12 months of salary and $16,597 of payments for continued employer contribution of COBRA (Consolidated Omnibus Reconciliation Act) coverage.
(2)	The sum of $700,000 of 12 months of salary and $26,828 of payments for continued employer contribution of COBRA coverage.

non-revocation of a general release of claims in favor of the Company and its affiliates. Mr. Colosi’s severance benefits would have been equal to approximately $518,313(3) if he had been so terminated on December 31, 2021.

Mr. Lysaght is entitled to receive 12 months of base salary at the time of termination via salary continuation and 12 months of continued health coverage under Company-sponsored health plans on the same basis available to him immediately prior to termination in the event of his termination by the Company for any reason other than for “cause”, subject to the execution and non-revocation of a general release of claims in favor of the Company and its affiliates. Mr. Lysaght’s severance benefits would have been equal to approximately $533,191(4) if he had been so terminated on December 31, 2021.

(3)	The sum of $509,813 of 12 months of salary and $8,500 of payments for continued employer contribution of COBRA coverage.
(4)	The sum of $506,384 of 12 months of salary and $26,807 of payments for continued employer contribution of COBRA coverage.

Departure of Named Executive Officers

Mindy Grossman, Former President and Chief Executive Officer

Ms. Grossman ceased serving as President and Chief Executive Officer of the Company effective March 18, 2022 (the “Grossman Departure Date”) and resigned as a Class III director effective March 21, 2022. On September 28, 2021, Ms. Grossman entered into a separation agreement with the Company in connection with her resignation as President and Chief Executive Officer and director of the Company pursuant to which she agreed to assist in the transition of her positions, duties and offices as requested by the Board of Directors, and the Company agreed to provide her with certain payments and benefits as described further below. Pursuant to the terms of her separation agreement, during the period from September 28, 2021 to the Grossman Departure Date, Ms. Grossman continued to receive her base salary and employee benefits at levels consistent with those immediately prior to her entering into the separation agreement. Additionally, pursuant to the terms of her separation agreement and following the Grossman Departure Date, Ms. Grossman will receive (or has received if so indicated) the following material payments and benefits: (i) an aggregate cash amount of $2,472,000 (representing two times her then-current base salary) less lawful deductions and withholdings payable in substantially equal installments in the form of payroll continuation payments over the two-year period following the Grossman Departure Date (such period, the “Grossman Severance Term”); (ii) a pro-rata cash bonus in respect of the Company’s actual fiscal 2022 performance against the Company objectives set forth in its annual, performance-based cash bonus plan (approximately $391,118 with respect to fiscal 2022 based on Ms. Grossman’s fiscal 2021 target bonus amount of $1,854,000 and pro-rated as set forth below), such amount shall be calculated based on the number of days in fiscal 2022 that she served as President and Chief Executive Officer and shall be payable at such time annual bonuses are paid to the other senior executives of the Company; (iii) during the Grossman Severance Term, cash payments of an amount equal to the incremental cost of COBRA (Consolidated Omnibus Reconciliation Act) health plan continuation over the normal premium costs paid by active employees, payable on a monthly basis during such term (such payments equal to $36,512 in the aggregate, $13,692 with respect to fiscal 2022 and an aggregate of $22,820 with respect to fiscal 2023 and fiscal 2024 based on fiscal 2022 rates); (iv) a lump sum cash payment equal to $94,816 (representing a pro-rata portion of her base salary for the period from the Grossman Departure Date through April 15, 2022) payable within sixty (60) days following the Grossman Departure Date; (v) the payment of $25,000 of reasonable legal and advisory fees incurred by Ms. Grossman in the negotiation of her separation agreement, which payment was made in fiscal 2021; and (vi) the retention of her two Company-issued iPads. Pursuant to the terms of Ms. Grossman’s separation agreement, on September 28, 2021, all equity awards (or any portion thereof) held by Ms. Grossman as of such date and not otherwise scheduled to vest in the ordinary course on or before April 15, 2022 were forfeited. On the Grossman Departure Date, all outstanding and unvested RSUs then-held by Ms. Grossman immediately vested on such date in accordance with the terms of her separation agreement (such accelerated RSUs had a value of $739,828 on the Grossman Departure Date based on the closing price of $10.35 of our

Common Stock on such date). Additionally, pursuant to the terms of Ms. Grossman’s separation agreement, all vested stock options that were granted on July 5, 2017, the commencement date of her employment with the Company, will remain exercisable until July 5, 2024, the seventh anniversary of the grant date of such options, pursuant to the terms of such options. All such options that are unexercised on July 5, 2024 will be cancelled on such date. Ms. Grossman’s right to receive the separation payments and benefits described above is contingent upon her execution, delivery and non-revocation of a release of claims in favor of the Company and each of its direct and indirect subsidiaries and affiliates within 60 days following the Grossman Departure Date. Ms. Grossman is subject to non-competition, non-solicitation and confidentiality covenants. The confidentiality covenant has an indefinite term. The non-competition and non-solicitation covenants each have a term of twenty-four (24) months following the Grossman Departure Date. Since Ms. Grossman was vested in the Company’s executive profit sharing plan as of the Grossman Departure Date, she was entitled to her vested amount of $841,754 in her executive profit sharing account upon her departure, which will be paid within sixty (60) days of the Grossman Departure Date in accordance with the terms of the plan. The terms and conditions of Ms. Grossman’s separation agreement superseded any payments and benefits provided under either of her employment agreement and continuity agreement with the Company in the event of any termination.

Gail Tifford, Former Chief Brand Officer

Ms. Tifford ceased serving as Chief Brand Officer of the Company effective September 10, 2021 (the “Tifford Departure Date”) and departed the Company on that same date. On August 22, 2021, Ms. Tifford entered into a separation agreement and general release with the Company regarding her compensation in connection with her departure from the Company. Pursuant to the terms of her separation agreement, Ms. Tifford received (or will receive if so indicated): (i) salary continuation at her then-current base salary for the period from the Tifford Departure Date through September 9, 2022 (such period, the “Salary Continuation Period”) (such amount equaling $640,591 in the aggregate less lawful deductions and withholdings, of which $184,786 was paid with respect to fiscal 2021 and approximately $455,805 was accrued with respect to fiscal 2022); (ii) an aggregate cash payment of $800,000 less lawful deductions and withholdings which was paid in two equal installments on October 28, 2021 and January 31, 2022; and (iii) during the Salary Continuation Period, cash payments of an amount equal to the incremental cost of COBRA health plan continuation over the normal premium costs paid by active employees, payable on a monthly basis during such term (such payments equal to $23,290 in the aggregate, of which $5,699 was paid with respect to fiscal 2021 and $17,591 is expected to be paid with respect to fiscal 2022 based on fiscal 2022 rates). All of Ms. Tifford’s unvested equity awards as of the Tifford Departure Date were forfeited. Ms. Tifford had no vested options as of the Tifford Departure Date. Ms. Tifford is subject to non-competition, non-solicitation and confidentiality covenants. The confidentiality covenant has an indefinite term. The non-competition and non-solicitation covenants each have a term of twenty-four (24) months following the Tifford Departure Date. In addition, in consideration for the payments and benefits provided for in her separation agreement, Ms. Tifford agreed to a release of claims against the Company and all of its affiliates and related entities and predecessors and successors as set forth in her separation agreement. Since Ms. Tifford was vested in both the Company’s savings plan for salaried U.S. employees and executive profit sharing plan as of the Tifford Departure Date, she was entitled to her vested amounts in each plan, $183,543 plus earnings thereon and $154,565, respectively, upon her departure.

Payments made, or to be made, to Mses. Grossman and Tifford are governed entirely by the terms of their respective separation agreements described above. The remainder of this discussion addresses potential payments that may be made to our continuing named executive officers under the various termination scenarios.

Payments Made Upon Retirement

In the event of the retirement of a named executive officer, she or he is entitled to receive amounts earned during her or his term of employment. Such amounts include, as applicable:

•	vested shares granted under our stock plans and the right to exercise vested stock options within 90 days of retirement;

•	amounts contributed and vested under the executive profit sharing plan; and

•	amounts accrued and vested, as applicable, through the Company savings plan for U.S. salaried employees.

Additionally, for any named executive officer who is party to a continuity agreement with the Company, the Company has agreed to pay such executive upon her or his retirement amounts unvested in the Company’s qualified defined contribution plan and a pro rata portion of her or his annual, performance-based cash bonus calculated as set forth therein. In the event these benefits under the continuity agreement were triggered for these named executive officers on December 31, 2021, the following cash bonus amounts less lawful deductions and withholdings would have been paid to: Ms O’Keefe, $344,500; Mr. Hotchkin, $700,000; and Mr. Colosi, $305,888. In addition, Ms. O’Keefe would have been entitled to $6,615 of unvested Company matching contributions, and earnings thereon, to the savings plan for U.S. salaried employees, which would have been deemed vested under her continuity agreement. Ms. O’Keefe also would have been entitled to $37,038 of unvested contributions under the non qualified executive profit sharing plan, which would have vested immediately per the terms of the plan, in the event of her retirement on December 31, 2021.

Payments Made Upon Death or Long-Term Disability

In the event of the death or long-term disability of a named executive officer, in addition to the earned amounts listed under the heading “—Payments Made Upon Termination” above and, in the case of the named executive officers who are party to a continuity agreement, the amounts provided under the continuity agreements described under the heading “—Payments Made Upon Retirement” above, the named executive officer may receive benefits under the Company’s U.S. long-term disability plan or payments under the Company’s life and/or disability insurance plans, as applicable. These payments and benefits are generally available to all employees, however, the amounts paid thereunder may differ by employee. For example, with respect to life insurance benefits, in the event such benefits were triggered on December 31, 2021, such benefits for the following named executive officer would have been calculated as follows: for Ms. O’Keefe and Messrs. Hotchkin, Colosi, and Lysaght, each was generally eligible to receive one times the amount of her or his base salary at death subject to a maximum payout of $3,000,000. In the event such benefits were triggered for the named executive officers on December 31, 2021 under the Company’s life insurance plans, the amounts (excluding any supplemental policies purchased by the named executive officer at her or his own expense) each of her or his legal representatives or estates would have been eligible to receive are as follows, in the case of: Ms. O’Keefe, $530,000; Mr. Hotchkin, $700,000; Mr. Colosi, $509,813; and Mr. Lysaght, $506,384. Ms. O’Keefe and Messrs. Hotchkin, Colosi, and Lysaght were automatically enrolled in the Company’s U.S. long-term disability plan for U.S. employees, and subject to the terms of the plan, would have received the maximum benefit of $3,000 on a monthly basis for a minimum of 24 months in the event such benefits were triggered on December 31, 2021 under the plan.

In addition, upon the holder’s termination for death or long-term disability, generally, stock option exercise rights cease one year after, RSUs immediately vest 100%, and, in the case of PSUs, the time-vesting criteria will be deemed fully satisfied and the performance-vesting criteria shall be deemed satisfied at the “target” level of performance; provided, however, that if such event occurs following the end of any performance period, then the performance-based vesting criteria shall be determined based on the actual performance. Any dividend equivalents accrued with respect to RSUs and PSUs shall also be deemed to vest as set forth above. For the value of the immediate vesting of RSUs and PSUs, if any, see (i) the column “Accelerated Vesting of Equity Value—Stock Awards” of the Change in Control Payment and Benefit Estimates on December 31, 2021 table for Ms. O’Keefe and Messrs. Hotchkin and Colosi and (ii) “—Change in Control Impact on Named Executive Officers—Other Named Executive Officers—Michael Lysaght, Chief Digital Officer” for Mr. Lysaght.

Payments Made Upon a Change of Control

Change in/of Control

A “change in/of control” for purposes of stock awards and the continuity agreements, as applicable, generally consists of any of the following, if and only if, as a result of the occurrence thereof, any person or group other than Artal or any of its affiliates is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of its then outstanding voting securities:

•	an acquisition by a non-affiliate of the beneficial ownership of 25% or more of the Company’s voting securities (other than acquisitions by a Company sponsored employee benefit plan or related trust);

•	the current members of the Board of Directors (or their approved successors) ceasing to constitute a majority of the Board of Directors;

•

the consummation of a reorganization, recapitalization, merger or consolidation involving the Company unless the beneficial owners of at least 51% of the outstanding voting securities of the Company or the surviving entity, as the case may be, following the transaction are held by the same persons, and in substantially the same proportion, who were beneficial owners of the Company’s voting stock prior to the transaction; or

•	the sale, transfer or other disposition of all or substantially all of the assets of the Company or the liquidation or dissolution of the Company.

Stock Awards

Pursuant to the Company’s terms and conditions for Time-Vesting Options and/or RSU awards, unless provided otherwise by the Board of Directors or a committee thereof, Time-Vesting Options and RSUs generally fully vest and such stock options generally become exercisable immediately prior to a “change of control”. See “—Change in/of Control” for additional information. Pursuant to the terms of the PSUs, unless provided otherwise by the Board of Directors or a committee thereof, the time-vesting criteria will be deemed fully satisfied and the performance-vesting criteria shall be deemed satisfied at the “target” level of performance upon a “change of control”; provided, however, that if such event occurs following the end of any performance period, then the performance-based vesting criteria shall be determined based on the actual performance. Any dividend equivalents accrued with respect to RSUs and PSUs shall also be deemed to vest as set forth above. For the value of the immediate vesting of such awards, if any, in the event such benefits were triggered on December 31, 2021, see (i) the columns under “Accelerated Vesting of Equity Value” of the Change in Control Payment and Benefit Estimates on December 31, 2021 table for Ms. O’Keefe and Messrs. Hotchkin and Colosi and (ii) “—Change in Control Impact on Named Executive Officers—Other Named Executive Officers—Michael Lysaght, Chief Digital Officer” for Mr. Lysaght.

The named executive officers who hold such awards remain subject during her or his employment and for one year following the termination of her or his employment to certain non-competition and non-solicitation covenants and for an unspecified amount of time to certain confidentiality and assignment of work product covenants.

Continuity Agreements

The Company has determined that it is in the best interests of its shareholders to reinforce and encourage the continued attention and dedication of our key executives to their duties, without personal distraction or conflict of interest in circumstances that could arise in connection with any “change of control” of the Company. See “—Change in/of Control” for additional information. Therefore, the Company has entered into continuity agreements with the following named executive officers: Ms. O’Keefe and Messrs. Hotchkin and Colosi, and certain other senior executives.

Term

In the case of the continuity agreements entered into with the named executive officers specified above and certain other senior executives, each agreement generally has an initial term of two to three years from the date of execution and continues to renew annually thereafter unless the Company provides 180-day advance written notice to the executive that the term of the agreement will not renew. However, upon the occurrence of a change in control of the Company, the term of the agreement may not terminate until the second anniversary of the date of the change in control.

Payments

With respect to the named executive officers specified above, the following severance benefits will be provided if (i) during the two-year period following a change in control of us, such named executive officer’s employment is terminated (other than termination by the Company for “cause” or by reason of death, long-term disability or retirement), (ii) during the three-month period prior to, but in connection with, or during the two-year period following, a change in control of us, such named executive officer voluntarily terminates her or his employment for “good reason”, or (iii) an agreement is signed which would result in a change in control of us and during the period between the effective date of the agreement and a change in control of us, such named executive officer’s employment is terminated in connection with the change in control (other than termination by the Company for “cause” or by reason of death, long-term disability or retirement):

•

cash payment equal to three times the sum of her or his annual base salary on the date of the change in control (or, if higher, the annual base salary in effect immediately prior to when the notice of termination is given) and her or his target annual bonus under our bonus plan in respect of the fiscal year in which the termination occurs (or, if higher, the average annual bonus actually earned by the named executive officer in respect of the three full fiscal years prior to the year in which the notice of termination is given);

•

cash payment equal to the sum of (w) all accrued but unpaid base salary and an amount representing all accrued and unused vacation days, (x) all earned and unpaid bonuses (if any), (y) in respect of the fiscal year in which the date of termination occurs, the higher of (A) the pro rata portion of the named executive officer’s target bonus and (B) if we are exceeding the performance targets established under our bonus plan for such fiscal year as of the date of termination, the named executive officer’s actual annual bonus payable under our bonus plan based upon such achievement (this pro rata portion in either case calculated from January 1st of such year through the date of termination), and (z) any other compensation previously deferred (excluding qualified plan deferrals by the named executive officer under or into our benefit plans);

•

three years of continued medical, dental, vision, and life insurance coverage (excluding accidental death and disability insurance) for the named executive officer and her or his dependents, provided that these benefits will terminate upon the named executive officer receiving comparable benefits from a subsequent employer;

•

continued provision of the perquisites the named executive officer enjoyed prior to the date of termination for a period ending on the earlier of (x) the third anniversary of the named executive officer’s termination and (y) the receipt by the named executive officer of comparable perquisites from a subsequent employer;

•	immediate 100% vesting of all unvested Time-Vesting Options, stock appreciation rights, phantom stock units and restricted stock held by the named executive officer upon the change in control;

•

additional contributions by us to our qualified defined contribution plan and any other retirement plans in which the named executive officer participated prior to the date of termination during the period from the date of termination through the third anniversary of the named executive officer’s termination; provided, however, that where such contributions may not be provided without adversely affecting the qualified status of such plan or where such contributions are otherwise prohibited by any such plans, or if the named executive officer is subject to Section 409A, the named executive officer shall instead receive an additional lump sum cash payment equal to the contributions that would have been made during the above period if the named executive officer had remained employed with us during such period;

•

all other accrued or vested benefits in accordance with the terms of any applicable plan of ours, including the named executive officer’s otherwise unvested account balances in our qualified defined contribution plan, which shall become vested as of the date of termination; and

•	outplacement services at a cost to us of not more than $30,000.

Terminations

Terminations of employment that entitle a named executive officer to receive severance benefits under her or his continuity agreement consist of terminations by the Company without “cause” or resignation by the named executive officer for “good reason” upon qualifying terminations of employment described above. The named executive officer is also eligible for additional payments under her or his continuity agreement if her or his termination is due to death, long-term disability or retirement. See “ —Payments Made Upon Death or Long-Term Disability” or “ —Payments Made Upon Retirement” above. The named executive officer is not eligible for benefits under her or his continuity agreement if her or his termination is for “cause”.

Excess Parachute Payment Excise Taxes

Under the terms of the continuity agreement for the named executive officers specified above, (i) if it is determined that certain payments and benefits provided under the agreement and under any other plan or arrangement with the Company and its affiliates in the aggregate would be subject to the 280G excise tax, or to any similar tax, and the aggregate value of the parachute payment exceeds a certain threshold amount calculated under the Internal Revenue Code by 5% or less, then (ii) the parachute payment will be reduced to the extent necessary so that the aggregate value of the parachute payment is equal to an amount that is less than such threshold amount; provided, however, that if the aggregate value of the parachute payment exceeds the threshold amount by more than 5%, then the executive will be entitled to receive an additional payment or payments in an amount such that, after payment by the executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any excise tax imposed upon this payment, the executive retains an amount equal to the excise tax imposed upon the parachute payment.

Other

Under the continuity agreements, the named executive officers specified above agreed to keep in confidence any and all confidential information concerning the Company, its shareholders, officers, directors and customers and its respective business. In addition, upon the termination of employment, such named executive officer will not take or keep any proprietary or confidential information or documentation belonging to the Company.

Change in Control Impact on Named Executive Officers

Named Executive Officer Payment and Benefit Estimates Under Continuity Agreement

The named executive officers listed in the table below are party to a continuity agreement with the Company. The table below was prepared as though a “change in control” occurred and each of the specified named executive officer’s employment was terminated without “cause” or for “good reason” on December 31, 2021 (the last business day of fiscal 2021) using the closing price of the Company’s Common Stock as of December 31, 2021 (the last trading day of fiscal 2021) which was $16.13, each as defined in her or his continuity agreement. In addition to these assumptions, the Company believes the assumptions set forth below, which are necessary to produce these estimates, are reasonable individually and in the aggregate. However, a change in control did not occur on December 31, 2021 and the named executive officers specified in the table below were not terminated on that date. Therefore, there can be no assurance that a change in control in the future would produce the same or similar results as those described below.

CHANGE IN CONTROL PAYMENT AND BENEFIT ESTIMATES

ON DECEMBER 31, 2021

Name	Aggregate Severance Pay and 2021 Bonus(1)	Medical, Dental, Vision, and Life Insurance(2)	Accelerated Vesting of Equity Value		Executive Profit Sharing Plan(4)	Savings Plan(5)	Excise Tax and Gross-Up Payment(6)	Perqui- sites(7)	Outplace- ment Services	Total
			Stock Awards(3)	Stock Options
Amy O’Keefe	$2,968,001	$51,492	$543,500	—	$193,697	$34,065	$1,764,179	$3,000	$30,000	$5,587,934
Nicholas P. Hotchkin	$4,900,001	$82,729	$1,783,623	—	$368,143	$27,450	—	$39,600	$30,000	$7,231,546
Michael F. Colosi	$2,752,992	$27,134	$639,555	—	$214,361	$27,450	—	$39,600	$30,000	$3,731,092

(1)	Amounts shown represent the sum of (a) three years of base salary; (b) three years of “target” bonus; and (c) an additional year of “target” bonus.

(2)	Amounts shown represent three years of continued medical, dental, vision and life insurance (excluding accidental death and disability insurance).

(3)	Amounts shown represent accelerated vesting of awards of RSUs. The award of an RSU is the right to receive one share of Common Stock upon the vesting date of the RSU.

(4)

Amounts shown represent three years of Company contributions to and earnings on its executive profit sharing plan. With respect to Ms. O’Keefe, the amount shown also includes $37,038 which reflects accelerated vesting of her aggregate executive profit sharing balance as of December 31, 2021.

(5)

The named executive officers were assumed to have participated in the Company’s savings plan for salaried U.S. employees. The amounts represent three years of Company contributions to its savings plan for salaried U.S. employees for their benefit. With respect to Ms. O’Keefe, the amount shown also includes $6,615 which reflects the accelerated vesting of unvested Company matching contributions, and earnings thereon, as of December 31, 2021, to the savings plan for U.S. salaried employees on Ms. O’Keefe’s behalf.

(6)

Pursuant to the applicable continuity agreements, if it is determined that the aggregate amounts payable to any named executive officer under the continuity agreement and any other plan or arrangement with the Company are parachute payments subject to excise tax imposed under Section 4999 of the Internal Revenue Code or any similar tax imposed by state or local law, then the named executive officer, depending on the amount of parachute payments, may be entitled to receive a “gross-up” payment, such that, after payment by the named executive officer of all taxes (including any interest or penalties imposed with respect to such taxes), including any excise tax, imposed upon the gross-up payment, the named executive officer will retain an amount of the gross-up payment equal to the excise tax imposed upon the parachute payments. Ms. O’Keefe is the only named executive officer who would have been subject to such excise taxes in the event of a change in control as of December 31, 2021, and the amount in this column represents the gross-up payment related to such taxes.

(7)

Amounts shown represent three years of continued provision of perquisites enjoyed by the named executive officer prior to the date of termination as follows: a wellness allowance for Ms. O’Keefe and a car allowance for Messrs. Hotchkin and Colosi.

General Assumptions

•

Ms. O’Keefe was assumed to be subject to U.S. federal, state, local and FICA combined effective tax rate of 72.05%, including an excise tax rate of 20% applicable to excess parachute payments pursuant to Section 4999 of the Internal Revenue Code.

•	Amounts shown only reflect benefits triggered under the named executive officer’s continuity agreement.

Equity-based Assumptions

•	All previously unvested Time-Vesting Options and RSUs vested on December 31, 2021.

•	RSUs were valued using the closing price of the Company’s Common Stock on December 31, 2021 (i.e., $16.13).

•

Time-Vesting Options were valued at the greater of $0 or the actual spread between the exercise price of the option and the closing price of the Company’s Common Stock on December 31, 2021 (i.e., $16.13 minus exercise price). This would represent the true value received by the executives upon immediate vesting of their Time-Vesting Options.

•

With respect to the PSUs held by the named executive officers on December 31, 2021, the Compensation Committee determined in February 2022 that the applicable performance criteria relating to the fiscal 2021 performance year had not been satisfied. As a result, such PSUs were valued at $0.

Benefit Assumptions

•

Each executive’s “target” bonus is calculated based on her or his base salary and target bonus percentage at December 31, 2021 for the purposes of determining her or his severance and contributions to the executive profit sharing plan, if applicable. Ms. O’Keefe’s “target” bonus is $344,500, Mr. Hotchkin’s “target” bonus is $700,000, and Mr. Colosi’s “target” bonus is $305,888.

•	The executive does not receive comparable perquisites from a subsequent employer.

•	Medical, dental, vision, and life insurance, as applicable, are paid at 2022 monthly rates.

•

Each executive is assumed to have participated in the Company’s qualified defined contribution plan and any other retirement plan so long as contributions were made by or on such executive’s behalf at any time during the fiscal year in which such termination occurred.

•

Contributions to the executive profit sharing plan are based on the Company’s contribution rate applicable to, and base salary of, each executive as of December 31, 2021. Each executive will receive her or his respective “target” bonuses in March of each year, which is deemed eligible earnings under the plan. Interest is calculated under the plan using the annualized prime rate, as published in The Wall Street Journal on December 31, 2021, plus 2%, compounded as of the end of each fiscal month. No supplemental employer contributions are made.

•

3% matching contribution by the Company of the executive’s eligible earnings as of December 31, 2021 to the Company’s savings plan for U.S. salaried employees, subject to the applicable limitations of the Internal Revenue Code as in effect in fiscal 2021.

•	Each executive is assumed to have received outplacement services provided to the fullest extent as set forth in her or his continuity agreement.

Other Named Executive Officers

Michael Lysaght, Chief Digital Officer

In the event a change in control occurred and Mr. Lysaght’s employment was terminated other than for “cause” on December 31, 2021 (the last business day of fiscal 2021), Mr. Lysaght would have been entitled to the payments and benefits described in “—Payments Made Upon Termination” above. In addition, pursuant to the terms of the Time-Vesting Options and RSUs, all such unvested options and RSUs would have vested immediately prior to such change in control (with respect to Time-Vesting Options, such acceleration would be equal to the value of $0; with respect to RSUs, using the closing price of the Company’s Common Stock as of December 31, 2021 of $16.13, such acceleration would be equal to the value of $918,814). For additional details on the valuation of options in the event of a change in control on December 31, 2021, see the “—Equity-based Assumptions” above. However, a change in control did not occur on December 31, 2021 and Mr. Lysaght was not terminated on that date. Therefore, there can be no assurance that a change in control in the future would produce the same or similar results as those described above.

PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K of the Exchange Act, we are providing the following information regarding the ratio of the annual total compensation for our principal executive officer to the median of the annual total compensation of all our employees (other than our principal executive officer) (the “CEO Pay Ratio”). Our CEO Pay Ratio is a reasonable estimate calculated in a manner consistent with Item 402(u). However, due to the flexibility afforded by Item 402(u) in calculating the CEO Pay Ratio, our CEO Pay Ratio may not be comparable to the CEO pay ratios presented by other companies.

We selected a new median employee for fiscal 2021 due to changes in our employee population, in particular the decrease in the number of our total global employees from approximately 10,000 at the end of fiscal 2020 to approximately 7,700 at the end of fiscal 2021, that we reasonably believed would result in a significant change in our pay ratio disclosure. Our determination date of December 31st for purposes of identifying our global median employee and our methodology to confirm such employee was consistent with those used to determine the fiscal 2020 CEO Pay Ratio. As is permitted under the SEC rules, to determine the Company’s median employee, we used “gross taxable wages” as our consistently applied compensation measure. We annualized this number for those full and part-time employees who did not work the full fiscal 2021 year. A valid statistical sampling methodology was used to estimate the median gross taxable wages. We then produced a sample of employees who were paid within a 1% range of that median and selected an employee from within that group as our median employee. After identifying our median employee, we calculated the median employee’s annual total compensation in accordance with the requirements of the Summary Compensation Table. Our median employee for fiscal 2021 is a part time Studio Coach whose annual total compensation was $8,741 and the annual total compensation for our then-CEO for fiscal 2021 was $5,137,456. Accordingly, our CEO Pay Ratio for fiscal 2021 was approximately 588:1.

HUMAN CAPITAL MANAGEMENT

At WW our core mission is to inspire healthy habits for real life - for people, families, communities and the world. We believe that our workforce plays an integral role in achieving our mission. As of December 31, 2021, we had approximately 7,700 employees, a majority of whom were part-time employees. In addition, in certain of our international markets, our coaches and guides are self-employed and are not included in this total.

Diversity and Inclusion

We believe that a diverse and inclusive workforce helps us to explore and realize the many different paths to health and wellness for our members, which leads to better execution of our strategic initiatives. For example, over 50% of the members of our Executive Committee, including our Chief Executive Officer and our Chief Financial Officer, are women. To further our commitment to create an inclusive and diverse culture, we have a Head of Inclusion & Diversity who reports directly to our Chief People Officer. Additionally, we offer forums and formal training programs for our employees to enable them to continue their education and share best practices and experiences, which creates an ongoing evolution and community with respect to diversity and inclusion and belonging in the workplace.

Training and Development

We develop our personnel by offering in-house learning and development resources. These include online and in-person training programs on a variety of topics in order to foster career growth both long term and short term. For example, we offer leadership training to help ensure our future business leaders have the necessary skill sets to manage and lead our organization.

Wellness, Health and Safety

We are focused on promoting the total wellness of our employees, and offer resources, programs and services to support our employees’ physical, mental, financial and social wellness. For example, employees receive an annual wellness allowance, offering a flexible and personalized way to support their wellness goals.

As a wellness company, we believe that flexibility is important in creating a work environment that supports our employees’ wellbeing, while still maintaining our commitment to our members. We have introduced a flexible work model, called Work from Wherever (WfW), designed to enhance productivity and foster innovation by allowing our corporate employees as much flexibility as possible to determine when, where and how they work to achieve the best possible results. To facilitate this flexibility and promote virtual collaboration, we offer forums and formal training programs for our employees to provide them with the tools and skills to be successful in this new virtual workplace. We believe this approach strikes an appropriate balance between our purpose-driven culture of helping our members develop healthy habits while respecting the wellness, health and safety of our employees. As always, protecting the privacy and security of our data is one of our top priorities, and we have adopted an advanced industry standard Zero-Trust software-defined network, coupled with multi-factor authentication, to secure our environment from unauthorized access. Since the rollout of WfW, our employees have overwhelmingly indicated that WfW positively contributes to their engagement and gives WW a competitive advantage in the external talent market.

Total Rewards

We provide competitive compensation and benefits programs for our employees. These benefit programs (which vary by employee level and by the country where the employees are located) are designed with our diverse and inclusive workforce and culture in mind. Compensation and benefits offered include, among other items, salaries, bonuses, stock awards, retirement benefits including 401(k) (or local market equivalent) and profit-sharing plan or participation in a non-qualified deferred compensation plan, healthcare and insurance benefits, health savings and flexible spending accounts, paid time off, paid parental leave, advocacy resources, flexible work schedules, employee assistance programs, adoption assistance, disability and life insurance.

DIRECTOR COMPENSATION

The Company uses a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on the Board of Directors. In setting director compensation for non-employee directors, the Board of Directors considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board of Directors. Directors who are employees of the Company receive no compensation for their service as directors.

Cash and Stock Compensation Paid to Directors

Members of the Board of Directors who are not employees of the Company are entitled to receive annual compensation of $150,000, payable quarterly, half in cash and half in fully vested Common Stock. The number of shares of Common Stock granted quarterly is determined by averaging the closing price of the Common Stock for the last five trading days of each fiscal quarter. This average price is then used to determine the number of shares required to satisfy the share portion of the director’s quarterly fees. Any fractional shares are paid in cash.

Non-employee directors are also reimbursed for their reasonable out-of-pocket expenses related to their services as a member of the Board of Directors or one of its committees. The Company also reimburses certain expenses incurred by directors in connection with attending director education programs as well as memberships in director organizations.

Cash Compensation Paid to Directors Serving on Committees of the Board of Directors

Each director serving as a member of the Audit Committee is entitled to receive $10,000 per annum, payable quarterly, in cash. Each director who serves as Audit Committee chair is entitled to receive $12,500 per annum, payable quarterly, in cash, in addition to the annual amount payable for being a member of the Audit Committee. Also, each director is entitled to receive $6,000 per annum, payable quarterly, in cash for service as a member of each of the Compensation Committee and the NCG Committee.

2020 Reduced Compensation Paid to Directors

On April 24, 2020, in connection with the Company’s previously disclosed cost savings initiative in response to the negative impact of COVID-19, the non-employee directors agreed to forgo 50% of their director compensation with respect to their service for the period starting June 1, 2020 through the end of fiscal 2020 (the “2020 Director Reduced Compensation”). With respect to the 2020 Director Reduced Compensation payable for service as a member of the Board of Directors, each non-employee director in his or her sole discretion elected to receive such compensation in cash or fully vested Common Stock, or half in cash and half in fully vested Common Stock (such election, the “Reduced Compensation Election”). Any 2020 Director Reduced Compensation payable for service as a member of a committee of the Board of Directors was paid in cash. For those directors who elected to receive all or half of their 2020 Director Reduced Compensation with respect to service as a member of the Board of Directors in fully vested Common Stock, such shares in respect of the fourth quarter of fiscal 2020 were granted in fiscal 2021 and are reflected in the Director Summary Compensation Table below.

Transfer Restrictions on Director Equity-Based Compensation

Our non-employee directors are not subject to any minimum share ownership requirement. However, all equity-based compensation described above is paid in the form of shares of fully vested Common Stock and such shares are subject to restrictions on transfer so that they cannot be sold or transferred until the applicable director is no longer serving on the Board of Directors, provided, however, such restrictions may be removed to the extent that following the proposed sale or transfer of any such shares, the applicable director continues to hold shares of Common Stock with a value of at least $600,000 in the aggregate, such value based on the closing price of the Common Stock on the date of such director’s request for permission to consummate such sale or transfer pursuant to the Company’s Amended and Restated Securities Trading Policy, and any successor policy thereof.

Director Summary Compensation Table

The following table sets forth information concerning the fiscal 2021 compensation of our directors (other than Ms. Grossman who is a named executive officer and resigned from the Board of Directors effective March 21, 2022 and Ms. Sistani who is an employee director and did not serve as a member of the Board of Directors during fiscal 2021).

DIRECTOR COMPENSATION FOR FISCAL 2021

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation		Total
Raymond Debbane(2)	$81,028	$74,192	—		$155,220
Steven M. Altschuler(2)(3)	$91,028	$57,439	—		$148,467
Julie Bornstein	$75,028	$74,192	—		$149,220
Tracey D. Brown(3)(4)	$85,028	$57,439	—		$142,467
Jennifer Dulski(2)	$81,028	$65,816	—		$146,844
Jonas M. Fajgenbaum	$75,028	$74,192	—		$149,220
Denis F. Kelly(3)	$97,528	$57,439	—		$154,967
Julie Rice(5)	$81,028	$74,192	—		$155,220
Thilo Semmelbauer(3)(5)	$81,028	$74,192	—		$155,220
Christopher J. Sobecki(2)(5)	$87,028	$74,192	—		$161,220
Oprah Winfrey(6)	$75,028	$74,192	$190,000	(7)	$339,220

(1)

Stock awards consist solely of awards of fully vested Common Stock subject to certain transfer restrictions. The amounts shown represent the aggregate grant date fair value of stock awards granted in fiscal 2021 calculated in accordance with applicable accounting standards. The grant date fair value for each applicable stock award granted to each director on January 4, 2021, other than Dr. Altschuler, Mr. Kelly and Ms. Brown who did not receive grants on that date in connection with their Reduced Compensation Election, was $16,753 (except in the case of Ms. Dulski was $8,377) reflecting each director’s Reduced Compensation Election; April 5, 2021 was $19,701; July 5, 2021 was $19,225; and October 4, 2021 was $18,513, in each case based solely on the closing price of our Common Stock on the date of the grant or, if the market was closed on the grant date, the last trading day that immediately preceded the grant date. The stock award granted on January 4, 2021 was for compensation earned for the fourth quarter of fiscal 2020.

(2)	Member of the Compensation Committee during fiscal 2021.

(3)

Member of the Audit Committee during fiscal 2021. Amounts reported for Mr. Kelly reflect additional fees earned for serving as Audit Committee chair. Effective January 2, 2022, the first day of fiscal 2022, the Board of Directors elected Mr. Semmelbauer to serve as a member of the Audit Committee to fill the vacancy resulting from Ms. Brown’s resignation. Therefore, the amounts reported for Mr. Semmelbauer do not reflect any fees earned with respect to fiscal 2021 Audit Committee service.

(4)	Ms. Brown resigned from the Board of Directors effective January 1, 2022, the last day of fiscal 2021.

(5)	Member of the NCG Committee during fiscal 2021.

(6)

As of January 1, 2022, Ms. Winfrey held (x) a fully vested, non-qualified stock option to purchase 408,697 shares of Common Stock granted to Ms. Winfrey in consideration of her entering into the Strategic Collaboration Agreement (defined hereafter) with the Company on October 18, 2015 and the performance of her obligations thereunder (the “Initial Winfrey Option”) and (y) a fully vested, non-qualified stock option to purchase 3,276,484 shares of Common Stock granted to Ms. Winfrey in consideration of her entering into the Strategic Collaboration Amendment (defined hereafter) with the Company on December 15, 2019 and the performance of her obligations thereunder (the “Winfrey Amendment Option”). For additional information on Ms. Winfrey’s Common Stock ownership, see “Security Ownership of WW”.

(7)

Amount shown represents the Company’s payment to the Screen Actors Guild-Producers Pension and Health Plans arising from Ms.  Winfrey’s promotional work on behalf of the Company pursuant to the Strategic Collaboration Agreement.

Certain Elements of 2022 Director Compensation

Director Deferred Compensation Program

Commencing with respect to the compensation payable to the non-employee directors for service as a member of the Board of Directors during fiscal 2022, each non-employee director may elect to defer receipt of all equity-based compensation that is payable to the director for such service. At a director’s election, the shares of fully vested Common Stock otherwise payable on a current basis to the director, together with any dividends thereon, if any, will be credited to a hypothetical bookkeeping account in the director’s name and will be paid to the director in shares of Common Stock and cash, respectively, in a single lump sum at the time specified in the election or, if earlier, upon the cessation of the director’s service on the Board of Directors or a change in control of the Company.

SECURITY OWNERSHIP OF WW

The following table sets forth information regarding the beneficial ownership of our Common Stock as of March 21, 2022 (unless otherwise indicated below) by (i) beneficial owners known to the Company to own more than 5% of the Company’s Common Stock, (ii) each of our named executive officers, as such term is defined in Item 402(a)(3) of Regulation S-K of the Exchange Act, (iii) each of our current directors and (iv) all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, any shares of our Common Stock (i) subject to options held by that person that are currently exercisable or exercisable within 60 days of March 21, 2022 or (ii) issuable upon the vesting of RSUs held by that person within 60 days of March 21, 2022 are deemed beneficially owned by such person and issued and outstanding. These shares, however, are not deemed issued and outstanding for purposes of computing percentage ownership of each other individual shareholder.

Our capital consists of our Common Stock and our preferred stock. The percent of class calculations are based on the 70,128,569 shares of our Common Stock outstanding and zero shares of our preferred stock outstanding as of March 21, 2022. None of the shares held by our directors or executive officers has been pledged as security as of March 21, 2022.

Except as otherwise indicated in the footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of Common Stock.

	As of March 21, 2022
Name of Beneficial Owner	Amount of Beneficial Ownership of Common Stock	Percent of Class
Artal Group S.A.(1)	14,818,300	21.13%
BlackRock, Inc.(2)	8,336,137	11.89%
The Vanguard Group(3)	7,153,861	10.20%
Senvest Management, LLC(4)	4,589,460	6.54%
Oprah Winfrey(5)(6)(7)	4,788,117	6.49%
Miller Value Partners, LLC(8)	4,121,012	5.88%
Sima Sistani	—	—
Mindy Grossman(6)(9)	1,612,636	2.26%
Amy O’Keefe(6)	9,287	*
Nicholas P. Hotchkin(6)	207,443	*
Michael F. Colosi(6)	70,929	*
Michael Lysaght(6)	72,913	*
Gail B. Tifford	8,839	*
Raymond Debbane(7)(10)	42,295	*
Steven M. Altschuler(7)	27,913	*
Julie Bornstein(7)	9,200	*
Jennifer Dulski(7)	5,183	*
Jonas M. Fajgenbaum(7)	52,295	*
Denis F. Kelly(7)	57,121	*
Julie Rice(7)	10,413	*
Thilo Semmelbauer(7)	35,311	*
Christopher J. Sobecki(7)	67,344	*
All current directors and executive officers as a group (15 persons)(11)	5,455,764	7.38%

*	Amount represents less than 1% of outstanding Common Stock.

(1)

The information concerning Artal Group S.A. is based on (i) a Schedule 13D/A (Amendment No. 14) reported as of January 11, 2021 filed jointly with the SEC on January 21, 2021 by Artal Luxembourg S.A., Artal International S.C.A., Artal International Management S.A. (“Artal International Management”), Artal Group S.A., Westend S.A. (“Westend”), Stichting Administratiekantoor Westend (the “Stichting”) and Mr. Amaury Wittouck and (ii) other information known to us. Mr. Wittouck is the sole member of the board of the Stichting. The Stichting is the majority shareholder of Westend. Westend is the parent of Artal Group S.A. Artal Group S.A. is the parent of Artal International Management and Artal International S.C.A. Artal International Management is the managing partner of Artal International S.C.A., which is the parent of Artal Luxembourg S.A. As of January 11, 2021, Artal Luxembourg S.A. was the beneficial owner of 14,818,300 of our shares. As a result of the foregoing, Artal International S.C.A., Artal International Management, Artal Group S.A., Westend, the Stichting and Mr. Wittouck may each be deemed to be the beneficial owner of all of our shares beneficially owned by Artal Luxembourg S.A. The address of Artal Luxembourg S.A., Artal International S.C.A., Artal International Management, Artal Group S.A., Westend and Mr. Wittouck is 44, Rue De La Vallée, L-2661 Luxembourg, Luxembourg. The address of the Stichting is Claude Debussylaan, 46, 1082 MD Amsterdam, The Netherlands.

(2)

The information concerning BlackRock, Inc. (“BlackRock”) is reported as of December 31, 2021 based on a Schedule 13G/A (Amendment No. 4) filed with the SEC on January 27, 2022 by BlackRock. BlackRock has sole voting power over 8,245,662 shares and sole dispositive power over 8,336,137 shares. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.

(3)

The information concerning The Vanguard Group (“Vanguard”) is reported as of February 28, 2022 based on a Schedule 13G/A (Amendment No. 4) filed with the SEC on March 9, 2022 by Vanguard. Vanguard has sole voting power over 0 shares, shared voting power over 101,674 shares, sole dispositive power over 7,007,438 shares and shared dispositive power over 146,423 shares. The address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

The information concerning Senvest Management, LLC (“Senvest Management”) is reported as of December 31, 2021 based on a Schedule 13G/A (Amendment No. 1) filed jointly with the SEC on February 9, 2022 by Senvest Management and Richard Mashaal. Senvest Management may be deemed to beneficially own 4,589,460 shares held by Senvest Master Fund, LP (“Senvest Fund”) due to its being the investment manager of Senvest Fund. Mr. Mashaal may be deemed to beneficially own all such shares due to his being the managing member of Senvest Management. Senvest Management and Mr. Mashaal have shared voting power and shared dispositive power with respect to all such shares. The address for Senvest Management and Mr. Mashaal is 540 Madison Avenue, 32nd Floor, New York, NY 10022.

(5)

The information concerning Oprah Winfrey is based on (i) a Schedule 13D/A (Amendment No. 3) reported as of May 6, 2020 filed with the SEC on May 8, 2020 by Ms. Winfrey; (ii) a Form 4 filed with the SEC on June 11, 2021 on behalf of Ms. Winfrey and (iii) other information known to us. Ms. Winfrey has sole voting power and sole dispositive power over 4,788,117 shares. The address for Ms. Winfrey is c/o Harpo, Inc., 1041 North Formosa Avenue, West Hollywood, CA 90046.

(6)

The number of shares beneficially owned includes any shares issuable in connection with RSUs that vest within 60 days after March 21, 2022 and any shares subject to purchase upon exercise of stock options that are currently exercisable or exercisable within 60 days after March 21, 2022 and is as follows: Ms. Winfrey, 3,685,181 shares; Ms. Grossman, 1,300,000 shares; Ms. O’Keefe, 5,834 shares; Mr. Hotchkin, 29,913 shares; Mr. Colosi, 49,337 shares; and Mr. Lysaght, 23,250 shares. See “Transactions with Related Persons and Certain Control Persons—Transactions with Related Persons—Winfrey Transactions—Winfrey Partnership” for information on the transfer restrictions on the 3,276,484 shares issuable upon exercise of the Winfrey Amendment Option. Ms. Grossman’s 1,300,000 shares were subject to purchase upon exercise of stock options that were exercisable on March 21, 2022 and will remain exercisable until July 5, 2024, the seventh anniversary of the grant date of such options, pursuant to the terms of such options. All such options that are unexercised on July 5, 2024 will be cancelled on such date. See “Potential Payments upon Termination or a Change of Control—Payments Made Upon Termination—Departure of Named Executive Officers—Mindy Grossman, Former President and Chief Executive Officer” for additional details regarding Ms. Grossman’s departure.

(7)

The number of director equity-based compensation shares beneficially owned by the directors that are subject to certain transfer restrictions are as follows: Ms. Winfrey, 19,188 shares; Mr. Debbane, 42,295 shares; Dr. Altschuler, 27,913 shares; Ms. Bornstein, 9,200 shares; Ms. Dulski, 5,183 shares; Mr. Fajgenbaum, 42,295 shares; Mr. Kelly, 20,121 shares; Ms. Rice, 10,413 shares; Mr. Semmelbauer, 25,311 shares; and Mr. Sobecki, 62,344 shares. For details on these transfer restrictions, see “Director Compensation—Transfer Restrictions on Director Equity-Based Compensation”. The number of shares beneficially owned by Mr. Kelly also includes 6,200 shares held by his spouse in an Individual Retirement Account. The number of shares beneficially owned by Mr. Sobecki also includes 5,000 shares held in a 501(c)(3) family foundation over which Mr. Sobecki may be deemed to have investment and voting power.

(8)

The information concerning Miller Value Partners, LLC (“MV Partners”), an investment adviser, is reported as of December 31, 2021 based on a Schedule 13G filed jointly with the SEC on February 14, 2022 by MV Partners and William H. Miller III Living Trust (the “Trust”), the control person of MV Partners. MV Partners is the beneficial owner of 4,121,012 shares and has shared voting power and shared dispositive power with respect to all such shares. The Trust is deemed to be the beneficial owner of 4,121,012 shares owned by clients of MV Partners and has shared voting power and shared dispositive power with respect to all such shares. The address of MV Partners and the Trust is One South Street, Suite 2550, Baltimore, MD 21202.

(9)	The number of shares beneficially owned includes 1,240 shares held in a family trust for which Ms. Grossman is the sole trustee and has sole investment and voting power with respect to the shares.

(10)

Mr. Debbane is also the Chief Executive Officer and a director (Managing Director) of Artal Group S.A. and a managing director of Artal International Management and Artal Luxembourg S.A. Artal Group S.A. is the parent of Artal International Management and Artal

International S.C.A. Artal International Management is the managing partner of Artal International S.C.A. Artal International S.C.A. is the parent of Artal Luxembourg S.A. Mr. Debbane disclaims beneficial ownership of all shares owned by Artal Luxembourg S.A.

(11)

The number of shares beneficially owned includes an aggregate of 3,793,515 shares that are either issuable in connection with RSUs that vest within 60 days after March 21, 2022 or subject to purchase upon exercise of stock options that are currently exercisable or exercisable within 60 days after March 21, 2022.

TRANSACTIONS WITH RELATED PERSONS AND CERTAIN CONTROL PERSONS

Review, Approval or Ratification of Related Person Transactions

The Board of Directors has adopted a written Related Person Transaction Policy, which sets forth the Company’s policies and procedures for the review and approval or ratification of transactions with related persons. The procedures cover related person transactions between the Company and any “related person” (as defined in Item 404(a) of Regulation S-K of the Exchange Act), which includes our directors or director nominees, our executive officers, security holders who beneficially own more than 5% of our Common Stock, or the immediate family members of any of the foregoing. More specifically, the procedures cover transactions, arrangements or relationships in which the Company was or is to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest.

The Company’s legal department is primarily responsible for the development and implementation of processes and controls to obtain information with respect to related person transactions and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. The Audit Committee (or another appropriate approving body) (the “Approving Body”) reviews and determines whether to approve or ratify any related person transaction that is required to be disclosed under Item 404(a) of Regulation S-K of the Exchange Act, and any material amendment or modification to a related person transaction. To assist the Approving Body in such review, Company management must disclose certain information regarding the transactions at issue. In the course of its review and approval or ratification of a related person transaction, the Approving Body considers all relevant facts and circumstances, including, without limitation:

•	the relationship of the related person to the Company;

•	the nature and extent of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance and fairness of the transaction both to the Company and to the related person;

•	the business rationale for engaging in the transaction;

•	whether the transaction would likely impair the judgment of a director or executive officer to act in the best interest of the Company;

•	whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by the Company with non-related persons, if any; and

•	any other matters that management or the Approving Body deem appropriate.

Additionally, any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee or recommended by the Compensation Committee to the Board of Directors for its approval.

Transactions with Related Persons

Registration Rights Agreement

Simultaneously with the closing of our acquisition by Artal in 1999, we entered into a Registration Rights Agreement with Artal and The Kraft Heinz Company (successor to H.J. Heinz Company) (“Heinz”). The Registration Rights Agreement grants Artal the right to require us to register shares of our Common Stock for public sale under the Securities Act of 1933, as amended, (1) upon demand and (2) in the event that we conduct certain types of registered offerings. Heinz has sold all shares of our Common Stock held by it and accordingly no longer has any rights under this agreement. The Invus Group, LLC (“Invus”) is the exclusive investment advisor to Artal. The principals of Invus have received customary compensation from Artal in connection with transactions under this Registration Rights Agreement. Certain of our current directors (Messrs. Debbane, Fajgenbaum and Sobecki) are principals of Invus. Mr. Debbane is also the Chief Executive Officer and a director of Artal Group S.A.

Corporate Agreement

We entered into a Corporate Agreement with Artal in November 2001, which was amended in July 2005. Under the Corporate Agreement, we agreed that so long as Artal beneficially owns 10% or more of our then outstanding voting stock, Artal has the right to nominate a number of directors approximately equal to its ownership percentage multiplied by the number of directors on the Board of Directors.

We also agreed with Artal that both we and Artal have the right to:

•	engage in the same or similar business activities as the other party;

•	do business with any customer or client of the other party; and

•	employ or engage any officer or employee of the other party.

Neither Artal nor we, nor our respective related parties, will be liable to each other as a result of engaging in any of these activities.

Under the Corporate Agreement, if one of our officers or directors who also serves as an officer, director or advisor of Artal becomes aware of a potential transaction related primarily to the group education-based weight-loss business or an Internet diet business, as defined, that may represent a corporate opportunity for both Artal and us, the officer or director has no duty to present that opportunity to Artal, and we will have the sole right to pursue the transaction if the Board of Directors so determines. If one of our officers or directors who also serves as an officer, director or advisor of Artal becomes aware of any other potential transaction that may represent a corporate opportunity for both Artal and us, the officer or director will have a duty to present that opportunity to Artal, and Artal will have the sole right to pursue the transaction if Artal so determines. If one of our officers or directors who does not serve as an officer, director or advisor of Artal becomes aware of a potential transaction that may represent a corporate opportunity for both Artal and us, neither the officer nor the director nor we have a duty to present that opportunity to Artal, and we may pursue the transaction if the Board of Directors so determines. If any officer, director or advisor of Artal who does not serve as an officer or director of us becomes aware of a potential transaction that may represent a corporate opportunity for both Artal and us, none of the officer, director, advisor, or Artal has a duty to present that opportunity to us, and Artal may pursue the transaction if it so determines.

If Artal transfers, sells or otherwise disposes of our then outstanding voting stock, the transferee will generally succeed to the same rights that Artal has under the Corporate Agreement by virtue of its ownership of our voting stock, subject to Artal’s option not to transfer those rights.

Winfrey Transactions

The Company’s transactions with Ms. Winfrey, currently a director and beneficial owner of more than five percent of our Common Stock, are described below.

Winfrey Partnership

On October 18, 2015 (the “Partnership Date”), we entered into a Strategic Collaboration Agreement with Ms. Winfrey (as amended, the “Strategic Collaboration Agreement”) pursuant to which Ms. Winfrey granted us the right to use, subject to her approval, her name, image, likeness and endorsement for and in connection with the Company and its programs, products and services (including in advertising, promotion, materials and content), and we granted Ms. Winfrey the right to use our trademarks and service marks to collaborate with and promote the Company and its programs, products and services. The Strategic Collaboration Agreement had an initial term of five years (the “Initial Term”), with additional successive one year renewal terms. On December 15, 2019, we entered into an amendment of the Strategic Collaboration Agreement (the “Strategic Collaboration Amendment”) with Ms. Winfrey, pursuant to which, among other things, the Initial Term was extended until April 17, 2023 (with no additional successive renewal terms) after which a second term will commence and continue through the earlier of the date of the Company’s 2025 annual meeting of shareholders or May 31, 2025 (the “Second Term” and together with the Initial Term, the “Strategic Term”). During the remainder of the Initial Term, Ms. Winfrey will consult with us and participate in developing, planning, executing and enhancing the WW programs and related initiatives, and provide us with services in her discretion to promote the Company and its programs, products and services, including in advertisements and promotions, and making personal appearances on our behalf. Subsequently, during the Second Term, Ms. Winfrey and the Company will collaborate with each other towards the mutual objective of advancing and promoting the WW programs and the Company, and in connection therewith, Ms. Winfrey will consult with the Company and participate in developing, planning, executing and enhancing the WW programs and related initiatives. In connection therewith, Ms. Winfrey will make available to the Company her knowledge, expertise, and abilities in the areas of corporate management, consumer insights, advertising and marketing, consumer motivation, and community activation and consult and participate in the design and planning of creative strategy and the related execution of the consumer experience in connection with the WW programs. In addition, throughout the Second Term, except as otherwise prohibited by applicable law, the Company will cause Ms. Winfrey to be nominated as a director of the Company. Ms. Winfrey will not grant anyone but the Company the right to use her name, image, likeness or endorsement for or in connection with any other weight loss or weight management programs during the Strategic Term, and she will not engage in any other weight loss or weight management business, program, products, or services during the Strategic Term and for one year thereafter. The Strategic Collaboration Amendment became operative on May 6, 2020 when our shareholders approved the Winfrey Amendment Option Agreement.

On the Partnership Date, we also entered into a Share Purchase Agreement with Ms. Winfrey (as amended, the “Winfrey Purchase Agreement”) pursuant to which we issued and sold to Ms. Winfrey an aggregate of 6,362,103 shares of Common Stock for an aggregate cash purchase price of $43,198,679. The purchased shares are subject to a right of first offer and right of first refusal held by the Company. Under the Winfrey Purchase Agreement, Ms. Winfrey has certain demand registration rights and piggyback rights with respect to these purchased shares. On December 15, 2019, the Company entered into an amendment to the Winfrey Purchase Agreement with Ms. Winfrey. Initially, the Winfrey Purchase Agreement provided Ms. Winfrey with the right to be nominated as a director of the Company for so long as she and certain permitted transferees own at least 3% of our issued and outstanding Common Stock. The amendment to the Winfrey Purchase Agreement provides Ms. Winfrey with the right to be nominated as a director of the Company through and until January 1, 2023. Ms. Winfrey will not be required to resign as a director at such time. The amendment to the Winfrey Purchase Agreement became operative on May 6, 2020 when our shareholders approved the Winfrey Amendment Option Agreement.

In consideration of Ms. Winfrey entering into the Strategic Collaboration Agreement and the performance of her obligations thereunder, on the Partnership Date, we granted Ms. Winfrey a fully vested option to purchase 3,513,468 shares of Common Stock (the “Initial Winfrey Option”). The term sheet for the Initial Winfrey Option, which includes the terms and conditions appended thereto, relating to the grant of the Initial Winfrey Option is referred to herein as the “Initial Winfrey Option Agreement”. The Initial Winfrey Option is exercisable at a price of $6.97 per share, in whole or in part, at any time prior to October 18, 2025, subject to earlier termination under certain circumstances, including if (i) the Strategic Collaboration Agreement expires as a result of Ms. Winfrey’s decision not to renew the term of such agreement and (ii) a change in control (as defined in the Initial Winfrey Option Agreement) of the Company occurs. The shares issuable upon exercise of the Initial Winfrey Option are subject to a right of first offer and right of first refusal held by the Company.

In consideration of Ms. Winfrey entering into the Strategic Collaboration Amendment and the performance of her obligations thereunder, on December 15, 2019, the Company and Ms. Winfrey entered into a term sheet, which includes the terms and conditions appended thereto (the “Winfrey Amendment Option Agreement”), relating to the grant of a fully vested option to purchase 3,276,484 shares of our Common Stock (the “Winfrey Amendment Option”). Upon our shareholders approving the Winfrey Amendment Option Agreement on May 6, 2020, the Winfrey Amendment Option became exercisable at a price of $38.84 per share, in whole or in part, at any time prior to November 30, 2025, subject to earlier termination under certain circumstances, including if a change in control (as defined in the Winfrey Amendment Option Agreement) of the Company occurs. Subject to certain limited exceptions, the shares of Common Stock issuable upon exercise of the Winfrey Amendment Option (the “Winfrey Amendment Option Shares”) generally could not be transferred by Ms. Winfrey until August 31, 2021. Thereafter, Ms. Winfrey generally could transfer up to 759,456 of the aggregate number of Winfrey Amendment Option Shares on or after August 31, 2021, and may transfer up to 1,518,911 of the aggregate number of Winfrey Amendment Option Shares on or after June 30, 2022, up to 2,278,366 of the aggregate number of Winfrey Amendment Option Shares on or after April 30, 2023 and up to 2,658,094 of the aggregate number of Winfrey Amendment Option Shares on or after April 30, 2024. On or after May 31, 2025, Ms. Winfrey will be permitted to transfer all of the Winfrey Amendment Option Shares. Such transfer restrictions terminate early if Ms. Winfrey has the right to be nominated as a director and has met certain eligibility requirements under the Winfrey Purchase Agreement, but is not elected as a director of the Company at any time prior to January 1, 2023, or if there is a change in control of the Company. The Winfrey Amendment Option Shares are also subject to a right of first offer and right of first refusal held by the Company.

In fiscal 2020, as permitted under the Winfrey Purchase Agreement and the Initial Winfrey Option Agreement transfer provisions, Ms. Winfrey sold 2,782,476 of the purchased shares discussed above and exercised a portion of the Initial Winfrey Option resulting in the sale of 1,118,036 shares issuable under such option, respectively. Similarly, in fiscal 2021, Ms. Winfrey sold 1,541,564 of the purchased shares discussed above and exercised a portion of the Initial Winfrey Option resulting in the sale of 581,348 shares issuable under such option. For additional details on Ms. Winfrey’s equity holdings in the Company, see “Security Ownership of WW”.

Other Winfrey Transactions

In the ordinary course of our business, we enter into transactions in connection with advertising and marketing, including with companies in which Ms. Winfrey has a direct or indirect material interest (each, a “Winfrey Entity”). Such transactions with Winfrey Entities are entered into on an arm’s length basis often through a third party, media services agency, and Ms. Winfrey does not receive any additional compensation in connection with services she provides pursuant to the Strategic Collaboration Agreement. The table below sets forth the aggregate amount of expenses and fees the Company paid in fiscal 2021 in connection with the specified transaction category and the Winfrey Entities involved in such transactions.

Transaction Category	Transaction Description	Expenses and Fees Paid in Fiscal 2021	Winfrey Entities
Production	Payment for production of advertising assets	$35,881	Harpo Inc.(1)

Media	Payments for the placement of Online and television media on Winfrey properties (i.e., OWN television network, Oprah Daily and Oprah.com) and promotion of WW-related social media activity by Ms. Winfrey	$735,740 (all of which was paid through a third party, media services agency)	Oprah Winfrey Network, LLC(2)

(1)	Ms. Winfrey owns 100% of the entity.

(2)	Joint venture with Discovery Communications, Inc. Ms. Winfrey, through Harpo Inc., owns 5.5% of the entity and has some governance rights.

Additionally, in fiscal 2021, Harpo Inc. was reimbursed $103,201 for actual costs incurred in connection with the 2021 wellness-focused virtual experiences called Oprah’s Your Life in Focus: Be The Love You Need and Oprah’s Your Life in Focus: Spring Forward Stronger.

OTHER MATTERS

Other Matters

The Board of Directors knows of no other business that will be presented to shareholders at the 2022 Annual Meeting for a vote. If other matters properly come before the 2022 Annual Meeting, the persons named as proxies will vote on them in accordance with their discretion.

Procedures for Submitting Shareholder Proposals

The Company currently intends to hold its next annual meeting of shareholders, the 2023 Annual Meeting, in May 2023.

Pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in the Company’s 2023 proxy statement and proxy card by submitting their proposals to the Company on or before December 6, 2022. In addition, all shareholder proposals requested to be included in the Company’s proxy statement and proxy card must also comply with the requirements set forth in the federal securities laws, including Rule 14a-8, in order to be included in the Company’s proxy statement and proxy card for the 2023 Annual Meeting.

In addition, the Company’s Bylaws establish an advance notice procedure with regard to certain matters, including nominations of persons for election as directors and shareholder proposals included in the Company’s proxy statement, to be brought before an annual meeting of shareholders. In general, notice must be received by the Corporate Secretary of the Company not less than 120 days nor more than 150 days prior to the anniversary date of the proxy statement in connection with the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. Therefore, to be presented at the 2023 Annual Meeting, such a proposal must be received by the Company on or after November 6, 2022 but no later than December 6, 2022. If the date of the annual meeting is more than 30 days earlier or later than the anniversary date of the prior year’s annual meeting, notice must be received not less than 60 days prior to such annual meeting. Copies of the Company’s Bylaws may be obtained free of charge by contacting the Corporate Secretary at WW International, Inc., 675 Avenue of the Americas, 6th Floor, New York, New York 10010, (212) 589-2700.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act no later than March 13, 2023.

All notices of proposals by shareholders, whether or not to be included in the Company’s proxy materials, should be sent to the attention of the Corporate Secretary at WW International, Inc., 675 Avenue of the Americas, 6th Floor, New York, New York 10010.

Shareholders of Record with Multiple Accounts

SEC rules permit a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside. Each shareholder continues to receive a separate proxy card. This procedure is referred to as “householding”. While the Company does not household its mailings to its shareholders of record, a number of brokerage firms with account holders who are Company shareholders have instituted householding. The Company will deliver promptly a separate copy of the proxy statement and annual report to any shareholder who sends a written or oral request to the Company at WW International, Inc., Attention: Investor Relations, 675 Avenue of the Americas, 6th Floor, New York, New York 10010, (212) 601-7569. Similarly, if a shareholder shares an address with another shareholder and has received multiple copies of the Company’s proxy statement or annual report, he or she may write or call the Company at the above address or phone number to request a single copy of these materials.

Annual Report and Other Corporate Documents

The Annual Report to Shareholders covering fiscal 2021 has been mailed together with the proxy solicitation material. The Annual Report does not form any part of the material for the solicitation of proxies.

Corporate information and our press releases, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments thereto, are available without charge on our corporate website at corporate.ww.com/sec-filings as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC (i.e., generally the same day as the filing). Copies of our Annual Report on Form 10-K for fiscal 2021, including financial statements and schedules thereto, filed with the SEC, as well as our Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter, NCG Committee Charter and Code of Business Conduct and Ethics, are also available without charge to shareholders upon written request addressed to WW International, Inc., Attention: Investor Relations, 675 Avenue of the Americas, 6th Floor, New York, New York 10010.

By Order of the Board of Directors

Michael F. Colosi

General Counsel and Secretary

Dated: April 5, 2022

WW VOTE 000004 ENDORSEMENT_LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote Online or by phone instead of mailing this card. Online Go to www.investorvote.com/WW or scan the QR code – login details are located in the shaded bar below. Phone Call 1-800-652-VOTE (8683) (toll-free within the United States, U.S. territories and Canada). Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. [X] Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals – The Board of Directors recommends a vote FOR all the Class III director nominees listed in Proposal 1 and FOR Proposals 2 and 3. 1. Election of Class III Directors: To elect four members to the Board of Directors to serve for a three-year term as Class III directors. For Withhold 01 - Steven M. Altschuler, M.D. [    ] [    ] For Withhold 02 - Julie Bornstein [    ] [    ] For Withhold 03 - Thilo Semmelbauer [    ] [    ] 04 - Sima Sistani [    ] [    ] 2. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2022. For Against Abstain [    ] [    ] [    ] 3. Advisory vote to approve the Company’s named executive officer compensation. For Against Abstain [    ] [    ] [    ] B Non-Voting Items Change of Address – Please print new address below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A & C OF THIS CARD. C 1234567890 1 U P X 5 3 6 0 0 5 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 03LQMA

The 2022 Annual Meeting of Shareholders of WW International, Inc. will be held on Tuesday, May 10, 2022 at 10:00 a.m. Eastern Time, virtually via live audio webcast at www.meetnow.global/M7HCYZV. To access the virtual meeting and vote during the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. IF VOTING BY MAIL, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy – WW INTERNATIONAL, INC. 2022 Annual Meeting of Shareholders to be held on May 10, 2022 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, revoking all prior proxies, hereby appoints Sima Sistani, Amy O’Keefe and Michael F. Colosi, and each of them, with full power of substitution, as proxies to represent and vote all shares of stock of WW International, Inc. (the “Company”) that the undersigned would be entitled to vote if personally present at the 2022 Annual Meeting of Shareholders of the Company to be held virtually via live audio webcast at www.meetnow.global/M7HCYZV on Tuesday, May 10, 2022, and at any and all adjournments and postponements thereof, upon the matters set forth in the Notice of 2022 Annual Meeting of Shareholders and Proxy Statement, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any and all adjournments and postponements thereof. DUE TO A SCHEDULING CONFLICT, OPRAH WINFREY, A DIRECTOR OF THE COMPANY, WILL NOT BE IN ATTENDANCE AT THE 2022 ANNUAL MEETING OF SHAREHOLDERS OF THE COMPANY. The Board of Directors recommends a vote “FOR” the election of each of the nominees for Class III director to the Board of Directors; “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2022; and “FOR” the advisory approval of the compensation of the Company’s named executive officers. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR CLASS III DIRECTOR IN PROPOSAL 1 TO THE BOARD OF DIRECTORS; “FOR” THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN PROPOSAL 2; AND “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS IN PROPOSAL 3. YOUR VOTE IS IMPORTANT TO US. PLEASE VOTE BY USING THE INTERNET OR TELEPHONE OR BY COMPLETING, SIGNING, DATING AND RETURNING THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. C Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title. A corporation or partnership must sign its full name by an authorized person. Date (mm/dd/yyyy) – Please print date below. Signature 1 – Please keep signature within the box. Signature 2 – Please keep signature within the box. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A & C OF THIS CARD.